UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Worthington Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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August 14, 2014

Dear Fellow Shareholders:

On behalf of the Board of Directors and employees of Worthington Industries, Inc. (the “Company”), I cordially invite you to attend the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Thursday, September 25, 2014, beginning at 2:00 p.m., Eastern Daylight Time. This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR. You will not be able to attend the Annual Meeting in person.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, which you are urged to read carefully. If you participate in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/WOR, you may revoke your proxy and vote in person, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to certain shareholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials to shareholders of record at the close of business on August 1, 2014. At the same time, we provided those shareholders with access to our online proxy materials and filed our proxy materials with the Securities and Exchange Commission. We believe furnishing proxy materials to our shareholders on the Internet will allow us to provide our shareholders with the information they need, while lowering the costs of delivery of our proxy materials and reducing the environmental impact of the Annual Meeting.

Your continuing interest in our Company is greatly appreciated.

Sincerely,

/s/ John P. McConnell
JOHN P. McCONNELL
Chairman of the Board and Chief Executive Officer

200 Old Wilson Bridge Rd. | Columbus, Ohio 43085

WorthingtonIndustries.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 25, 2014

Notice is hereby given that the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Worthington Industries, Inc. (the “Company”) will be held at 2:00 p.m., Eastern Daylight Time, on Thursday, September 25, 2014. This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR. You will not be able to attend the Annual Meeting in person.

The Annual Meeting is being held for the following purposes:

(1)	To elect four directors, each to serve for a term of three years to expire at the 2017 Annual Meeting of Shareholders;

(2)	To approve the advisory resolution on executive compensation; and

(3)	To ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2015.

Only shareholders of record at the close of business on the record date, August 1, 2014, are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

We will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about August 14, 2014 to shareholders of record at the close of business on August 1, 2014. The Notice contains instructions on how to access our Proxy Statement and our 2014 Annual Report to Shareholders on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

By Order of the Board of Directors,

/s/ Dale T. Brinkman
Dale T. Brinkman
Secretary

Columbus, Ohio

August 14, 2014

Before you vote, access the proxy materials in one of the following ways prior to the Annual Meeting:

To view Online: Have the information that is printed in the box marked by the arrow provided in your Notice and visit: www.proxyvote.com. You may visit www.proxyvote.com 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Daylight Time, on September 24, 2014.

To request and receive a PAPER or E-MAIL copy:

You must request a paper or e-mail copy of the proxy materials. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

(1) By Internet:	www.proxyvote.com
(2) By Telephone:	1-800-579-1639
(3) By E-Mail*:	sendmaterial@proxyvote.com

*If you request proxy materials by e-mail, please send a blank e-mail including in the subject line the information that is printed in the box marked by the arrow which was provided in your Notice. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 12, 2014 to facilitate timely delivery of the proxy materials.

200 Old Wilson Bridge Rd. | Columbus, Ohio 43085

WorthingtonIndustries.com

PROXY STATEMENT FOR THE

ANNUAL MEETING OF SHAREHOLDERS OF

WORTHINGTON INDUSTRIES, INC.

To Be Held on Thursday, September 25, 2014

i

WORTHINGTON INDUSTRIES, INC.

200 Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

www.worthingtonindustries.com

PROXY STATEMENT

Dated: August 14, 2014

FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held On September 25, 2014

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Worthington Industries, Inc., an Ohio corporation (the “Company”), for use at the 2014 Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Daylight Time, on September 25, 2014 (the “Annual Meeting”). This year’s Annual Meeting will be a virtual meeting of shareholders which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WOR. On or about August 14, 2014, we began mailing to our shareholders of record at the close of business on August 1, 2014, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2014 Annual Report to Shareholders (for the fiscal year ended May 31, 2014 (“Fiscal 2014”)).

As used in this Proxy Statement, the “Company” means Worthington Industries, Inc. or, where appropriate, Worthington Industries, Inc. and its subsidiaries. The term “common shares” means the Company’s common shares, without par value. Other than the common shares, there are no voting securities of the Company outstanding.

Purpose of the Annual Meeting

At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders included with this Proxy Statement. Specifically, the shareholders will be asked to: (1) elect four directors to the Board; (2) approve the advisory resolution on executive compensation; and (3) ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2015. In addition, following the formal portion of the Annual Meeting, management of the Company will respond to questions from shareholders.

Board’s Recommendations

Subject to revocation, all forms of proxy that are properly completed and timely received will be voted in accordance with the instructions contained therein. If no instructions are given (excluding broker non-votes), the persons named as proxy holders will vote the common shares in accordance with the recommendations of the Board. The Board’s recommendations are set forth together with the description of each proposal in this Proxy Statement. In summary, the Board recommends a vote:

•	“FOR” the election of its nominated slate of directors (see “PROPOSAL 1: ELECTION OF DIRECTORS”);

•	“FOR” the approval of the advisory resolution on executive compensation (see “PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION”); and

•	“FOR” the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2015 (see “PROPOSAL 3: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM”).

Shareholder Voting Rights

Only shareholders of record at the close of business on August 1, 2014 (the “Record Date”) or such shareholders’ proxies are entitled to receive notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 68,657,541 common shares outstanding and entitled to vote. Each shareholder is entitled to one vote on each matter voted upon at the Annual Meeting for each common share held. Shareholders do not have cumulative voting rights in the election of directors. All voting at the Annual Meeting will be governed by our Amended Articles of Incorporation, our Code of Regulations and the General Corporation Law of the State of Ohio.

Registered Shareholders and Beneficial Shareholders

If our common shares are registered in your name directly with our transfer agent, WellsFargo Shareowner Services, you are considered, with respect to those common shares, a holder of record (which we also refer to as a “registered shareholder”). If you hold our common shares in a brokerage account or through a bank or other holder of record, you are considered the beneficial holder or beneficial owner of the common shares, which is often referred to as holding the common shares in “street name.”

Voting of Common Shares Held in “Street Name”

A “broker non-vote” occurs when a shareholder holds our common shares in “street name” through a broker or similar organization, and the shareholder does not provide the broker with instructions within the required timeframe before the Annual Meeting as to how to vote the common shares on “non-routine” matters. Under the applicable sections of the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Rules”), your broker cannot vote your common shares on non-routine matters unless your broker receives instructions from you as to how to vote.

The only proposal this year which is considered “routine” is the ratification of the selection of the Company’s independent registered public accounting firm. The other proposals are considered “non-routine” where your broker can only vote your common shares if your broker receives instructions from you.

Your broker will send you directions on how to instruct your broker to vote your common shares. If you want your common shares to be voted, you must instruct your broker how to vote: (i) for the election of our director nominees; and (ii) for the proposal to approve the advisory resolution on executive compensation.

Attendance and Participation at the Annual Meeting

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/WOR. The webcast will start at 2:00 p.m., Eastern Daylight Time, on September 25, 2014. Shareholders may vote and submit questions while connected to the Annual Meeting on the Internet.

Instructions on how to connect and participate in the Annual Meeting via the Internet, including how to demonstrate proof of ownership of our common shares, are posted at www.virtualshareholdermeeting.com/WOR. If you do not have your 12-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), you will be able to listen to the meeting only.

How to Vote and Voting Deadlines

If you are a registered shareholder, there are several ways for you to vote your common shares:

•	Vote by Internet.

Before the Annual Meeting: Go to www.proxyvote.com

You can use the Internet 24 hours a day, seven days a week to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 24, 2014. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Annual Meeting: Go to www.virtualshareholdermeeting.com/WOR

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information printed in the box marked by the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

•	Vote By Telephone. Call 1-800-690-6903

You can use any touch-tone telephone to transmit your voting instructions up until 11: 59 p.m., Eastern Daylight Time, on September 24, 2014. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

•	By Mail. If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than September 24, 2014, to be voted at the Annual Meeting.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, do not return your proxy card.

If you are a beneficial owner of our common shares, you should have received a Notice of Internet Availability of Proxy Materials or voting instructions from the broker or other nominee holding your common shares. You should follow the instructions in the Notice of Internet Availability of Proxy Materials or voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your common shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Common shares held beneficially may not be voted during our Annual Meeting.

How to Revoke or Change Your Vote after Submitting Your Proxy

If you are a registered shareholder, you may revoke or change your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date – only your latest proxy card received by September 24, 2014, will be counted;

•	submitting a later-dated vote by telephone or via the Internet – only your latest telephone or Internet proxy received by 11:59 p.m., Eastern Daylight Time, on September 24, 2014, will be counted;

•	participating in the Annual Meeting live via the Internet and voting again; or

•	delivering a written revocation to our Secretary at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, to be received no later than September 24, 2014.

If you are a beneficial owner of our common shares, you must contact the broker or other nominee holding your common shares and follow the instructions of the broker or other nominee for revoking or changing your vote.

Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are permitted to furnish our proxy materials, including the Notice of Annual Meeting of Shareholders, this Proxy Statement and our 2014 Annual Report to Shareholders, by providing access to such documents on the Internet. Generally, shareholders will not receive printed copies of the proxy materials unless they request them.

A Notice of Internet Availability of Proxy Materials that provides instructions for accessing our proxy materials on the Internet was mailed directly to registered shareholders. The Notice of Internet Availability of Proxy Materials also provides instructions regarding how registered shareholders may vote their common shares on the Internet. Registered shareholders who prefer to receive a paper or e-mail copy of our proxy materials must follow the instructions provided in the Notice of Internet Availability of Proxy Materials for requesting such materials.

The Notice of Internet Availability of Proxy Materials only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice of Internet Availability of Proxy Materials and returning it. The Notice of Internet Availability of Proxy Materials provides instructions on how to cast your vote.

A notice that directs beneficial owners of our common shares to the web site where they can access our proxy materials should be forwarded to each beneficial shareowner by the broker, bank or other holder of record who is considered the registered shareowner with respect to the common shares of the beneficial shareowner. Such broker, bank or other holder of record should also provide to the beneficial owners of our common shares instructions on how the beneficial shareowners may request a paper or e-mail copy of our proxy materials. Beneficial shareholders have the right to direct their broker, bank or other holder of record on how to vote their common shares by following the voting instructions they receive from their broker, bank or other holder of record.

To enroll in the electronic delivery service for future shareholder meetings, use your Notice of Internet Availability of Proxy Materials (or proxy card, if you received printed copies of the proxy materials) to register online at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

Quorum and Tabulation of Voting Results

Tabulation of the votes cast at the Annual Meeting will be performed by Broadridge Financial Services, and such tabulation will be inspected by the inspector of election appointed by the Board for the Annual Meeting. The presence, in person or by proxy, of the holders of one-third of the outstanding common shares entitled to vote at the Annual Meeting will constitute a quorum, permitting us to conduct our business at the Annual Meeting. If you are a registered shareholder and submit a proxy, your common shares will be counted to determine whether we have a quorum even if you abstain or fail to provide voting instructions on any of the proposals described in this Proxy Statement and listed on the form of proxy. If your common shares are held in the name of your broker or other nominee, and you do not instruct your broker or other nominee how to vote your common shares, these common shares will still be counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Proxy Solicitation Costs

This solicitation of proxies is made by and on behalf of the Board. In addition to mailing the Notice of Internet Availability of Proxy Materials (or, if applicable, paper copies of this Proxy Statement, the Notice of Annual Meeting of Shareholders, the proxy card and our 2014 Annual Report to Shareholders) to registered shareholders as of the close of business on the Record Date, the brokers, banks and other nominees holding our common shares for beneficial owners must provide our proxy materials to persons for whom they hold our common shares in order that such common shares may be voted. Solicitation may also be made by our directors, officers and selected other Company employees telephonically, electronically or by other means of communication. Directors, officers and employees who help us in the solicitation will not be specially compensated for those services, but they may be reimbursed for their out-of-pocket expenses incurred in connection with the solicitation. In addition, the Company has retained Broadridge Financial Solutions to aid in the solicitation of proxies with respect to common shares held by broker/dealers, financial institutions and other custodians, fiduciaries and nominees, for a fee of approximately $17,000, plus out-of-pocket expenses.

The Company will reimburse Broadridge Financial Solutions, as well as broker/dealers, financial institutions and other custodians, fiduciaries and nominees, who are record holders of common shares not beneficially owned by them, for their reasonable costs in forwarding proxy materials to the beneficial owners of the common shares entitled to vote at the Annual Meeting. The Company will bear the costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access fees which may be charged to shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table furnishes as of the Record Date (unless otherwise noted below), with respect to each person known to the Company to be the beneficial owner of more than 5% of the outstanding common shares of the Company, the name and address of such owner and the number and percentage of common shares beneficially owned (as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Common Shares (2)
John P. McConnell 200 Old Wilson Bridge Road, Columbus, OH 43085	17,750,576	(3)	25.5
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	4,960,225	(4)	5.9

(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares.
(2)	The “Percent of Outstanding Common Shares” is based on the sum of 68,657,541 common shares outstanding on the Record Date and the number of common shares, if any, as to which the named beneficial owner has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable within 60 days after the Record Date (collectively, “Currently Exercisable Options”).
(3)	Information is based on Amendment No. 6 to Schedule 13D dated July 3, 2014 and filed with the SEC on July 3, 2014. Includes 12,415,982 common shares held of record by JDEL, Inc. (“JDEL”), a Delaware corporation. JDEL is a wholly-owned subsidiary of JMAC, Inc. (“JMAC”), a private investment company substantially owned, directly or indirectly, by Mr. McConnell and members of his family. The directors of JDEL have granted Mr. McConnell sole voting and dispositive power with respect to these 12,415,982 common shares. JDEL has the right to receive the dividends from and the proceeds from the sale of such 12,415,982 common shares. Includes 2,428,312 common shares held of record by an independent corporate trustee in trust for the benefit of Mr. McConnell and his sister. The independent corporate trustee has voting and dispositive power; however, the independent corporate trustee’s investment decisions are subject to the prior approval or disapproval of Mr. McConnell, and accordingly Mr. McConnell may be deemed to “share” dispositive power with the independent corporate trustee. Mr. McConnell has the right to change the trustee; however, any successor trustee appointed by Mr. McConnell must be an independent corporate trustee. Includes 5,212 common shares held by Mr. McConnell as custodian for the benefit of his son. Includes 4,431 common shares held by Mr. McConnell’s wife as custodian for the benefit of her son. Includes 123,000 common shares held by The McConnell Educational Foundation for the benefit of third parties, of which Mr. McConnell is one of three trustees and shares voting and dispositive power. Mr. McConnell disclaims beneficial ownership of these 123,000 common shares. Includes 118,000 common shares held by The McConnell Family Trust of which Mr. McConnell is co-trustee and has sole voting and dispositive power. Includes 255,875 common shares held by the Margaret R. McConnell Trust f/b/o Margaret Kollis of which Mr. McConnell is trustee and has sole voting and dispositive power. Also includes 927,001 common shares subject to Currently Exercisable Options and 64,000 restricted common shares which are subject to forfeiture restrictions. See footnote (22) to the following table for more information on the restricted common shares. As of August 1, 2014, an aggregate of 11,621,143 common shares held by JDEL, by Mr. McConnell and by the Margaret R. McConnell Trust had been pledged as security to various financial institutions, in connection with both investment and personal loans.

(4)	Information is based on Amendment No. 4 to Schedule 13G dated January 17, 2014 and filed with the SEC on January 30, 2014 (with a filed date of January 31, 2014) by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power as to 4,640,782 of the common shares and sole dispositive power as to 4,960,225 of the common shares reported to be beneficially owned by BlackRock, through its subsidiaries, at December 31, 2013.

The following table furnishes the number and percentage of outstanding common shares beneficially owned (as determined under Rule 13d-3 under the Exchange Act) by: (a) each current director of the Company; (b) each of the Company’s director nominees; (c) each individual named in the “Fiscal 2014 Summary Compensation Table” (the “named executive officers” or “NEOs”); and (d) all current directors and executive officers of the Company as a group, in each case as of the Record Date. The address of each of the individuals identified in this table is c/o Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)
Name of Beneficial Owner	Number of Common Shares Presently Held and Which Can Be Acquired Upon Exercise of Currently Exercisable Options		Percent of Outstanding Common Shares (2)	Theoretical Common Shares Credited to Bookkeeping Accounts in the Company’s Deferred Compensation Plans (3)
Kerrii B. Anderson	49,956	(4) (5)	*	1,610
Andrew J. Billman (6)	110,250	(7)	*	1,197
John B. Blystone	123,962	(5) (8)	*	—
Mark C. Davis	31,695	(5) (9)	*	—
Michael J. Endres	153,670	(5) (10)	*	50,188
Geoffrey G. Gilmore (6)	76,996	(11)	*	3,784
Ozey K. Horton, Jr.	28,633	(5) (12)	*	—
Peter Karmanos, Jr.	141,570	(5) (13)	*	69,442
John P. McConnell (6)	17,750,576	(14)	25.5%	—
Carl A. Nelson, Jr.	87,813	(5) (15)	*	—
Sidney A. Ribeau	88,439	(5) (16)	*	15,292
B. Andrew Rose (6)	581,406	(17)	*	—
Mark A. Russell (6)	656,988	(18)	1%	183,866
Mary Schiavo	65,462	(5) (19)	*	10,409
All Current Directors and Executive Officers as a Group (22 people)	20,686,751	(20) (21) (22)	29.3%	345,882

*	Denotes ownership of less than 1% of the outstanding common shares.
(1)	Except as otherwise indicated by footnote, each named beneficial owner has sole voting power and sole dispositive power over the listed common shares or shares such power with his or her spouse.
(2)	The “Percent of Outstanding Common Shares” is based on the sum of (a) 68,657,541 common shares outstanding on the Record Date, and (b) the number of common shares, if any, as to which the named person or group has the right to acquire beneficial ownership upon the exercise of Currently Exercisable Options.
(3)

This column lists the theoretical common shares credited to the bookkeeping accounts of the executive officers participating in the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (Restatement effective December 2008) and the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, effective March 1, 2000 (collectively, the “Employee Deferral Plans”) and also lists the theoretical common shares credited to the bookkeeping accounts of the directors of the Company participating in the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (Restatement effective as of December 2008) and the Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated, effective June 1, 2000 (collectively, the “Director Deferral Plans”). These theoretical common shares are not included in the beneficial ownership totals. Under the terms of both the Employee Deferral Plans and the Director Deferral Plans, participants do not beneficially own, nor do they have voting or dispositive power with respect to, theoretical common shares credited to their respective bookkeeping accounts. While the participants in the Employee Deferral Plans and the participants in the Director Deferral Plans have an economic interest in the theoretical common shares credited to their respective bookkeeping accounts, each participant’s only right with respect to his or her bookkeeping account(s) (and the amounts credited thereto) is to receive a distribution of cash equal to the fair market value of the theoretical common shares credited to his or her bookkeeping account(s) as of the latest valuation date determined in accordance with the terms of the Employee Deferral Plans or the Director Deferral Plans, as appropriate. Effective October 1, 2014, distributions from the amounts credited to the theoretical common shares option will be made in the form of whole common shares and cash in lieu of fractional shares.) For further information concerning the Employee Deferral Plans, please see the discussion under the caption “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation Components — Non-Qualified Deferred Compensation” beginning on page 40 of this Proxy Statement and for further information concerning the Director Deferral Plans, please see the discussion under the caption “COMPENSATION OF DIRECTORS — Director Deferral Plans” beginning on page 59 of this Proxy Statement.
(4)	Includes 436 common shares held by Ms. Anderson’s spouse, who has sole voting power and sole dispositive power as to the 436 common shares. Beneficial ownership of these 436 common shares is disclaimed by Ms. Anderson. Also includes 25,750 common shares subject to Currently Exercisable Options.
(5)	Includes for each of the following directors of the Company an award of 2,570 restricted common shares made to such director on September 26, 2013: Ms. Anderson; Mr. Davis; Mr. Endres; Mr. Horton; Mr. Karmanos; Mr. Nelson; Mr. Ribeau; and Ms. Schiavo. Mr. Blystone received an award of 3,855 restricted common shares on that same date in connection with his position as Lead Independent Director. Generally, the restrictions on the restricted common shares will lapse and the restricted common shares will become fully vested one year from the date of the award or the date of the next Annual Meeting of Shareholders of the Company, whichever occurs first, subject to the terms of each restricted common share award. For further information concerning the terms of the restricted common shares granted to non-employee directors, see footnote (21) below.
(6)	Individual named in the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement.
(7)	Includes 53,334 common shares subject to Currently Exercisable Options. Also includes awards of: (i) 4,000 restricted common shares granted effective September 2, 2011 which will fully vest on September 2, 2014, (ii) 5,000 restricted common shares granted effective June 29, 2012 which will fully vest on June 29, 2015, (iii) 5,500 restricted common shares granted effective June 28, 2013 which will fully vest on June 28, 2016, and (iii) 5,500 restricted common shares granted effective June 30, 2014 which will fully vest on June 30, 2017. Also includes an award of 25,000 restricted common shares effective June 24, 2014 which will vest in full if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $60 per share for 30 consecutive days during the five-year period ending on June 24, 2019, and (b) Mr. Billman has continuously remained an employee of the Company or a subsidiary of the Company through June 24, 2019. See footnote (22) below for more information on the restricted common shares.
(8)	Includes 84,550 common shares subject to Currently Exercisable Options.
(9)	Includes 20,875 common shares subject to Currently Exercisable Options.
(10)	Includes 10,000 common shares held by Mr. Endres’ wife, who has sole voting power and sole dispositive power as to the 10,000 common shares. Beneficial ownership of these 10,000 common shares is disclaimed by Mr. Endres. Also includes 57,700 common shares subject to Currently Exercisable Options.
(11)

Includes 26,834 common shares subject to Currently Exercisable Options. Also includes awards of: (i) 1,000 restricted common shares granted effective September 2, 2011 which will fully vest on September 2, 2014, (ii) 6,000 restricted common shares granted effective June 29, 2012 which will fully vest on June 29, 2015, (iii) 6,500 restricted common shares granted effective June 28, 2013 which will fully vest on June 28, 2016, and (iv) 6,500 restricted common shares granted effective June 30, 2014 which will fully vest on June 30, 2017. Also includes an award of 25,000 restricted common shares effective June 24, 2014 which will vest in full if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $60 per share for 30 consecutive days during the five-year period ending on June 24, 2019, and (b) Mr. Gilmore has continuously remained an employee of the Company or a subsidiary of the Company through June 24, 2019. See footnote (22) below for more information on the restricted common shares.
(12)	Includes 18,438 common shares subject to Currently Exercisable Options.
(13)	Includes 83,870 common shares held by Mr. Karmanos as trustee for a living trust and 57,700 common shares subject to Currently Exercisable Options.
(14)	See footnote (3) to preceding table.
(15)	Includes 57,700 common shares subject to Currently Exercisable Options.
(16)	Includes 61,700 common shares subject to Currently Exercisable Options.
(17)	Includes 1,187 common shares held by Mr. Rose’s wife, who has sole voting power and sole dispositive power as to the 1,187 common shares. Beneficial ownership of these 1,187 common shares is disclaimed by Mr. Rose. Includes 21,330 common shares held by Mr. Rose as custodian for his two children. Also includes 153,334 common shares subject to Currently Exercisable Options. Also includes awards of: (i) 10,000 restricted common shares granted effective June 29, 2012 which will fully vest on June 29, 2015, (ii) 11,000 restricted common shares granted effective June 28, 2013 which will fully vest on June 28, 2016, and (iii) 11,000 restricted common shares granted effective June 30, 2014 which will fully vest on June 30, 2017. Also includes an award of 180,000 restricted common shares effective June 28, 2013 which has both: (a) a time-based three-year cliff vesting condition, and (b) a performance-based vesting requirement whereby the restricted common shares vest only if and when the closing price of the Company’s common shares equals or exceeds $50 per share for 30 consecutive days within five years after the June 28, 2013 grant date. See footnote (22) below for more information on the restricted common shares.
(18)	Includes 295,134 common shares subject to Currently Exercisable Options. Also includes awards of: (i) 10,000 restricted common shares granted effective June 29, 2012 which will fully vest on June 29, 2015, (ii) 11,000 restricted common shares effective June 28, 2013 which will fully vest on June 28, 2016, and (iii) 11,000 restricted common shares granted effective June 30, 2014 which will fully vest on June 30, 2017. Also includes an award of 180,000 restricted common shares granted effective June 28, 2013 which has both (a) a time-based three-year cliff vesting condition and (b) a performance-based vesting requirement whereby the restricted common shares vest only if and when the closing price of the Company’s common shares equals or exceeds $50 per share for 30 consecutive days within five years after the June 28, 2013 grant date. See footnote (22) below for more information on the restricted common shares.
(19)	Includes 25,000 common shares subject to Currently Exercisable Options.
(20)	The number of common shares shown as beneficially owned by the Company’s current directors and executive officers as a group includes 2,461,988 common shares subject to Currently Exercisable Options and 242,315 restricted common shares. The amounts do not include any common shares issuable in connection with the performance shares awarded to NEOs in Fiscal 2013 or Fiscal 2014, as to which the applicable vesting dates have not yet occurred. See footnotes (21) and (22) below for more information on the restricted common shares. The number of common shares shown for all current officers and executive officers as a group includes the common shares beneficially owned by eight executive officers not individually identified.
(21)

The restricted common shares granted to non-employee directors of the Company are held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of a restricted common share award may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. For further information concerning the terms of the restricted common shares granted to non-employee directors, please see the discussion under the caption “COMPENSATION OF DIRECTORS –– Equity Grants” on page 59 of this Proxy Statement.
(22)	The restricted common shares granted to executive officers are held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each holder of a restricted common share award may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares are held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. Restricted common shares held by executive officers not named in this table are not listed individually. For further information concerning the terms of the restricted common shares granted to executive officers, please see the discussion under the captions “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation Components — Annual Restricted Common Share Awards to Executives”, “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Compensation Components — Special Performance-Based/Time-Vested Restricted Common Share Awards”, “EXECUTIVE COMPENSATION — Grants of Plan-Based Awards” and “EXECUTIVE COMPENSATION — Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2015” beginning on page 36, page 37, page 47 and page 57, respectively, of this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report. To the Company’s knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the fiscal year ended May 31, 2014 (“Fiscal 2014), all Section 16(a) filing requirements applicable to the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s outstanding common shares were complied with except each of B. Andrew Rose and Mark A. Russell had one late Form 4 filing reporting one transaction (a special performance-based/time-vested restricted common share grant), which Form 4 was not filed within the required two business days due to an administrative oversight.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Upon the recommendation of the Nominating and Governance Committee, in accordance with applicable NYSE Rules, the Board has adopted the Corporate Governance Guidelines to promote the effective functioning of the Board and its committees and to reflect the Company’s commitment to high standards of corporate governance. The Board, with the assistance of the Nominating and Governance Committee, periodically reviews the Corporate Governance Guidelines to ensure they comply with all applicable requirements.

The Corporate Governance Guidelines, which were last amended by the Board on June 25, 2014, are available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com.

Code of Conduct

In accordance with applicable NYSE Rules and the applicable rules and regulations of the SEC (the “SEC Rules”), the Board adopted the Worthington Industries, Inc. Code of Conduct (the “Code of Conduct”). The Code

of Conduct, which was last amended by the Board on June 29, 2011, is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com.

Director Independence

Pursuant to the Corporate Governance Guidelines, a director is determined to be an independent director if he or she is independent of management and has no material relationship with the Company (or any of its subsidiaries), either directly or indirectly as a partner, shareholder or officer of an entity that has such a relationship with the Company (or any of its subsidiaries), as affirmatively determined by the Board. The Board observes all additional criteria for independence established by NYSE or required under SEC Rules or other applicable laws and regulations.

The Board has been advised of the nature and extent of any direct or indirect personal and business relationships between the Company (including its subsidiaries) and Kerrii B. Anderson, John B. Blystone, Mark C. Davis, Michael J. Endres, Ozey K. Horton, Jr., Peter Karmanos, Jr., Carl A. Nelson, Jr., Sidney A. Ribeau or Mary Schiavo, individually (each, an “Independent Director” and collectively, the “Independent Directors”), or any entities for which any Independent Director is a partner, officer, employee or shareholder. The Board has reviewed, considered and discussed such relationships, and the compensation which each Independent Director has received, directly or indirectly, from the Company, in order to determine whether each Independent Director meets the independence requirements of the Corporate Governance Guidelines, the applicable NYSE Rules and the applicable SEC Rules. The Board has affirmatively determined that (a) none of the Independent Directors has any relationship with the Company, either directly or indirectly, including, without limitation, any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship, which: (i) interfered, interferes, or may interfere with his or her independence from management and the Company or the exercise of his or her independent judgment, (ii) would be inconsistent with a determination of independence under applicable NYSE Rules and SEC Rules, or (iii) would impair his or her independence under the Corporate Governance Guidelines; and (b) each of the Independent Directors qualifies as an “Independent Director” under the Corporate Governance Guidelines. As required by applicable NYSE Rules, the Independent Directors represent a majority of the Company’s directors. Mr. McConnell does not qualify as independent under applicable NYSE Rules or SEC Rules or the Corporate Governance Guidelines because he is an executive officer of the Company.

Barring any unusual circumstances, the Board has determined that a director’s independence would not be impaired if: (a) the director is an executive officer or an employee (or his or her immediate family member is an executive officer or employee) of a company that makes payments to, or receives payments from, the Company for property or services performed in the ordinary course of business in an amount which, in any single fiscal year, does not exceed the greater of $1,000,000 or 2% of the Company’s or such other company’s consolidated gross revenues; (b) the Company makes contributions to a charitable organization for which the director (or his or her immediate family member) serves as either a member of the board or an executive officer if the contributions, in any single fiscal year, do not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues; or (c) the Company uses facilities (dining facilities, clubs, etc.) in which the director is a greater than 5% owner if charges to the Company are consistent with charges paid by others and are fair, reasonable and consistent with similar services available at similar facilities.

The Board specifically considered a number of circumstances in the course of reaching the conclusion that the current Independent Directors qualify as independent under the Corporate Governance Guidelines as well as applicable NYSE Rules and SEC Rules, including the relevant relationships described below under the caption “TRANSACTIONS WITH CERTAIN RELATED PERSONS” beginning on page 23 of this Proxy Statement.

Nominating Procedures

The Board’s Nominating and Governance Committee has responsibility for providing oversight on a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board.

When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials but does not have specific eligibility requirements or minimum qualifications which must be met by a Nominating and Governance Committee-recommended nominee and has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. However, the Corporate

Governance Guidelines provide that the retirement age for directors is 75, and a director is to submit his or her resignation to be effective at the conclusion of the three-year term immediately after attaining age 75. The Nominating and Governance Committee considers those factors it deems appropriate, including, but not limited to, independence, judgment, skill, diversity, strength of character, experience with businesses and organizations of comparable size or scope, experience as an executive of or adviser to public and private companies, experience and skill relative to other Board members, specialized knowledge or experience, and the desirability of the candidate’s membership on the Board and any committees of the Board. Depending on the current needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily. The Nominating and Governance Committee does, however, believe that all members of the Board should have strong character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with his or her performance as a director.

While the Board and the Nominating and Governance Committee do not have specific eligibility requirements and do not, as a matter of course, weigh any of the factors they deem appropriate more heavily than others, both the Board and the Nominating and Governance Committee believe that, as a group, the directors should have diverse backgrounds and qualifications. The Company believes that the members of the Board, as a group, have such backgrounds and qualifications.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, but does not evaluate candidates differently based on the source of the recommendation. The process for seeking and vetting additional director candidates is ongoing and is not dependent upon the existence of a vacancy on the Board. Accordingly, the Board believes that this ongoing identification of qualified candidates functions as an appropriate director succession plan. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist with the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm. The Nominating and Governance Committee has never used a consultant or search firm for such purpose, and, accordingly, the Company has paid no such fees.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by sending the recommendation to the Chair of the Nominating and Governance Committee, in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation. The recommendation must also describe the qualifications, attributes, skills or other qualities possessed by the recommended director candidate. A written statement from the candidate consenting to serve as a director, if elected, and a commitment by the candidate to meet personally with Nominating and Governance Committee members must accompany any such recommendation.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each Annual Meeting of Shareholders. In addition, shareholders wishing to nominate directors for election may do so, provided they comply with the nomination procedures set forth in the Company’s Code of Regulations and applicable SEC Rules. In order to nominate an individual for election as a director at a meeting, a shareholder must give written notice of the shareholder’s intention to make such nomination. The notice must be sent to the Company’s Secretary, either delivered in person to, or mailed to and received at, the Company’s principal executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085 not less than 14 days or more than 50 days prior to any meeting called for the election of directors. However, if notice or public disclosure of the date of the meeting is given or made less than 21 days prior to the meeting, the shareholder notice must be received by the Company’s Secretary not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or publicly disclosed. The Company’s Secretary will deliver any shareholder notice received in a timely manner to the Nominating and Governance Committee for review. Each shareholder notice must include the following information as to each individual the shareholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and, if known, residence address of the proposed nominee; (b) the principal occupation or employment of the proposed nominee; (c) the number of common shares of the Company beneficially owned by the proposed nominee; and (d) any other information relating to the proposed nominee that is required to be disclosed concerning nominees in proxy solicitations under applicable SEC Rules, including the individual’s written consent to be named in the proxy statement as a nominee and to serve as a director, if elected. The nominating shareholder must also provide (i) the name and address of the nominating shareholder; and (ii) the number of common shares of the Company beneficially owned by the nominating shareholder. No individual may be elected as a director unless he or she has been nominated by a shareholder in the manner described above or by the Board or the Nominating and Governance Committee of the Board.

Compensation Committee Interlocks and Insider Participation

The Compensation and Stock Option Committee of the Board (the “Compensation Committee”) is currently comprised of John B. Blystone (Chair), Kerrii B. Anderson, Michael J. Endres, and Peter J. Karmanos, Jr. Each of Messrs. Blystone, Endres and Karmanos and Ms. Anderson also served on the Compensation Committee throughout Fiscal 2014. Ozey K. Horton, Jr. will join the Compensation Committee in place of Mr. Karmanos effective September 2, 2014. Neither Mr. Horton nor any current member of the Compensation Committee is a present or past employee or officer of the Company. During Fiscal 2014 and through the date of this Proxy Statement, none of the Company’s executive officers has served on the board of directors or compensation committee (or other committee performing equivalent functions) of any other entity, one of whose executive officers served on the Company’s Board or Compensation Committee.

Communications with the Board

The Board believes it is important for shareholders and other interested persons to have a process by which to send communications to the Board and its individual members, including the Lead Independent Director. Accordingly, shareholders and other interested persons who wish to communicate with the Board, the non-management directors as a group (who are also all “Independent” directors, as defined by the Corporate Governance Guidelines and applicable NYSE Rules), the Lead Independent Director or any other individual director may do so by addressing such correspondence to the name(s) of the specific director(s), to the “Non-Management Directors” as a whole or to the “Board of Directors” as a whole, and sending it in care of the Company, to the Company’s executive offices at 200 Old Wilson Bridge Road, Columbus, Ohio 43085. The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder/Interested Person – Non-Management Director Communication”, “Shareholder/Interested Person – Board Communication”, “Shareholder/Interested Person – Lead Independent Director Communication”, or “Shareholder/Interested Person – Director Communication”, as appropriate. All such correspondence must identify the author as a shareholder or other interested person (identifying such interest) and clearly indicate whether the communication is directed to all members of the Board, to the non-management directors as a whole or to a certain specified individual director(s). Copies of all such correspondence will be circulated to the appropriate director(s). Correspondence marked “personal and confidential” will be delivered to the intended recipient(s) without opening. There is no screening process in respect of communications from shareholders or other interested persons. The process for forwarding communications to the appropriate Board member(s) has been approved by the Company’s Independent Directors.

Questions, complaints and concerns may also be submitted to Company directors by telephone through the Business Ethics Help Line by calling 877-263-9893 inside the United States and 770-613-6395 outside the United States.

PROPOSAL 1: ELECTION OF DIRECTORS

There are currently ten directors – four in the class whose terms expire at the Annual Meeting and who are proposed to be re-elected for terms expiring at the Annual Meeting of Shareholders in 2017; three in the class whose terms expire at the Annual Meeting of Shareholders in 2015; and three in the class whose terms expire at the Annual Meeting of Shareholders in 2016.

The Board proposes that the four director nominees named in the summary below, each of whom was unanimously recommended by the Nominating and Governance Committee, be re-elected as directors at this Annual Meeting of Shareholders. Each individual elected as a director at the Annual Meeting will hold office for a three-year term, expiring at the Annual Meeting of Shareholders in 2017 and until his successor is duly elected and qualified, or until his earlier death, resignation or removal from office. The individuals named as proxy holders in the form of proxy solicited by the Board intend to vote the common shares represented by the proxies received under this solicitation for the Board’s nominees, unless otherwise instructed on the form of proxy. If any nominee becomes unable to serve or for good cause will not serve as a candidate for election as a director, the individuals designated to vote the proxies will have full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the

Board. The Board has no reason to believe that any of the Board’s nominees will be unable to serve or for good cause will not serve as a director of the Company if elected.

Information Concerning Nominees and Directors

The information set forth below, concerning the age, principal occupation, other affiliations and business experience of each director has been furnished to the Company by such director as of August 1, 2014. Except where otherwise indicated, each director has had the same principal occupation for the last five years. There are no family relationships among any of the current directors, director nominees and executive officers of the Company.

Nominees Standing for Re-Election to the Board at the 2014 Annual Meeting

Michael J. Endres

Michael J. Endres, age 66, has served continuously as a director of the Company since 1999 and is a member of the Executive Committee and the Compensation Committee. Mr. Endres serves as a partner in Stonehenge Financial Holdings, Inc., a private equity investment firm he co-founded in August 1999. His duties include, among other things, the examination of specific company financial characteristics, balance sheet and income statement analysis, as well as industry growth rates and trends, and managing the acquisition and disposition of the firm’s investments. Mr. Endres has served as a director of Huntington Bancshares Incorporated since April 2003 and is a member of its Technology Committee and a member of the Executive Committee. Mr. Endres has served as a director of Tim Hortons Inc. since 2006, and is Audit Committee Chair and a member of the Executive Committee. Mr. Endres has also served as a director of The W. W. Williams Company since October 2011. Mr. Endres received a B.S. from Miami University. Mr. Endres has a depth of experience in equity investing, business development, strategic initiatives and acquisitions, financial analysis, leadership and management, and is a director of various public companies. This experience, along with his financial expertise and his history as a director with the Company, make him a valuable asset to the Board and its various committees, and well qualified to continue to serve on the Board.

Ozey K. Horton, Jr.

Ozey K. Horton, Jr., age 63, has served continuously as a director of the Company since 2011 and is a member of the Nominating and Governance Committee. He will become a member of the Compensation Committee effective September 2, 2014. He is an independent advisor and serves as Director Emeritus of McKinsey & Company, a management consulting firm, from which he retired in February 2011. Prior to that time, Mr. Horton served as a Director in the Atlanta office of McKinsey & Company from 1981 through February 2011. Over the years, Mr. Horton has led numerous corporate growth, strategic, mergers and acquisitions, and performance improvement initiatives at global clients across a range of industries—especially in the basic industrials space (such as metals and mining; pulp, paper and packaging; chemicals; and energy). He has also led several practices within McKinsey & Company: as founder of the global pulp, paper, and packaging practice; co-leader of the global basic materials practice; and most recently as leader of the global operations practice within the energy and materials sector. Prior to his service with McKinsey & Company, Mr. Horton had early career experiences in manufacturing, corporate development, and project engineering. Mr. Horton also serves as director of the Metso Corporation Board and the Dabbagh Group Board. As well, he serves as a member of the board of Spoleto Festival USA, the Gaillard Performance Hall Foundation Campaign Cabinet, The MUSC Hollings Cancer Center Advisory Board, and The Liberty Fellows Senior Advisor Group. Mr. Horton has extensive experience working in Europe, South America, India, and Asia. Mr. Horton has a BSE in civil and environmental engineering from Duke University and a Masters of Business Administration from the Harvard Business School. Mr. Horton’s wide-ranging experience working with manufacturing and other companies, both domestically and globally, provides unique expertise to the Board, and makes him well qualified to continue to serve on the Board.

Peter Karmanos, Jr.

Peter Karmanos, Jr., age 71, has served continuously as a director of the Company since 1997, is Chair of the Nominating and Governance Committee and is a member of the Executive Committee and will be a member of the Compensation Committee through September 2, 2014. Mr. Karmanos founded Compuware, a software development company, in 1973. He served as Chairman of the Board, Chief Executive Officer and a director of Compuware from its founding until June 2011. He continued to serve as Executive Chairman of the Board and a director until March 2013, when he resigned from the board. Mr. Karmanos has the entrepreneurial spirit that built a billion dollar company from a start-up and the business acumen of the Chairman and Chief Executive Officer of an S&P 500 corporation. Mr. Karmanos has also served as a director for Taubman Centers, Inc. since 2000 and is a member of its Compensation Committee. He serves as a director for the Barbara Ann Karmanos Cancer Institute, Detroit Renaissance, New Detroit Coalition and Care Tech Solutions, and on the Board of Governors for the National Hockey League. Mr. Karmanos has a wealth of public company management and information technology experience. This includes extensive skill and background dealing with the growth, operation and management of a large public company as its co-founder and Chairman. In addition, his skills and expertise in information technology bring valuable insight to the Board. All of these attributes make him well qualified to continue to serve on the Board.

Carl A. Nelson, Jr.

Carl A. Nelson, Jr., age 69, has served continuously as a director of the Company since 2004, is the Chair of the Audit Committee and is a member of the Executive Committee. Mr. Nelson was a partner with Arthur Andersen, LLP and retired in February 2002 after 31 years of service. Mr. Nelson had served as Managing Partner of the Arthur Andersen Columbus, Ohio office, and was the leader of the firm’s consulting services for the products industry in the United States. Currently, Mr. Nelson serves on the board of Star Leasing Company, a $70 million ESOP-owned company that leases semi-trailers through nine facilities across seven states. Mr. Nelson is a Certified Public Accountant and a member of The Ohio Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Nelson received his B.S. in Accounting from The Ohio State University and a Masters of Business Administration from the University of Wisconsin. Mr. Nelson has taught in the MBA and executive education programs at The Ohio State University and is a member of the Dean’s Advisory Council for the Fisher College of Business at The Ohio State University. Mr. Nelson has significant public company accounting and financial expertise. Mr. Nelson has vast experience as a business consultant on a variety of projects involving areas such as large scale technology implementation, defining strategic initiatives, strategic planning and projects with significant change requirements. As an “audit committee financial expert”, as defined by applicable SEC Rules, Mr. Nelson has served the Board well as the Chair of the Audit Committee since 2004. All of these attributes make him well qualified to continue to serve on the Board.

Directors Whose Terms Continue Until the 2015 Annual Meeting of Shareholders

John B. Blystone

John B. Blystone, age 61, has served continuously as a director of the Company since 1997 and as the Lead Independent Director of the Company since January 2007. He is the Chair of the Compensation Committee and a member of the Executive Committee. Mr. Blystone served as Chairman of the Board, President and Chief Executive Officer of SPX Corporation, a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services and service solutions, from December 1995 to December 2004, when he retired. From 1991 to 1995, Mr. Blystone served in various managerial and operating roles with General Electric Company. Mr. Blystone served as Chairman of the Board of Freedom Group, Inc., which manufactures and markets firearms, ammunition, and related products, from August 2010 to March 2012. Mr. Blystone serves as a director for Blystone Consulting, LLC and Blystone Investments, LLC and as General Partner of Blystone Capital Partners. Mr. Blystone graduated from the University of Pittsburgh. Mr. Blystone has extensive business experience in managing and operating both domestic and international operations, including as a chief executive officer of a large public company. He has expertise in acquisitions, financial and business analysis, and in generally managing issues that face a large public company. Mr. Blystone’s business acumen, his long service on our Board, and his collegial style and leadership resulted in his election as the Lead Independent Director of the Company and make him well qualified to serve on the Board.

Mark C. Davis

Mark C. Davis, age 54, has served continuously as a director of the Company since March 2011 and is a member of the Audit Committee. Mr. Davis is a private investor and Chief Executive Officer of Lank Acquisition Corp. which invests in minority and majority positions in public and private companies. Prior to forming Lank Acquisition Corp. in 2007, Mr. Davis spent 20 years in a variety of senior investment banking positions. From 1996 to 2003, Mr. Davis was a senior executive at JPMorgan Chase where he began as Head of the Merger and

Acquisition Group. He became Head of General Industry Investment Banking in 2000 and was also Co-Head of Investment Banking Coverage which comprised all of JPMorgan Chase’s corporate clients, and was named Vice Chairman of Investment Banking in 2002. Mr. Davis holds a Masters in Business Administration from the Tuck School of Business and a B.A. from Dartmouth College. Mr. Davis’ financial knowledge and depth of experience in equity investing, strategic matters, acquisitions, financial analysis and investment banking make him well qualified to serve on the Board, and qualify him as an “audit committee financial expert”, as defined by applicable SEC Rules.

Sidney A. Ribeau

Sidney A. Ribeau, age 66, has served continuously as a director of the Company since 2000 and is a member of the Nominating and Governance Committee. Since October 2013, Dr. Ribeau has served as Professor of Communications for Howard University, and served as President from August 2008 to October 2013. He served as President of Bowling Green State University for more than 13 years prior to that time. Dr. Ribeau serves on the Board of Trustees Insurance and Annuity Association (TIAA). He is Chair of the TIAA Human Resources Committee, and a member of the Nominating and Governance Committee and a member of the Corporate Governance and Social Responsibility Committee. Dr. Ribeau also serves on the Boards of the World Affairs Council and the American Association of Colleges and Universities. Dr. Ribeau has previously served on the Boards of Directors of Convergys Corporation from 2001 through 2008 and Anderson, Inc. from 1997 through 2008. Dr. Ribeau received his B.A. degree from Wayne State University and his Master’s and Doctorate from the University of Illinois. Dr. Ribeau brings extensive experience in managing the issues that face large public institutions. His background as the leader of a billion dollar public institution and as an educator and administrator enables him to provide insight relative to management, educational, financial, human resources and public policy matters and make him well qualified to serve on the Board.

Directors Whose Terms Continue Until the 2016 Annual Meeting of Shareholders

Kerrii B. Anderson

Kerrii B. Anderson, age 57, has served continuously as a director of the Company since September 2010 and is a member of the Audit Committee and the Compensation Committee. Ms. Anderson has been a private investor and board advisor since September 2008. Prior to that time, she served as Chief Executive Officer and President of Wendy’s International, Inc., a restaurant operating and franchising company, from November 2006 until September 2008 when that company merged with Triarc Companies, Inc. to form Wendy’s/Arby’s Group, Inc. She served as Wendy’s Interim Chief Executive Officer and President from April to November 2006 and as its Executive Vice President and Chief Financial Officer from 2000 to April 2006. Previously, Ms. Anderson served as Senior Vice President and Chief Financial Officer of M/I Schottenstein Homes, Inc. (now known as M/I Homes, Inc.), a builder of single-family homes, from 1987 to 2000. Ms. Anderson also serves as a member of the Boards of Directors of Chiquita Brands International, Inc., where she is the non-executive chairwoman of the Board, Chair and a member of the Nominating and Governance Committee and a member of the Audit Committee; and Laboratory Corporation of America Holdings, where she is Chair of the Audit Committee and a member of the Nominating and Governance Committee. Ms. Anderson also served as a member of the Board of Directors of P. F. Chang’s China Bistro, Inc. from 2009 until July 2012 when P.F. Chang’s was acquired by Wok Acquisition Corp. Ms. Anderson serves on the Finance Committee of The Columbus Foundation and as a member of the Board and Chairs the Finance Committee of OhioHealth Corporation. She served as a director of Wendy’s International, Inc. from 2001 until September 2008. Ms. Anderson has a strong record of leadership in operations and strategy. She is a Certified Public Accountant and qualifies as an “audit committee financial expert”, as defined by applicable SEC Rules, given her experience as Chief Executive Officer and Chief Financial Officer of Wendy’s International, Inc. and Chief Financial Officer of M/I Schottenstein Homes, Inc. Ms. Anderson received a B.A. from Elon University and a Masters of Business Administration from the Duke University Fuqua School of Business. She has extensive corporate governance experience through her service on other public company boards. Her extensive experience in accounting and financial reporting and analysis and prior experience as a chief executive officer of a public company and chief financial officer of several public companies, in addition to other public company board service, make Ms. Anderson particularly well-suited to serve as a director and a member of the Audit Committee.

John P. McConnell

John P. McConnell, age 60, has served as the Company’s Chief Executive Officer since June 1993, as a director of the Company continuously since 1990, and as Chairman of the Board of the Company since September 1996. He has served in various positions with Worthington Industries from1975 to June 1993. Mr. McConnell also serves as the Chair of the Executive Committee. He served as director of Alltel Corp. from 1990 until November 2007, and as a Member of its Compensation Committee and a member of Audit Committee for part of that time. Mr. McConnell brings solid public company and overall management and operations experience as Chief Executive Officer and Chairman of the Board. In addition, in his more than 30 years of service to the Company, Mr. McConnell has served in various roles with the Company spanning not only executive management, but prior to that, time in production, sales, human resources and management at plant, business unit and corporate levels, making him well suited to serve as a director.

Mary Schiavo

Mary Schiavo, age 58, has served continuously as a director of the Company since 1998 and is a member of the Audit Committee and the Nominating and Governance Committee. Ms. Schiavo has been a member of the law firm of Motley Rice LLC, since October 2003. Ms. Schiavo is also employed by CNN as an analyst and on air commentator for the calendar year 2014. Ms. Schiavo was an attorney with a law firm in Los Angeles, California, from 2001 to October 2003. Ms. Schiavo served as a professor at The Ohio State University, College of Engineering, Department of Aerospace Engineering and Aviation and School of Public Policy and Management and also as a Consultant for NBC News from 1997 to 2002. Ms. Schiavo served as Inspector General for the U. S. Department of Transportation for six years, where she had auditing and oversight responsibility over a multi-billion dollar government agency, Assistant Secretary of Labor of the U.S. for one year, as a White House Fellow for one year and with the U.S. Department of Justice for seven years. Ms. Schiavo has gained in-depth knowledge of the Company’s business and structure from her more than fifteen years of service as a director. Ms. Schiavo received a B.A. from Harvard University, a Master of Arts degree from The Ohio State University, and a Juris Doctorate degree from New York University. She was previously an elected director of the Harvard University Alumni Association and a member of the President’s Council on Integrity and Efficiency in the federal government. Ms. Schiavo’s legal and governmental experience enable her to bring a unique and valuable perspective to the Board, and make her well qualified to serve as a director.

Required Vote and Board’s Recommendation

Under Ohio law and the Company’s Code of Regulations, the four nominees for election to the Board receiving the greatest number of votes “FOR” their election will be elected as directors of the Company.

Except in the case of broker non-votes, common shares represented by properly completed and timely received forms of proxy will be voted “FOR” the election of the Board’s nominees, unless authority to vote for one or more of the nominees is withheld. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or the election of the individual nominees specified on the form of proxy. Proxies may not be voted for more than four nominees.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

Meetings of the Board

The Board held five meetings during Fiscal 2014, including regularly scheduled and special meetings. During Fiscal 2014, each incumbent director attended at least 75% of the aggregate of (a) the total number of meetings held by the Board during such director’s period of service, and (b) the total number of meetings held during such director’s period of service by all committees of the Board on which such director served.

The Board and management of the Company are committed to effective corporate governance practices. The Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates, as appropriate, the Corporate Governance Guidelines and the charters of the various committees of the Board in response to corporate governance developments, including changes in the applicable NYSE Rules and SEC Rules, and recommendations by directors in connection with Board and committee evaluations. In accordance with the Corporate Governance Guidelines and applicable NYSE Rules, non-management directors of the Company, who are also all “Independent” directors, as defined by the Corporate Governance Guidelines and applicable NYSE Rules, meet (without management present) at regularly scheduled executive sessions at least twice per year and at such other times as the directors deem necessary or appropriate. These executive sessions are typically held in conjunction with regularly scheduled Board meetings and are led by the Lead Independent Director, and appropriate feedback from these sessions is given to the Chief Executive Officer. The non-management directors met in executive session after each of the four regularly scheduled Board meetings held in Fiscal 2014.

Board Member Attendance at Annual Meetings of the Shareholders

The Company does not have a formal policy with respect to attendance by our directors at the annual meetings of the shareholders. The Board generally schedules its quarterly meetings to fall in March, June, September and December. Five of the ten then-incumbent directors, attended the Company’s 2013 Annual Meeting of Shareholders, Ms. Anderson and Messrs. Blystone, Endres, McConnell and Nelson.

Board Leadership Structure

The Company is led by John P. McConnell, who has served as Chief Executive Officer since June 1993, as a director of the Company since 1990, and as Chairman of the Board of the Company since September 1996. The Company’s Board is currently comprised of Mr. McConnell and nine non-management directors. John Blystone is the Company’s Lead Independent Director.

The Board has four standing committees: Audit, Compensation, Executive, and Nominating and Governance. Each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee is chaired by a separate Independent Director. Detailed information on each Board committee is contained in the section captioned “Committees of the Board”.

The Company does not have a fixed policy regarding whether the offices of Chairman of the Board and Chief Executive Officer should be vested in the same person or two different people. The Board has determined that the most effective leadership structure at the present time is for the Chief Executive Officer to also serve as the Chairman of the Board, coupled with a Lead Independent Director, independent chairs for our Audit, Compensation and Nominating and Governance Committees, and regularly scheduled executive sessions of the non-management directors.

The Board believes that the currently combined role of Chairman of the Board and Chief Executive Officer promotes the development and execution of our business strategy and facilitates information flow between management and the Board, which are essential to effective governance. The Board believes that its strong governance practices, including its supermajority of Independent Directors, the combination of the Chairman of the Board and Chief Executive Officer roles, and its clearly-defined Lead Independent Director responsibilities, provide an appropriate balance among strategy development, operational execution and independent oversight of the Company.

The Board periodically reviews our leadership structure and retains the authority to modify the structure, as and when appropriate, to address our then current circumstances.

Lead Independent Director

In January 2007, the Company established a Lead Independent Director position and appointed John Blystone as the Lead Independent Director.

A copy of the Company’s Lead Independent Director Charter, which was most recently amended on June 30, 2010, is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com. In addition to the other duties more fully described in the Company’s Lead Independent Director Charter, the Lead Independent Director is responsible for:

•	advising the Chairman of the Board and Chief Executive Officer as to the appropriate schedule of Board meetings, seeking to ensure that the non-employee directors can perform their duties responsibly while not interfering with ongoing Company operations;

•	consulting with the Chairman of the Board and Chief Executive Officer regarding the information, agenda and meeting schedules for the Board and Board committee meetings, and approving the same;

•	advising the Chairman of the Board and Chief Executive Officer as to the quality, quantity and timeliness of the information submitted to the Board by the Company’s management that is necessary or appropriate for the non-employee directors to effectively and responsibly perform their duties;

•	recommending to the Chairman of the Board and Chief Executive Officer the retention of advisers and consultants who report directly to the Board;

•	assisting the Board, the Nominating and Governance Committee and the officers of the Company in ensuring compliance with and implementation of the Corporate Governance Guidelines;

•	calling meetings of the non-employee directors, and developing the agenda for and serving as chairman of the executive sessions of the non-employee directors;

•	serving as principal liaison between the non-employee directors and the Chairman of the Board and Chief Executive Officer on sensitive issues;

•	working with the Nominating and Governance Committee and the Chairman of the Board and Chief Executive Officer to recommend the membership of the various Board committees, as well as the selection of committee chairs;

•	serving as chair of meetings of the Board when the Chairman of the Board is not present; and

•	performing such other duties as the Board may determine.

Committees of the Board

The Board has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The charter for each committee has been reviewed and approved by the Board and is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s web site located at www.worthingtonindustries.com.

COMMITTEES OF THE BOARD

	Executive	Audit	Compensation	Nominating and Governance
Kerrii B. Anderson*		X Ä	X
John B. Blystone*	X		Chair

Mark C. Davis*		X Ä
Michael J. Endres*	X		X
Ozey K. Horton, Jr.*				X

Peter Karmanos, Jr.*	X		X	Chair

John P. McConnell	Chair
Carl A. Nelson, Jr.*	X	Chair Ä

Sidney A. Ribeau*				X
Mary Schiavo*		X		X

*	Independent director under NYSE Rules
Ä	Audit Committee Financial Expert

Executive Committee

The Executive Committee acts in place of, and on behalf of, the Board in the intervals between meetings of the Board. The Executive Committee has all of the authority of the Board, other than the authority (a) to fill vacancies on the Board or on any committee of the Board, (b) to amend the Company’s Code of Regulations, (c) that has been delegated by the Board exclusively to other committees of the Board, and (d) that applicable law or the Company’s governing documents do not permit to be delegated to a committee of the Board.

Audit Committee

The Board has determined that each member of the Audit Committee qualifies as an Independent Director under the applicable NYSE Rules and under SEC Rule 10A-3. The Board believes each member of the Audit Committee is qualified to discharge his or her duties on behalf of the Company and satisfies the financial literacy requirement of the NYSE Rules. The Board has also determined that Ms. Anderson, Mr. Davis, and Mr. Nelson qualify as “audit committee financial experts” as that term is defined in Item 407(d)(5) of SEC Regulation S-K by virtue of their respective experience, including that described on pages 15, 14 and 14, respectively, of this Proxy Statement. No member of the Audit Committee serves on the audit committee of more than two other public companies.

At least annually, the Audit Committee evaluates its performance, reviewing and assessing the adequacy of its charter and recommending any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is organized and conducts its business pursuant to a written charter that was most recently amended by the Board on June 24, 2014. The primary responsibility of the Audit Committee is to assist the Board in the oversight of the financial and accounting functions, controls, reporting processes and audits of the Company. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates: (a) the integrity and quality of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements, including the financial reporting process; (c) the Company’s systems of disclosure controls and procedures and internal control over financial reporting and its accounting and financial controls; (d) the qualifications and independence of the Company’s independent registered public accounting firm; (e) the performance of the Company’s internal audit function and the Company’s independent registered public accounting firm; (f) the annual independent audit of the Company’s financial statements; and (g) financial, reporting and compliance risk management. The Audit Committee also prepares the report that the SEC Rules require be included in the Company’s annual proxy statement.

The Audit Committee’s charter sets forth the duties and responsibilities of the Audit Committee, which include:

•	appointing, evaluating and, where appropriate, replacing the Company’s independent registered public accounting firm for each fiscal year and approving the audit engagement, including fees and terms, and non-audit engagements, if any, of the Company’s independent registered public accounting firm;

•	reviewing the independence, qualifications and performance of the Company’s independent registered public accounting firm;

•	reviewing and approving in advance both audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm;

•	setting and maintaining hiring policies for employees or former employees of the Company’s independent registered public accounting firm;

•	monitoring the performance, and ensuring the rotation, of the lead and concurring partners of the Company’s independent registered public accounting firm;

•	reviewing, with the Company’s financial management, internal auditors and independent registered public accounting firm, the Company’s accounting procedures and policies and audit plans, including staffing, professional services to be provided, audit procedures to be used, and fees to be charged by the Company’s independent registered public accounting firm;

•	reviewing the Company’s financial statements and the related disclosures;

•	reviewing the activities of and the results of audits conducted by the Company’s internal auditors and independent registered public accounting firm;

•	preparing an annual report for inclusion in the Company’s proxy statement;

•	reviewing with the Company’s financial management, internal auditors and independent registered public accounting firm, the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risks and legal and ethical compliance programs;

•	reviewing with the Company’s management, the scope and results of management’s evaluation of disclosure controls and procedures and assessment of internal control over financial reporting;

•	reviewing with the Company’s independent registered public accounting firm the attestation/audit report of the Company’s independent registered public accounting firm on the effectiveness of the Company’s internal control over financial reporting filed with the Company’s Annual Report on Form 10-K;

•	reviewing the Company’s risk assessment and risk management guidelines and policies;

•	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by employees of the Company or its subsidiaries of concerns regarding questionable accounting or auditing matters;

•	receiving reports concerning any non-compliance with the Company’s Code of Conduct by any officers or directors of the Company and approving, if appropriate, any waivers therefrom;

•	administering the Company’s Related Person Transaction Policy and approving, if appropriate, any “related person” transactions with respect to the Company’s directors or executive officers;

•	directing and supervising any special investigations into matters which may come within the scope of the Audit Committee’s duties; and

•	other matters required by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the SEC, NYSE and other similar bodies or agencies which could have an effect on the Company’s financial statements.

Pursuant to its charter, the Audit Committee has the authority to engage and terminate such legal counsel and other consultants and advisors as it deems appropriate to carry out its functions, including the sole authority to approve the fees and other terms of retention of such legal counsel and other consultants and advisors.

The Audit Committee met five times during Fiscal 2014. The Audit Committee’s report relating to Fiscal 2014 begins on page 64 of this Proxy Statement.

Compensation Committee

The Board has determined that each member of the Compensation Committee qualifies as an Independent Director under the applicable NYSE Rules. All members of the Compensation Committee also qualify as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee periodically reviews and reassesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Compensation Committee Charter was most recently amended by the Board on June 26, 2013. The Compensation Committee evaluates its performance at least annually.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee, which include:

•	discharging the Board’s responsibilities relating to compensation of the Company’s Chief Executive Officer and executive management;

•	reviewing and approving the compensation philosophy, policies, objectives and guidelines for the Company’s executive management;

•	reviewing and approving, if it has been deemed appropriate, the Company’s peer group companies and data sources for purposes of evaluating the Company’s compensation competitiveness and establishing the appropriate competitive positioning of the levels and mix of compensation elements;

•	reviewing and approving corporate goals and objectives, including performance goals, relevant to Chief Executive Officer and executive management compensation;

•	evaluating the performance of the Chief Executive Officer and executive management in light of the approved corporate goals and objectives;

•	setting the Chief Executive Officer’s compensation, including the amount and types of compensation;

•	setting or making recommendations to the Board with respect to the amount and types of compensation for the Company’s other executive officers;

•	preparing, producing, reviewing and/or discussing with the Company’s management, as appropriate, such reports and other information required by applicable laws, rules, regulations or other standards with respect to executive and director compensation including those required for inclusion in the Company’s proxy statement and/or Annual Report on Form 10-K;

•	providing recommendations to the Board on Company-sponsored compensation-related proposals to be considered at the Company’s annual shareholder meetings, including Say-on-Pay and Say-on-Frequency proposals, including the review and consideration of the results of such votes;

•	reviewing, and advising the Board with respect to, Board compensation;

•	administering the Company’s stock option and other equity-based incentive compensation plans and its other executive incentive compensation programs as well as any other plans and programs which the Board designates;

•	reviewing and monitoring incentive compensation arrangements to confirm that incentive pay, policies and practices do not encourage unnecessary risk-taking and reviewing the relationship between the Company’s risk management policies and practices, corporate strategy and executive management compensation;

•	reviewing and discussing with the Company’s management any disclosures required by SEC Rules relating to the Company’s compensation risk management; and

•	carrying out such other roles and responsibilities as the Board may designate or delegate to the Compensation Committee.

The Compensation Committee’s processes and procedures to determine executive compensation, including the use of compensation consultants and the role of executive officers in the executive compensation decision-making process, are described in the sections captioned “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis — Role of the Compensation Committee” and “— Executive Compensation Philosophy and Objectives” beginning on page 26 and page 28, respectively, of this Proxy Statement.

Pursuant to its charter, the Compensation Committee has sole authority to retain and terminate any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Committee in the performance of its duties, including the sole authority to approve the fees and other terms and conditions of retention. Prior to any such retention, the Compensation Committee assesses any factors relevant to such consultant’s, legal counsel’s or advisor’s independence from management, including the factors specified in NYSE’s Corporate Governance Standards or other listing rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor.

The Compensation Committee met three times during Fiscal 2014. The Compensation Discussion and Analysis regarding executive compensation for Fiscal 2014 begins on page 26 of this Proxy Statement, and the Compensation Committee Report for Fiscal 2014 is on page 26 of this Proxy Statement.

Nominating and Governance Committee

The Board has determined that each member of the Nominating and Governance Committee qualifies as an Independent Director under the applicable NYSE Rules. The Nominating and Governance Committee periodically reviews and assesses the adequacy of its charter and recommends any proposed changes to the full Board, as necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving practices. The Nominating and Governance Committee Charter was most recently amended by the Board on June 29, 2011. The Nominating and Governance Committee evaluates its performance at least annually.

Under the terms of its charter, the Nominating and Governance Committee is to:

•	develop principles of corporate governance and recommend them to the Board for its approval;

•	periodically review the principles of corporate governance approved by the Board to ensure that they remain relevant and are being complied with;

•	annually review the Corporate Governance Guidelines and recommend to the Board for its approval any changes to the Corporate Governance Guidelines that the Nominating and Governance Committee deems appropriate;

•	periodically review the Articles of Incorporation and Code of Regulations of the Company and recommend to the Board any changes thereto that the Nominating and Governance Committee deems appropriate;

•	review the procedures and communication plans for shareholder meetings and ensure that required information regarding the Company is adequately presented;

•	review, and make recommendations to the Board regarding, the composition and size of the Board in order to ensure that the Board has the proper expertise and its membership consists of persons with sufficiently diverse backgrounds;

•	recommend criteria for the selection of Board members and Board committee members;

•	review and recommend Board policies on age and term limits for Board members;

•	plan for continuity on the Board as existing Board members retire or rotate off the Board;

•	with the participation of the Chairman of the Board, identify and recruit candidates for Board membership and arrange for appropriate interviews and inquiries into the qualifications of the candidates;

•	evaluate Board candidates recommended by shareholders and periodically review the procedures used by the Nominating and Governance Committee in such evaluation process;

•	identify and recommend individuals to be nominated for election as directors by the shareholders and to fill vacancies on the Board;

•	with the Compensation Committee, provide for a review of succession plans for the Chairman of the Board and Chief Executive Officer in the case of his resignation, retirement or death;

•	evaluate the performance of current Board members proposed for re-election, and recommend to the Board whether such members of the Board should stand for re-election;

•	review and recommend to the Board an appropriate course of action upon the resignation of a current Board member or upon other vacancies on the Board;

•	oversee an annual evaluation of the Board as a whole;

•	conduct an annual evaluation of the Nominating and Governance Committee;

•	oversee the evaluation of the other Board committees and of management;

•	with the Chairman of the Board, periodically review the charter and composition of each Board committee and make recommendations to the Board for the creation of additional Board committees or changes to the mandate, or the dissolution, of Board committees;

•	with the Chairman of the Board, recommend to the Board individuals to be chairs and members of Board committees; and

•	ensure that each Board committee is comprised of members with the appropriate qualities, skills and experience for the tasks of the committee and that each committee conducts the required number of meetings and makes appropriate reports to the Board on its activities and findings.

To the extent not otherwise delegated to the Audit Committee, the Nominating and Governance Committee is also to:

•	review the relationships between the Company and each director, whether direct or as a partner, officer or equity owner of an organization that has a relationship with the Company, for conflicts of interest (all members of the Board are required to report any such relationships to the Company’s General Counsel);

•	address actual and potential conflicts of interest a Board member may have and issue to the Board member having an actual or potential conflict of interest instructions on how to conduct himself/herself in matters before the Board which may pertain to such an actual or potential conflict of interest; and

•	make appropriate recommendations to the Board concerning determinations necessary to find a director to be an Independent Director.

The Nominating and Governance Committee met one time during Fiscal 2014.

Board’s Role in Risk Oversight

Our management is principally responsible for defining, identifying and assessing the various risks facing our Company, formulating risk management policies and procedures and managing our risk exposures on a day-to-day basis. A risk committee, comprised of senior executives, directs this process. Management provides an annual risk assessment to the Board, with quarterly updates. The Board’s responsibility is to oversee our risk management processes by understanding and evaluating management’s identification, assessment and management of the Company’s critical risks.

The Board as a whole has responsibility for this risk oversight, assisted by the Audit Committee and the Compensation Committee. Areas of focus include strategic, operational, liquidity, market, financial, reporting, succession, compensation, compliance and other risks. The Audit Committee is tasked with oversight of financial, reporting and compliance risk management, the Compensation Committee is tasked with oversight of compensation risk management, and the Board as a whole oversees all other risk management.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

The Company’s policy with respect to related person transactions is addressed in the Company’s written Related Person Transaction Policy (the “Policy”), which supplements the Company’s written Code of Conduct provisions addressing “conflicts of interest”. As described in the Code of Conduct, conflicts of interest can arise when an employee’s or a director’s personal or family relationships, financial affairs or an outside business involvement may adversely influence the judgment or loyalty required for performance of his or her duties to the Company. In cases where there is an actual or even the appearance of a conflict of interest, the individual involved is required to notify his or her supervisor or the Company’s Ethics Officer. The supervisor will then consult with management and the Ethics Officer as appropriate. The Code of Conduct provides that any action or transaction in which the personal interest of an executive officer or a director may be in conflict with those of the Company is to be reported to the Audit Committee. The Audit Committee must investigate and, if it is determined that such action or transaction would constitute a violation of the Code of Conduct, the Audit Committee is authorized to take any action it deems appropriate.

The Policy was adopted by the Board and is administered by the Audit Committee and the Company’s General Counsel. The Policy applies to any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which: the Company participates, directly or indirectly; the amount involved exceeds or is expected to exceed $120,000; and a “related person” has, had or will have a direct or indirect material interest. Under the Policy, a “related person” is any person:

•	who is or was an executive officer, a director or a director nominee of the Company, or an immediate family member of any such individual; or

•	who is or was the beneficial owner of more than 5% of the Company’s outstanding common shares, or an immediate family member of any such individual.

All related person transactions are to be brought to the attention of the Company’s management who will then refer each matter to the Company’s General Counsel and the Audit Committee. Each director, director nominee or executive officer of the Company must notify the Company’s General Counsel in writing of any interest that such individual or an immediate family member of such individual has, had or may have, in a related person transaction. In addition, any related person transaction proposed to be entered into by the Company must be reported to the Company’s General Counsel by the employee of the Company who has authority over the transaction. On an annual basis, each director, director nominee and executive officer of the Company must complete a questionnaire designed to elicit information about existing and potential related person transactions. Any potential related person transaction that is raised will be analyzed by the Company’s General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction, arrangement or relationship does, in fact, qualify as a related person transaction requiring review by the Audit Committee under the Policy.

Under the Policy, all related person transactions (other than those deemed to be pre-approved or ratified under the terms of the Policy) will be referred to the Audit Committee for approval (or disapproval), ratification, revision or termination. Whenever practicable, a related person transaction is to be reviewed and approved or disapproved by the Audit Committee prior to the effectiveness or consummation of the transaction. If the Company’s General Counsel determines that advance consideration of a related person transaction is not practicable, the Audit Committee will review and, in its discretion, may ratify the transaction at the Audit Committee’s next meeting. However, the Company’s General Counsel may present a related person transaction arising between meetings of the Audit Committee to the Chair of the Audit Committee who may review and approve (or disapprove) the transaction, subject to ratification by the Audit Committee at its next meeting if appropriate. If the Company becomes aware of a related person transaction not previously approved under the Policy, the Audit Committee will review the transaction, including the relevant facts and circumstances, at its next meeting and evaluate all options available to the Company, including ratification, revision, termination or rescission of the transaction, and take the course of action the Audit Committee deems appropriate under the circumstances.

No director may participate in any approval or ratification of a related person transaction in which the director or an immediate family member of the director is involved. The Audit Committee may only approve or ratify those transactions the Committee determines to be in the Company’s best interest. In making this determination, the Audit Committee will review and consider all relevant information available to it, including:

•	the related person’s interest in the transaction;

•	the terms (including the amount involved) of the transaction;

•	the amount of the related person’s interest in the transaction;

•	whether the transaction was undertaken in the ordinary course of the Company’s business;

•	whether the terms of the transaction are fair to the Company and no less favorable to the Company than terms that could be reached with an unrelated third party;

•	the business reasons for the transaction and its potential benefits to the Company;

•	the impact of the transaction on the related person’s independence; and

•	whether the transaction would present an improper conflict of interest for any director, director nominee or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the Audit Committee deems relevant.

Any related person transaction previously approved or ratified by the Audit Committee or otherwise already existing that is ongoing in nature is to be reviewed by the Audit Committee annually.

Under the terms of the Policy, the following related person transactions are deemed to be pre-approved or ratified (as appropriate) by the Audit Committee even if the aggregate amount involved would exceed $120,000:

•	interests arising solely from ownership of the Company’s common shares if all shareholders receive the same benefit on a pro rata basis (i.e., dividends);

•	compensation to an executive officer of the Company, as long as the executive officer is not an immediate family member of another executive officer or a director of the Company and the compensation has been approved by the Compensation Committee or is generally available to the Company’s employees;

•	compensation to a director for services as a director if the compensation is required to be reported in the Company’s proxy statements;

•	interests deriving solely from a related person’s position as a director of another entity that is a party to the transaction;

•	interests deriving solely from the related person’s direct or indirect ownership of less than 10% of the equity interest (other than a general partnership interest) in another person which is a party to the transaction; and

•	transactions involving competitive bids.

In addition, the Audit Committee will presume that the following transactions do not involve a material interest:

•	transactions in the ordinary course of business with an entity for which a related person serves as an executive officer, provided (i) the affected related person did not participate in the decision of the Company to enter into the transaction, and (ii) the amount involved in any related category of transactions in a 12-month period is not greater than the lesser of (a) $1,000,000, or (b) 2% of the other entity’s gross revenues for its most recently completed fiscal year, or (c) 2% of the Company’s consolidated gross revenues for its most recently completed fiscal year;

•	donations, grants or membership payments to nonprofit organizations, provided (a) the affected related person did not participate in the decision of the Company to make such payments, and (b) the amount in a 12-month period does not exceed the lesser of $1,000,000 or 2% of the recipient’s gross revenues for its most recently completed fiscal year; and

•	Company use of facilities (such as dining facilities and clubs) if the charges for such use are consistent with charges paid by unrelated third parties and are fair, reasonable and consistent with similar services available for similar facilities.

Transactions with Related Persons

The Company is a party to certain agreements relating to the rental of aircraft to and from JMAC, Inc., a private investment company (“JMAC”). JMAC is owned by John P. McConnell, Chairman of the Board and Chief Executive Officer of the Company, and members of his family. JMAC AIR, LLC (“JMAC Air”) is owned by JMAC. Under the agreement with JMAC Air, the Company may lease aircraft owned by JMAC as needed for a rental fee per flight; and under the agreement with the Company, JMAC is allowed to lease aircraft operated by the Company, on a per-flight basis, when the Company is not using the aircraft. The Company also makes its pilots available for a per-day charge, to JMAC Air and Blue Jackets Air, LLC which primarily provides air transportation services for the Columbus Blue Jackets, a professional hockey team of which John P. McConnell is the majority owner. The rental fees paid to the Company under the per-flight rental agreements are set based on Federal Aviation Administration (“FAA”) regulations. The Company believes the rental fees set in accordance with such FAA regulations for Fiscal 2014 exceeded the direct operating costs of the aircraft for such flights. Also, based on quotes for similar services provided by unrelated third parties, the Company believes that the rental rates paid to JMAC are no less favorable to the Company than those that could be obtained from unrelated third parties.

For Fiscal 2014, (a) the Company paid an aggregate amount of $162,981 under the JMAC Air lease agreement and received $75,386 for airplane rental and pilot services; and (b) the Company received an aggregate amount of $14,500 from Blue Jackets Air for pilot services.

During Fiscal 2014, the Company, either directly or through business expense reimbursement, paid approximately $245,692 to Double Eagle Club, a private golf club owned by the McConnell family (the “Club”). The Company uses the Club’s facilities for Company functions and meetings, and for meetings, entertainment and overnight lodging for customers, suppliers and other business associates. Amounts charged by the Club to the Company are no less favorable than those that are charged to unrelated members of the Club for the same type of use.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Role of the Compensation Committee

The Compensation Committee reviews and administers the compensation for the Chief Executive Officer (“CEO”) and other members of executive management of the Company, including the named executive officers (“NEOs”) identified in the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement. The Compensation Committee also oversees the Company’s annual incentive plan for executives, long-term incentive plan, restricted common shares and stock option plans, and non-qualified deferred compensation plans.

The Compensation Committee is comprised of four directors, each of whom qualifies as an Independent Director under the applicable NYSE Rules, and is free from any relationship (including disallowed consulting, advisory or other compensatory arrangements) prohibited by applicable laws, rules or regulations or that, in the opinion of the Board, is material to his or her ability to be independent from management of the Company in connection with the duties of a member of the Compensation Committee or to make independent judgments about the Company’s executive compensation. Each member also qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee operates under a written charter adopted by the Board. Among its other duties, the Compensation Committee is responsible for setting and administering the policies that govern executive compensation. These include: reviewing and approving the compensation philosophy, policies, objectives and guidelines for the Company’s executive management; reviewing and approving, if deemed appropriate, the Company’s peer group companies and data sources for evaluation purposes and establishment of appropriate competitive positioning of the levels and mix of compensation elements; reviewing and approving corporate goals and objectives, including performance goals relevant to CEO and executive management compensation; evaluating the performance of the CEO and executive management in light of the approved corporate goals and objectives; setting the CEO’s compensation, including the amount and types of compensation; setting or making recommendations with respect to the amount and types of compensation for the Company’s other executive officers and directors, as appropriate; reviewing and monitoring incentive compensation arrangements to confirm that incentive pay, policies and practices do not encourage unnecessary risk-taking; providing recommendations to the Board on Company-sponsored compensation-related proposals to be considered at the Company’s annual shareholder meetings, including Say-on-Pay and Say-on-Frequency proposals, including a review and consideration of the results of such votes; and preparing, producing, reviewing and/or discussing with management, as appropriate, the reports and other information required by applicable laws, rules, regulations or other standards with respect to executive and director compensation.

The Compensation Committee has sole authority to retain and terminate such compensation consultants, legal counsel and other advisors, as the Compensation Committee deems appropriate to fulfill its responsibilities, including sole authority to approve the fees and other terms of retention. The Compensation Committee has retained an independent compensation consultant, Towers Watson, for the purpose of assisting the Compensation Committee in fulfilling its responsibilities, including providing advice on the amount and form of executive and director compensation. Management also periodically retains Towers Watson to provide additional services to the Company with respect to advising on compensation matters. Fees for these additional services were less than $100,000 in Fiscal 2014. The Compensation Committee has conducted an assessment, which included the consideration of the six factors specified in the NYSE Corporate Governance Standards, to evaluate whether the services performed by Towers Watson raise a conflict of interest or compromise the independence of Towers Watson. Based upon this assessment, the Compensation Committee determined that Towers Watson qualifies as an independent compensation consultant and its work does not raise any conflict of interest.

While the Compensation Committee retains Towers Watson, in carrying out assignments for the Compensation Committee, Towers Watson may interact with the Company’s management including the Vice President-Human Resources, the Vice President-Administration, General Counsel and the Executive Vice President-Chief Financial Officer and their respective staffs in order to obtain information. In addition, Towers Watson may, in its discretion, seek input and feedback from management regarding its work product prior to presentation to the Compensation Committee in order to confirm information is accurate or address certain issues.

The agendas for the Compensation Committee’s meetings are determined by the Compensation Committee’s Chair with assistance from the CEO, the Vice President-Human Resources and the Vice President-Administration, General Counsel. These individuals, with input from the Compensation Committee’s compensation consultant, make compensation recommendations for the NEOs and other top executive officers. However, decisions regarding the compensation of the NEOs are made solely by the Compensation Committee.

After each regularly scheduled meeting, the Compensation Committee may meet in executive session. When meeting in executive session, the Compensation Committee may have a session with the CEO only, a session with the compensation consultant only, and a session with Compensation Committee members only. The Compensation Committee Chair reports on Compensation Committee actions to the full Board at the following Board meeting.

Stock Ownership Guidelines

In order to further emphasize the stake that the Company’s directors and senior executives have in fulfilling the goal of building and increasing shareholder value, and to deepen the resolve of executive leadership to fulfill that goal, the Company has established stock ownership guidelines for directors and senior executives. Target ownership levels are structured as a multiple of the executive’s annual base salary or the director’s annual retainer, as applicable, with directors and the CEO set at five times, the Chief Financial Officer and the Chief Operating Officer set at 3.5 times, Senior Vice Presidents and business unit Presidents set at 2.5 times, and other senior executives set at 1.25 times. For purposes of these guidelines, stock ownership includes common shares held directly or indirectly, common shares held in an executive’s 401(k) plan account(s) and theoretical common shares credited to the bookkeeping account of an executive or a director in one of the Company’s non-qualified deferred compensation plans. Each covered executive or director is expected to attain the targeted level of stock ownership within five years from the date he or she is appointed or elected to the position. According to the stock ownership guidelines, once an executive reaches the targeted ownership level, and so long as those common shares are retained and the individual remains subject to the same guideline level, there is no obligation to purchase additional common shares as a result of fluctuations in the price of the Company’s common shares.

All directors and executive officers who have been in their current positions at least five years have met their target ownership levels.

Company Compensation Philosophy

A basic philosophy of the Company has long been that employees should have a meaningful portion of their total compensation tied to performance and that the Company should use incentives which are intended to drive and reward performance. In furtherance of this philosophy, there is broad-based participation among full-time, non-union employees of the Company in some form of incentive compensation program. These programs include cash profit-sharing programs, which compute payouts based on a fixed percentage of profits, and short-term incentive bonus programs that primarily tie bonuses to the operating results of the Company or the applicable business unit.

The Company has also made broad-based grants of equity awards periodically to a number of salaried employees below the executive level.

Executive Compensation Philosophy and Objectives

The Company’s objectives with respect to executive compensation are to attract and retain highly-qualified executives, to align the interest of management with the interest(s) of shareholders and to provide incentives, based primarily on Company performance, for reaching established Company goals and objectives. To achieve these objectives, the Compensation Committee has determined that total compensation for executives will exhibit three characteristics:

•	It will be competitive in the aggregate, using broad-based business comparators to gauge the competitive market;

•	It will be performance-oriented and highly leveraged, with a substantial portion of the total compensation tied to performance, primarily that of the Company and/or that of the applicable business unit; and

•	It will promote long-term careers at the Company.

The Company’s practice has long been that executive compensation be highly leveraged. The Company’s compensation program emphasizes performance-based compensation (pay-at-risk) that promotes the achievement of short-term and long-term Company objectives. The Company believes it is appropriate to provide a balance between incentives for current short-term performance and incentives for long-term profitability of the Company. The Company’s executive compensation program, therefore, includes both a short-term cash incentive bonus program and a long-term incentive compensation program. The Company also believes it appropriate for long-term incentives to have a cash compensation component and an equity-based compensation component, which incentivize executives to drive Company performance and align their interests with those of the Company’s shareholders. The individual components of executive compensation are discussed below.

In fulfilling its responsibilities, the Compensation Committee annually reviews certain market compensation information with the assistance of its independent compensation consultant, Towers Watson, who is directly engaged by the Compensation Committee to prepare the information. This includes information regarding compensation paid to officers with similar responsibilities from a broad-based group of more than 400 companies (the “comparator group”). A list of the entities in the comparator group is set forth on Appendix I to this Proxy Statement. The comparator group is comprised predominantly of manufacturing companies, maintained in the executive compensation data base of Towers Watson at the time the study is conducted, with median revenues of $6.2 billion. Changes in the comparator group occur as companies begin or cease participation in the data base, due to a sale, merger or acquisition of the companies included, due to an increase or decrease in revenues, or for other reasons. The Compensation Committee neither selects nor specifically considers the individual companies which are in the comparator group. For comparison purposes, due to variances in the size of the companies in the comparator group, regression analysis, which is an objective analytical tool used to determine the relationship between data, is used to adjust data. The Compensation Committee believes that using this broad-based comparator group minimizes the effects of changes to the group due to changes in data base participation, lessens the impact a single entity can have on the overall data, provides more consistent results and better reflects the market in which the Company competes for executive talent.

During its review process, the Compensation Committee meets directly with the compensation consultant and reviews comparator group information with respect to base salaries, short-term cash incentive bonuses and long-term incentive compensation programs. The Compensation Committee considers comparator group information provided by the compensation consultant as an important factor in determining the appropriate levels and mix of executive compensation.

Base salaries of the NEOs and other executives generally fall below market median comparables developed from the comparator group, although the actual base salaries of the NEOs and other executives vary from individual to individual and from position to position due to factors such as time in the position, performance, experience, internal equity and other factors the Compensation Committee deems appropriate. Target short-term cash incentive bonus opportunities to be paid to the NEOs and other executives for achieving targeted levels of performance are generally above what the compensation consultant considers market median for annual bonuses because base salaries are intentionally set below market median comparables. Normal annual long-term incentive compensation opportunities of the NEOs and other executives generally fall in the range of market median developed by the compensation consultant. While comparator group information is a factor considered in setting compensation, where a specific NEO’s or other executive’s short-term cash incentive bonus and long-term incentive compensation fall relative to the market median developed from the comparator group will vary based upon the factors listed above. Short-term cash incentive bonuses and long-term incentive compensation actually paid may vary significantly depending on Company and/or business unit performance during the applicable year(s).

The Compensation Committee uses tally sheets as a tool to assist in its review of executive compensation. These tally sheets contain the components of the CEO’s and other NEOs’ current and historical total compensation, including base salary, short-term cash incentive bonuses and long-term incentive compensation. These tally sheets and other information provided to the Compensation Committee also show the estimated compensation that would be received by the CEO and other NEOs under certain scenarios, including in connection with a change in control of the Company.

While prior compensation or amounts realized or realizable from prior awards are given some consideration, the Compensation Committee believes that the current and future performance of the Company, its business units and the individual executive officers should be the most significant factors in setting the compensation for the Company’s executive officers.

The CEO’s performance is annually evaluated by the Compensation Committee and/or the full Board. The criteria considered include: overall Company performance; overall leadership; the CEO’s performance in light of, and his development and stewardship of, the Company’s philosophy and its current and long-term strategic plans, goals and objectives; development of an effective senior management team; appropriate positioning of the Company for future success; and effective communications with the Board and stakeholders. At the request of Mr. McConnell, his base salary and overall compensation have been well below market median levels. The Compensation Committee also evaluates the performance of the other NEOs when annually reviewing and setting executive compensation levels. The criteria considered for the other NEOs are similar to those for the CEO, adjusted to reflect each NEO’s position, with a focus on the applicable business unit for any NEO who is a business unit President.

Compensation Risk Analysis

The Company’s executive compensation programs are designed to be balanced, with a focus on both achieving consistent, solid year-over-year financial results and growing shareholder value over the long term. The highest amount of compensation can be attained under these programs, taken as a whole, through consistently strong performance over sustained periods of time. This provides strong incentives for achieving success over the long term and avoiding excessive risk-taking in the short term.

The Company has long believed that compensation incentives, based primarily upon Company earnings or similar performance measures, have played a vital role in the success of the Company. Making profit-sharing, bonuses and/or other incentive payments broadly available to all levels of non-union employees has fostered an ownership mentality throughout the workforce which has resulted in long-term employment and a desire to drive consistent financial performance. The Company’s culture, aided by this ownership mentality, is focused on striving to continually improve performance and achieve long-term success without engaging in excessive risk-taking.

Although the Company’s compensation practices have long been more leveraged than general market compensation practices, we do not believe, for a number of reasons, that our compensation incentives encourage excessive risk-taking that may conflict with the long-term best interests of the Company and its shareholders. First, the Compensation Committee believes base salaries are a sufficient component of total compensation so that excessive risk-taking is not necessary. Second, the performance goals under the annual short-term incentive compensation plan are based upon realistic earnings per share (“EPS”), business unit operating income (“EOI”) and economic value added (“EVA”) levels, reviewed and approved by the Board, that the Compensation Committee believes can be attained without taking inappropriate risks or materially deviating from normal operations, expected continuous improvement or approved strategy. Third, the long-term cash performance awards and performance share awards are based upon performance over three-fiscal-year periods which mitigate the taking of short-term risk. Fourth, in setting targets for short-term cash incentive bonuses and long-term incentive compensation, restructuring charges and non-recurring items are generally eliminated and results are adjusted to eliminate FIFO gains or losses

(where appropriate for the Company or the business unit under consideration), which limit rewards for risky behavior outside the ordinary course of business. Fifth, stock options generally contain a three-year incremental vesting schedule and provide rewards based on the long-term performance of our common shares. Sixth, restricted common share awards also have a vesting period and further link executive compensation to the long-term value of Worthington’s common shares.

The Company’s stock ownership guidelines also drive stock ownership among executives, again aligning their interests with the interests of Worthington’s shareholders and the long-term growth in the value of the Company’s common shares. This is most evident in the shareholdings of CEO John P. McConnell, who is by far the Company’s largest shareholder. His potential financial reward for long-term growth in the value of the Company’s common shares far outweighs any short-term compensation he may receive as a result of any excessive short-term risk-taking.

The Compensation Committee has granted special performance-based/time-vested restricted common share awards to selected NEOs in recent years. These awards are viewed as particularly appropriate as they are earned by top management only when the Worthington stock price increases significantly and, thus, the Company’s shareholders are also significantly benefited. The special performance-based/time-vested restricted common shares awarded to Mr. Russell and Mr. Rose effective June 28, 2013 are described under the caption “Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 37 The special performance-based/time-vested restricted common shares awarded to Mr. Billman and Mr. Gilmore effective June 24, 2014 are described in footnote (4) to the table under the caption “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2015,” beginning on page 57. In each case, the required per share closing price for vesting to occur must be achieved for thirty (30) consecutive days. The target price was set at more than 44% above the all-time high average closing price of the Company’s common shares for any consecutive thirty (30)-day period prior to the applicable grant date. While these awards do require a significant increase in the price of Worthington’s common shares to vest, the Compensation Committee believes that the stock price targets for these awards are reasonable targets which can be met with steady consistent growth in the Company’s performance without the need for any undue risk-tasking.

Cash Compensation Paid in Fiscal 2014

Short-term cash compensation includes the base salary and the short-term annual incentive bonus paid to the Company’s executives, including the CEO and the other NEOs. Effective September 2014, base salaries for most executives will be increased 3%, with larger increases being given to certain executives, such as those promoted to new positions or given broader responsibilities.

Short-term cash compensation (base salary plus annual incentive bonus) increases for Fiscal 2014 for the corporate NEOs averaged approximately 10%. For Fiscal 2014, annual incentive bonuses of the corporate NEOs were up between 13% and 17%, after being down in Fiscal 2013, as corporate bonuses were earned at 97.5% of target levels in Fiscal 2014, after being earned at 86% of target levels for Fiscal 2013. In Fiscal 2014, the Company and its business units posted solid results with diluted EPS as reported, adjusted EPS and EVA all being up approximately 10% over Fiscal 2013. Mr. Billman’s annual incentive bonus, as President of Pressure Cylinders, was up 8% while Pressure Cylinder’s business unit adjusted EOI was up 27%, and its EVA up 15%. Mr. Gilmore’s annual incentive bonus, as President of Steel Processing, was up a greater amount, as Steel Processing’s adjusted EOI was up 15%, and its EVA nearly doubled.

Consistent with the philosophy of our executive compensation program, base salaries paid in Fiscal 2014 were generally below median levels of the comparator group. Earned annual incentive bonus compensation for corporate NEOs was slightly above median levels as financial performance was near the target level.

With the continuing improved performance in Fiscal 2012, Fiscal 2013 and Fiscal 2014, long-term cash and performance share incentive compensation was earned for the three-fiscal-year performance period ended May 31, 2014. For the period ended Fiscal 2014, long-term incentive compensation was earned at a level between target and maximum levels (the payout to corporate executives being 175.3% of the target payout level, while Steel Processing and Pressure Cylinders business unit executives had payouts of 154.6% and 187.6%, respectively, of the target payout level). This was the third consecutive year that long-term incentive compensation has been paid with respect to a three-fiscal-year performance period; however, these have been the only payouts made since 2008. The recession beginning in 2008 depressed results in prior three-year performance periods. See the “Fiscal 2014

Summary Compensation Table” beginning on page 44 of this Proxy Statement for information on long-term incentive compensation earned for the three most recently completed three-fiscal-year performance periods.

The Compensation Committee continues to be impressed with management’s attitude and performance. Lead by the management team, the Company has shown consistent growth in recent years, rebounding from the recession and the resulting difficult market conditions. Aided by the Transformation Plan which management developed and began implementing during Fiscal 2008, and which is continuing to be implemented and refreshed, the Company has taken difficult steps to reduce costs, including facility closures and workforce reductions, to improve efficiencies and to “right size” various operations. The Company has also implemented a focused sales effort as well as a consolidated sourcing and supply chain strategy, and taken other actions to place the Company in a solid competitive position. As a result, the Company was able to achieve continued improved results in Fiscal 2012, Fiscal 2013 and Fiscal 2014. The Company has also taken a number of positive strategic moves. For example, the Cleveland, Ohio Steel Processing facility acquired in February 2010 continues to be very profitable, and a key part of the growth in Steel Processing, which has implemented the Transformation Plan throughout its operations. Combining the metal framing operation into the Clarkwestern Dietrich Building Systems LLC joint venture on March 1, 2011 generated cash, added new assets to our Steel Processing business, and gave us a continuing interest in a metal framing joint venture which has been in a stronger position to capitalize on improvements in the construction market.

Since the beginning of fiscal 2012, the Company has made twelve acquisitions, including nine in our growing Pressure Cylinders business unit. While some of these acquisitions are not performing as forecasted, the majority are performing well, and overall, acquisitions are having a positive impact on earnings and the Company’s growth prospects. For Fiscal 2014, reported EPS, adjusted corporate EPS and corporate EVA all increased approximately 10% from Fiscal 2013 amounts. Adjusted EOI for the Steel Processing business unit was up 15% and the business unit’s EVA nearly doubled. For the Pressure Cylinder business unit, adjusted EOI was up 27% and this business unit’s EVA was up 15%.

As results have improved, the Board has increased the quarterly dividend on its common shares from $0.10 per share to $0.12 per share for Fiscal 2012, to $0.13 per share for Fiscal 2013, to $0.15 per share for Fiscal 2014, and to $0.18 per share for the first quarter of Fiscal 2015. The Company’s common share price has also risen nicely. Overall, the Compensation Committee believes that the Company’s CEO, the other NEOs, and management overall have performed well, as evidenced not only by the Company’s financial results and stock price increase, but also in the strategic actions taken to position the Company, and its various business units and joint ventures, to be able to further enhance results.

Say-on-Pay Consideration

At the Company’s 2013 Annual Meeting of Shareholders, the Company’s shareholders approved the executive compensation as disclosed in the proxy statement for that Annual Meeting, with more than 86% of the common shares represented by those shareholders present in person or represented by proxy at the 2013 Annual Meeting voting for approval. The vote for approval was 98% excluding broker non-votes. The Compensation Committee evaluated the results of this strongly supportive advisory vote, together with the other factors and data discussed in this Compensation Discussion and Analysis, in determining executive compensation policies and making executive compensation decisions.

Compensation Components

Base Salaries

Base salaries for the NEOs and other executive officers are set to reflect the duties and responsibilities inherent in each position, individual levels of experience, performance, market compensation information, internal equity among positions in the Company, and the Compensation Committee’s judgment. The Compensation Committee annually reviews information regarding compensation paid by the comparator group to executive officers with similar responsibilities. It is the Compensation Committee’s intent, in general, to set base salaries below market median levels, with consideration given to the factors listed above, and have total annual cash compensation driven by bonuses.

On June 24, 2014, the Compensation Committee approved base salary increases for the NEOs, which new base salaries will become effective September, 2014, as follows: John P. McConnell - $643,750; Mark A.

Russell - $530,500; B. Andrew Rose - $479,500; Andrew J. Billman - $360,500; and Geoffrey G. Gilmore - $371,000. These increases were generally in the range of 3%, with Mr. Gilmore receiving a greater increase since he had recently been promoted to President of the Steel Processing business unit on August 1, 2012.

Annual Incentive Compensation

The NEOs and certain other key employees of the Company participate in the Company’s annual cash incentive program under which annual bonus awards are tied to attainment of targeted results. These awards for corporate executives are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS and for business unit executives, corporate EPS, business unit EOI and business unit EVA, for the applicable 12-month performance period. Restructuring charges and non-recurring items are generally excluded from all calculations, and the impact of FIFO gains or losses are factored out in calculating corporate EPS and Steel Processing business unit EOI. For corporate executives, each performance measure carries a 50% weighting. For business unit executives, corporate EPS carries a 20% weighting, business unit EOI carries a 30% weighting, and business unit EVA carries a 50% weighting. For performance falling between threshold and target or between target and maximum, the award is linearly prorated. If threshold levels are not reached for any performance measure, no bonus will be paid. Annual incentive bonuses are paid within a reasonable time following the end of the performance period in cash, unless the Board specifically provides for a different form of payment. In the event of a change in control of the Company, followed by the actual or constructive termination of a participant’s employment during the relevant performance period, the annual incentive bonus award of the participant would be considered to be earned at the target level and payable as of the date of actual or constructive termination of employment.

Annual incentive bonuses earned by the NEOs for the 12-month periods which comprised Fiscal 2014, Fiscal 2013, and Fiscal 2012, are shown in the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement in the “Short-Term Incentive Bonus Award” column within “Non-Equity Incentive Plan Compensation”.

On June 24, 2014, the Compensation Committee granted annual incentive bonus awards to the NEOs for the 12-month period ending May 31, 2015 (“Fiscal 2015”). These annual cash incentive bonus awards are shown in the “Annual Cash Incentive Bonus Awards Granted for Fiscal 2015” table beginning on page 57 of this Proxy Statement.

Long-Term Incentive Compensation

The Compensation Committee has implemented a long-term incentive compensation program for the NEOs and other executives, which consists of: (a) annual option grants; (b) long-term performance share awards based on achieving measurable financial results over a three-fiscal-year period; (c) long-term cash performance awards based on achieving measurable financial results over a three-fiscal-year period, and (d) restricted common share awards. Restricted common share awards, long-term performance share awards and long-term cash performance awards are made under the Worthington Industries, Inc. Amended and Restated 1997 Long-Term Incentive Plan (the “1997 LTIP”). Options are generally granted out of one of the Company’s stock option plans or under the 1997 LTIP. All of these plans have been approved by the Company’s shareholders.

The Compensation Committee added awards of restricted common shares to the long-term incentive program beginning in Fiscal 2012, and somewhat reduced the size of the other long-term incentive awards. Beginning with awards for Fiscal 2014, the Compensation Committee increased the portion of long-term incentive awards made in the form of restricted common shares and correspondingly reduced the portion provided through options.

The size of the overall normal long-term incentive compensation awards are generally set based upon market median values for the comparator group, and adjusted for items such as the executive officer’s time in the position, internal equity, performance and such other factors as the Compensation Committee deems appropriate. The percentage of the long-term compensation provided by each type of award (long-term cash performance awards, performance share awards, options and restricted common shares) is determined by the Compensation Committee. The value given to options for purposes of these awards is determined by the Compensation Committee based on input from its compensation consultant taking into account the anticipated grant date fair value calculated under applicable accounting rules and the option values used for recent annual grants. The same is true for restricted common shares. Likewise, the value of the performance share awards is based upon input from the compensation consultant, the applicable anticipated fair value calculated under applicable accounting rules, and the value of recent grants. The value used for long-term cash performance awards is generally the amount that can be earned at target. The amount of each type of award granted to an executive officer is determined consistent with the above factors, with the specific amount determined by the Compensation Committee on a subjective basis combining all of the factors considered.

The Compensation Committee believes that using a blend of restricted common share awards, option awards, long-term performance share awards and long-term cash performance awards represents a particularly appropriate and balanced method of motivating and rewarding senior executives. Restricted common share awards and option awards align the interests of employee recipients with those of shareholders by providing value tied to appreciation of the Company’s common share price. Long-term cash performance awards motivate long-term results because their value is tied to sustained financial achievement over a multiple-year period. Performance share awards blend both of these features because the number of performance shares received is tied to sustained financial achievement over a multiple-year period, and the value of those performance shares is tied to the price of the Company’s common shares. The Compensation Committee believes the combination of these forms of incentive compensation is superior to reliance upon only one form and is consistent with the Company’s compensation philosophy and objectives.

The Compensation Committee generally approves annual restricted common share awards, annual option awards and long-term performance share and long-term cash performance awards at its June meeting. The option grants are generally made effective following the meeting and after the Company has reported its earnings for the just-completed fiscal year. Long-term performance share awards and long-term cash performance awards have been based on performance over a three-fiscal-year period beginning with the first day of the first fiscal year in that period. An explanation of the calculation of the compensation expense relative to the equity-based long-term incentive compensation is set forth under the caption “Equity-Based Long-Term Incentive Compensation Accounting” beginning on page 39 of this Proxy Statement.

Neither the Company nor the Compensation Committee has backdated option grants to obtain lower exercise prices.

Options

Options are generally awarded annually to the NEOs and a select group of executive officers. In practice, the number of common shares covered by an option award generally depends upon the employee’s position and external market data. It had also been the practice of the Company to award options to a broader group of key employees every two or three years, and to grant options at other times to selected key employees such as when their employment began or they received a promotion. Options provide employees with the opportunity to participate in increases in shareholder value as a result of stock price appreciation, and further the Company’s objective of aligning the interests of management with the interests of shareholders.

As noted above, for Fiscal 2014, the Compensation Committee decreased the portion of long-term incentive awards made to the executive group in the form of options and increased the portion provided through awards of restricted common shares. The Compensation Committee also authorized the grants of restricted common shares to the broader group of key employees, rather than providing options. The Compensation Committee made this change to restricted common shares in lieu of options based on a number of factors, including that restricted common share awards are less dilutive than options having the same grant date fair value and are generally better understood and appreciated by the employees.

The following describes the Compensation Committee’s general practice in granting options, excluding specific grants tailored to meet specific circumstances, such as when an employee nears retirement. Options granted to employees between 1984 and May 31, 2011 were non-qualified stock options, which generally vest at a rate of 20% per year and are to be fully vested at the end of five years. Options granted to employees since June 1, 2011 have been non-qualified stock options which vest at a rate of 33% per year and fully vest at the end of three years. In the event an optionee’s employment terminates as a result of retirement, death or total disability, any unexercised options outstanding and exercisable on that date will remain exercisable by the optionee or, in the event of death, by the optionee’s beneficiary, until the earlier of either the fixed expiration date, as stated in the applicable option award agreement, or 36 months after the last day of employment due to retirement, death or disability. Should termination occur for any reason other than retirement, death or disability, unexercised options are generally forfeited. In the event of a change in control of the Company (as defined in the respective option plans or award agreements), options then outstanding will become fully vested and exercisable. However, for options granted after June 1, 2011, the change in control must be followed by an actual or constructive termination of employment for the options to become fully vested and exercisable. The Compensation Committee may allow an optionee to elect, during the 60-day period following a change in control, to surrender an option or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

Effective June 28, 2013, the Company made awards of non-qualified stock options to 36 employees to purchase an aggregate of 121,200 common shares, with an exercise price equal to $31.71, the fair market value of the common shares on the grant date. Of those options, an aggregate of 47,000 common shares were covered by options awarded to the current NEOs.

The option grants to the NEOs in Fiscal 2014 are detailed in the “Grants of Plan-Based Awards for Fiscal 2014” table beginning on page 47 of this Proxy Statement. For purposes of the Grants of Plan-Based Awards for Fiscal 2014 table, options are valued based on a grant date fair value and calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). This value for options is also reported in the “Option Awards” column of the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement.

Between September 27, 2013 and March 26, 2014, the Company made awards of non-qualified stock options to nine employees to purchase an aggregate of 9,000 common shares, with exercise prices equal to the fair market value of the common shares on the respective grant dates, which ranged from $34.23 to $40.48. The options awarded during this time period were granted to employees not covered by the June 28, 2013 grant and included employees who started employment with the Company or started in new positions with the Company. None of these options were awarded to NEOs.

Information on options granted, effective June 30, 2014, to NEOs for Fiscal 2015, is set forth under the caption “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2015”, beginning on page 57.

Long-Term Performance Awards – General

Since Fiscal 1998, the Company has awarded a select group of key executives, including the NEOs, long-term cash performance awards based upon results over a prospective three-fiscal-year performance period. Starting with the three-fiscal-year performance period that began on June 1, 2006, the Company reduced the size of the targeted option awards to executives and added long-term performance share awards.

These long-term performance awards are intended to reward executives for achieving pre-established financial goals over a three-fiscal-year period. For corporate executives, the goals are tied to corporate performance. For business unit executives, the goals are tied to both corporate performance and the performance of their respective business units. Payouts of the long-term cash performance awards and the long-term performance share awards for corporate executives are generally tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA and corporate EPS growth over the performance period, with each performance measure carrying a 50% weighting. For business unit executives, cumulative corporate EVA and corporate EPS growth measures together carry a 50% weighting, and business unit EOI targets are weighted 50%. Restructuring charges and non-recurring items are generally excluded from all calculations and corporate EPS and Steel Processing business unit EOI results are adjusted for FIFO gains or losses. If the performance level falls between threshold and target or between target and maximum, the award is prorated. Payouts, if any, would generally be made in the quarter following the end of the applicable performance period. Calculation of Company results and attainment of performance measures are made solely by the Compensation Committee based upon the Company’s consolidated financial statements. The Compensation Committee determines the appropriate changes and adjustments and may make adjustments for other unusual or non-recurring events, including, without limitation, changes in tax and accounting rules and regulations, extraordinary gains and losses, mergers and acquisitions, and purchases or sales of substantial assets, provided that, if Section 162(m) of the Internal Revenue Code would be applicable to the payout of the award, any such change or adjustment, if not provided for when the targets are set, must be permissible under Section 162(m). These performance measurements have been chosen because the Compensation Committee believes that: (i) the corporate EPS growth metric strongly correlates with the Company’s growth in equity value; (ii) EOI at a business unit ties directly into Company EPS growth; and (iii) the cumulative corporate EVA target, which is driven by net operating profit in excess of the cost of capital employed, keeps management focused on the most effective use of existing assets and pursuing only those growth opportunities which provide returns in excess of the cost of capital. The Company has used these, or similar performance measures, since long-term cash performance awards were first granted for the performance period ended May 31, 1998.

Payouts have been made based on the achievement of corporate and business unit three-fiscal-year performance targets in each of the last three years. No payments of these awards for corporate performance were made in the three-fiscal-year periods prior to 2012, as targets for those years were set prior to the recession which adversely effected results in those three-fiscal-year periods.

The Company performed well during the three-fiscal-year performance period ended May 31, 2014. For that three-fiscal-year period, performance adjusted as used in setting targets and calculating performance results was as follows: cumulative corporate EVA reached $75.2 million; Company adjusted EPS grew by 77% to $2.34; Steel Processing adjusted EOI grew by 47% to $171.4 million; and Pressure Cylinders adjusted EOI grew by 75% to $123.5 million. Accordingly, performance results between target and maximum levels were attained and payouts were made to executive officers with respect to both long-term cash performance awards and performance share awards at 175.3% of target levels for corporate executives, 154.6% of target levels for Steel Processing executives and 187.6% of target levels for Pressure Cylinders executives. Based on the Company’s performance for Fiscal 2013, Fiscal 2014 and Fiscal 2015 (through the date of this Proxy Statement), it appears that the Company is well positioned to attain results between target and maximum performance measure levels applicable to the NEOs for the three-fiscal-year period ending May 31, 2015. At this time, the Company also appears positioned to achieve results which fall between target and maximum performance measure levels for the three-fiscal-year performance period ending May 31, 2016.

Long-Term Cash Performance Awards

As noted above, long-term cash performance awards have been part of the long-term performance awards granted to key members of management since they were first awarded in 1998. They are intended to reward executives for achieving pre-established financial goals over a three-fiscal-year period. These awards are granted to key members of management and are earned only if the specified performance objectives, as discussed above, are met over the three-fiscal-year performance period. Three-fiscal-year long-term cash performance awards may be paid in cash, common shares or any combination thereof, as determined by the Compensation Committee at the time of payment. To date, earned long-term cash performance awards have been paid in cash. If the performance criteria are met, payouts would generally be made in the quarter following the end of the performance period. Nothing is paid under the long-term cash performance awards if none of the three-fiscal-year financial thresholds are met.

Treatment of awards on a change in control or a termination of employment, including termination due to death, disability or retirement, is discussed below under the caption “Long-Term Performance Awards – Impact of Termination/Change in Control”. The performance measures for the long-term cash performance awards are discussed above under the caption “Long-Term Performance Awards – General”.

Long-term cash performance awards were earned between target and maximum levels for the three-fiscal-year performance period ended May 31, 2014 as more fully discussed above under “Long-Term Performance Awards – General”. The amount of the awards earned by the NEOs for this period is shown in the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of the Proxy Statement under the “3-year Cash Performance Award” column within “Non-Equity Incentive Plan Compensation”. The long-term cash performance awards earned were paid in cash.

Long-term cash performance awards granted in Fiscal 2014 for the three-fiscal-year performance period ending May 31, 2016 are reported in the “Grants of Plan-Based Awards for Fiscal 2014” table beginning on page 47 of this Proxy Statement.

Information on long-term cash performance awards granted in Fiscal 2015 for the three-fiscal-year performance period ending May 31, 2017 is shown in the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2015” table beginning on page 57 of this Proxy Statement.

Long-Term Performance Share Awards

As noted above, since June 1, 2006, performance share awards have constituted a portion of the long-term performance awards granted to key members of management. They are intended to reward executives for achieving pre-established financial goals over the three-fiscal-years period and are earned only if the specified performance objectives, as discussed above, are met over the performance period. The long-term performance share awards are paid in common shares and the value is determined not only by the number of common shares earned, but also by the value of the common shares at the time the awards are earned and the common shares are paid out. If the performance criteria are met, payouts are generally made the quarter following the end of the performance period. Nothing is paid under the performance share awards if none of the three-fiscal-year financial threshold measures are met.

Treatment of awards on a change in control or a termination of employment, including termination due to death, disability or retirement, is discussed below under the caption “Long-Term Performance Awards – Impact of Termination/Change in Control”. Long-term performance share awards were earned between target and maximum levels for the three-fiscal-year performance period ended May 31, 2014, as described above under the caption “Long-Term Performance Awards – General”. The performance measures for the long-term performance share awards are discussed in the prior section, captioned “Long-Term Performance Awards – General”. The long-term performance share awards earned were paid in common shares.

Long-term performance share awards granted in Fiscal 2014 for the three-fiscal-year performance period ending May 31, 2016 are reported in the “Grants of Plan-Based Awards for Fiscal 2014” table beginning on page 47 of this Proxy Statement. An explanation of the calculation of the compensation expense relative to those awards is set forth under the caption “Equity-Based Long-Term Incentive Compensation Accounting” beginning on page 39 of this Proxy Statement. If the performance criteria are met, the performance shares earned would generally be issued in the quarter following the end of the performance period.

Information on long-term performance share awards granted in Fiscal 2015 for the three-fiscal-year performance period ending May 31, 2017 is shown in the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2015” table beginning on page 57 of this Proxy Statement.

Long-Term Performance Awards – Impact of Termination/Change in Control

In general, termination of employment results in termination of long-term cash performance awards and long-term performance share awards. However, if termination is due to death, disability or retirement, a pro rata payout will be made for performance periods ending 24 months or less after termination of employment based on the number of months of employment completed by the participant during the performance period before the effective date of termination, provided that the applicable performance goals are achieved. No payout will be made for performance periods ending more than 24 months after termination of employment. Unless the Compensation Committee specifically provides otherwise at the time of grant, in the event of a change in control of the Company, all long-term cash performance awards and long-term performance share awards would be considered to be earned and payable in full at the maximum level, and immediately settled or distributed. For the three-fiscal-year long-term cash performance awards and long-term performance share awards granted in Fiscal 2012 or later, a double-trigger provision was added and the change in control must be followed by an actual or constructive termination of employment for the payout provision to apply.

Annual Restricted Common Share Awards to Executives

Effective June 28, 2013, the Compensation Committee granted annual restricted common share awards to 35 executives covering an aggregate of 111,000 restricted common shares, which will cliff vest on the third anniversary of the grant date. Of those awards, an aggregate of 56,000 restricted common shares were awarded to the NEOs. Restricted common share awards are intended to reward and incent executives by directly aligning the interests of management with the interests of shareholders. The vesting provision of the restricted common shares also serves as a management retention incentive. For further details with respect to the restricted common share awards granted to the NEOs effective June 28, 2013, see the “Stock Awards” column of the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement.

Effective June 30, 2014, the Compensation Committee granted restricted common share awards to 39 executives covering an aggregate of 108,725 restricted common shares (of which 56,000 restricted common shares were awarded to the NEOs) which will generally cliff vest on the third anniversary of the grant date. For further details with respect to the restricted common share awards granted to the NEOs on June 30, 2014, see the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2015” table beginning on page 57 of this Proxy Statement.

Other Restricted Common Share Awards

On August 30, 2013, restricted common share awards were made to 899 employees (none of which were awarded to NEOs) covering an aggregate of 230,725 restricted common shares which will cliff vest on the third anniversary of the grant date.

The Compensation Committee has delegated to the CEO, the authority to make grants during Fiscal 2015 covering up to an aggregate of 200,000 restricted common shares to key employees (none of which may be NEOs).

Special Performance-Based/Time-Vested Restricted Common Share Awards

The Compensation Committee has at times made special “one off” performance-based/time-vested long-term incentive awards to certain key employees tied to the price of the Company’s common shares attaining certain levels. The Compensation Committee made a special award, effective June 28, 2013, of 180,000 performance-based/time-vested restricted common shares to each of Mr. Rose and Mr. Russell. The term of these restricted common share awards is five years and the restricted common shares will vest if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $50.00 per share for 30 consecutive days during the five-year term; and (b) the executive officer has remained continuously employed by the Company for three years (i.e., through June 28, 2016). The executive must hold any vested restricted common shares until the later of (i) five years after the June 28, 2013 grant date or (ii) two years after vesting. The restricted common shares will be forfeited five years from the effective date of the award (i.e., June 28, 2018) if the performance-based vesting condition is not met by that date, or if the executive officer’s employment is terminated before June 28, 2016. If the NEO’s employment is terminated by the Company without “cause” or if the NEO dies or becomes permanently disabled after the performance condition has been met but before the time-based vesting condition has been met, the restricted common shares will be fully vested as of the date of termination. In the case of death or disability, the Compensation Committee may elect, in its sole discretion, to accelerate the vesting of all or a portion of these restricted common shares. In the event of a change in control followed by an actual or constructive termination of employment (as defined by the Compensation Committee), these restricted common shares will vest, subject to any Internal Revenue Code Section 280G limitation imposed by the Compensation Committee. For further details on the restricted common share awards granted on June 28, 2013, see the “Grants of Plan-Based Awards for Fiscal 2014” table beginning on page 47 of this Proxy Statement.

Each of Mr. Russell and Mr. Rose has been a key player in driving the Company’s transformation efforts and financial results, as well as in other strategic actions taken by the Company in recent years. The CEO and the Board have identified Mr. Russell and Mr. Rose as key executives who have key roles and responsibilities in leading the Company forward. The Compensation Committee believes these special restricted common share awards serve as a strong retention mechanism that provides a unique incentive to these identified leaders to further enhance the Company’s success, and directly ties their compensation to the Company’s first corporate goal of increasing the value of our shareholders’ investment.

The Compensation Committee believes the $50.00 per share closing price for 30 consecutive days condition to be an appropriate performance target, as its achievement will not only reward Messrs. Rose and Russell, but also the shareholders in general, as the $50.00 stock price would be more than 45% above the all-time high average closing price of the Company’s common shares for any consecutive 30-day period prior to June 28, 2013. The Compensation Committee believes this to be reasonable target which can be reached by steady, consistent growth in the Company’s performance, without the need for any undue risk-taking. Further, the Compensation Committee believes that requiring the executive officers to continue to hold the common shares for at least two years after vesting (coupled with their other stock holdings and equity awards), reduces the incentive for risky behavior intended to drive only a short-term increase in the price of the common shares, and instead encourages activity which would lead to steady increases in financial results and the stock price which can be maintained and increased beyond the vesting period of the restricted common shares.

The Compensation Committee also made a special award, effective June 24, 2014, of 25,000 performance-based/time-vested restricted common shares to each of Mr. Billman and Mr. Gilmore. The term of these restricted common share awards is five years and the restricted common shares will vest if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $60.00 per share for 30 consecutive days during the five-year term; and (b) the executive officer has remained continuously employed by the Company for five years (i.e., through June 24, 2019). The restricted common shares will be forfeited five years from the effective date of the award (i.e., June 24, 2019) if the performance-based vesting condition is not met by that date, or if the executive officer’s employment is terminated before June 24, 2019. The term of these restricted common share awards is five years and the restricted common shares will vest if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $50.00 per share for 30 consecutive days during the five-year term; and (b) the executive officer has remained continuously employed by the Company for three years (i.e., through June 28, 2016). The executive officer must hold any vested restricted common shares until the later of (i) five years after the June 28, 2013 grant date or (ii) two years after vesting. The restricted common shares will be forfeited five years from the effective date of the award (i.e., June 28, 2018) if the performance-based vesting condition is not met by that date, or if the executive officer’s employment is terminated before June 28, 2016. If the NEO’s employment is terminated by the Company without “cause” or if the NEO dies or becomes permanently disabled after the performance condition has been met but before the time-based vesting condition has been met, the restricted common shares will be fully vested as of the date of termination. In the case of death or disability, the Compensation Committee may elect, in its sole discretion, to accelerate the vesting of all or a portion of these restricted common shares. In the event of a change in control followed by an actual or constructive termination of employment (as defined by the Compensation Committee), these restricted common shares will vest, subject to any Internal Revenue Code Section 280G limitation imposed by the Compensation Committee. Details of these awards are included in footnote (4) of the “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2015” table on page 57.

As leaders of the Company’s key business units, each of Mr. Billman and Mr. Gilmore will be a key player in driving the Company’s transformation efforts and financial results. The CEO and the Board have identified Mr. Billman and Mr. Gilmore as key executives who have important roles and responsibilities in leading the Company forward — Mr. Billman in his capacity as President of the Pressure Cylinders business unit and Mr. Gilmore in his capacity as President of the Steel Processing business unit. The Compensation Committee believes these special restricted common share awards serve as a strong retention mechanism that provides a unique incentive to these identified leaders to further enhance the Company’s success, and directly ties their compensation to the Company’s first corporate goal of increasing the value of our shareholders’ investment.

The Compensation Committee believes the $60.00 per share closing price for 30 consecutive days to be an appropriate performance target, as its achievement will not only reward Messrs. Billman and Gilmore, but also the shareholders in general, as the $60.00 stock price would be more than 44% above the all-time high average closing price of the Company’s common shares for any consecutive 30-day period prior to June 24, 2014. The Compensation Committee believes this to be reasonable target which can be reached by steady, consistent growth in the Company’s performance, without the need for any undue risk-taking. Further, the Compensation Committee believes that the five-year time-based vesting (coupled with their other stock holdings and equity awards), reduces the incentive for risky behavior intended to drive only a short-term increase in the price of the common shares, and instead encourages activity which would lead to steady increases in financial results and the stock price which can be maintained.

Value of Long-Term Equity Compensation Awarded in Fiscal 2014

The aggregate grant date fair value for the normal annual grants of long-term equity compensation in the form of options and restricted common shares for the NEOs and the executives in general was down somewhat in Fiscal 2014 even though the grant date fair value of options and restricted common shares has increased significantly as the price of the Company’s common shares has risen. The Company switched to grant more restricted common shares and fewer options, and awards covering fewer overall common shares were granted. The total value of long-term equity compensation granted to Mr. Russell and Mr. Rose in Fiscal 2014 was up substantially due to the special award of performance-based/time-vested restricted common shares.

Long-term cash performance awards and long-term performance share awards were earned for the three-fiscal-year performance period ended May 31, 2014 at between target and maximum levels as the Company’s performance continued solid improvement at somewhat higher levels than for the three-fiscal-year period ended May 31, 2013, which also fell between target and maximum. See “Long-Term Performance Awards – General” beginning on page 34 of this Proxy Statement.

Claw Back Policy

The Company does not have a specific claw back policy. If the Company is required to restate its earnings as a result of material non-compliance with a financial reporting requirement due to misconduct, under Section 304 of the Sarbanes-Oxley Act of 2002 (“SOX”), the CEO and the Chief Financial Officer would be required to reimburse the Company for any bonus or other incentive-based or equity-based compensation received by them from the Company during the 12-month period following the first filing with the SEC of the financial document that embodied the financial reporting requirement, and any profits realized from the sale of common shares of the Company during that 12-month period, to the extent required by SOX.

Equity-Based Long-Term Incentive Compensation Accounting

The accounting treatment for equity-based long-term incentive compensation is governed by ASC 718. Options are valued using the Black-Scholes pricing model based upon the grant date closing price per common share underlying the option award, the expected life of the option, risk-free interest rate, dividend yield, and expected volatility. Further information concerning the valuation of options and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for Fiscal 2014 filed on July 30, 2014 (the “2014 Form 10-K”).

Long-term performance share awards payable in common shares are initially valued using the grant date closing price per common share based on the target award, and compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based upon an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Long-term cash performance awards are initially valued at the target level, and compensation expense is recorded prospectively over the performance period on a straight-line basis. This amount is then adjusted on a quarterly basis based on an estimate of the performance level anticipated to be achieved for the performance period in light of actual and forecasted results.

Restricted common shares are valued at fair value as of the date of grant and the calculated compensation expense is recognized on a straight-line basis over their respective vesting periods. For restricted common shares with only time-based vesting, fair value is generally equal to the closing price of the common shares at the respective grant date. If the vesting is subject to other conditions, such as the special performance-based/time-vested restricted common share awards, the value is generally calculated under a Monte Carlo simulation model. Further information concerning the valuation of restricted common shares and the assumptions used in that valuation is contained in “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2014 Form 10-K.

Deferred Profit Sharing Plan

The NEOs participate in the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “DPSP”), together with most other full-time, non-union employees of the Company. The DPSP is a 401(k) plan and is the Company’s primary retirement plan. Contributions made by the Company to participants’ accounts under the DPSP are generally based on 3% of eligible compensation which includes base salary, profit-sharing, bonus and short-term incentive bonus payments, overtime and commissions, up to the maximum limit set by the Internal Revenue Service (“IRS”) from year to year ($260,000 for calendar 2014). In addition, the NEOs and other participants in the DPSP may elect to make voluntary contributions up to prescribed IRS limits. These voluntary contributions are generally matched by Company contributions of 50% of the first 4% of eligible compensation contributed by the participant. Distributions under the DPSP are generally deferred until retirement, death or total and permanent disability.

Non-Qualified Deferred Compensation

The NEOs and other highly-compensated employees are eligible to participate in the Worthington Industries, Inc. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan (as amended, the “2005 NQ Plan”). The 2005 NQ Plan is a voluntary, non-tax qualified, unfunded deferred compensation plan available only to select highly-compensated employees for the purpose of providing deferred compensation, and thus potential tax benefits, to these employees.

Under the 2005 NQ Plan, executive officers of the Company may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or annual cash incentive bonus awards. Amounts deferred are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the base salary and/or bonus compensation would have otherwise been paid. In addition, the Company may make discretionary employer contributions to the participants’ bookkeeping accounts in the 2005 NQ Plan. In recent years, the Company has made employer contributions in order to provide the same percentage of retirement-related deferred compensation to executive officers compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under the DPSP. For the 2013 and 2014 calendar years, the Company made contributions to the 2005 NQ Plan for participants equal to (i) 3% of an executive’s annual compensation (base salary plus bonus) in excess of the IRS maximum; and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the executive to the DPSP to the extent not matched by the Company under the DPSP. Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested with a rate of return reflecting: (a) the returns on those investment options available under the DPSP; (b) a fixed interest rate set annually by the Compensation Committee (2.29% for Fiscal 2014), or (c) a theoretical common shares option reflecting increases or decreases in the fair market value of the Company’s common shares with dividends deemed reinvested. Effective October 1, 2014, any portion of a participant’s bookkeeping account credited to the theoretical common shares option must remain credited to the theoretical shares option until distributed. Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same or similar investment option.

Employees’ bookkeeping accounts in the 2005 NQ Plan are fully vested. Payouts under the 2005 NQ Plan are made in cash or, effective October 1, 2014, in the case of amounts credited to the theoretical common shares option, whole common shares and cash in lieu of fractional shares. Payments will be made as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by the Company, either in a lump sum or in installment payments, all as chosen by the participant at the time the deferral is elected. The Compensation Committee may permit hardship withdrawals from a participant’s account under defined guidelines.

Contributions or deferrals for the period before January 1, 2005, are maintained under the Worthington Industries, Inc. Non-Qualified Deferred Compensation Plan, effective March 1, 2000 (as amended, the “2000 NQ Plan”). Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of the then newly-adopted Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. Among other things, the provisions of Section 409A generally are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The 2005 NQ Plan and the 2000 NQ Plan are collectively referred to as the “Employee Deferral Plans”.

Perquisites

The Company makes club memberships available to NEOs and certain other executives because it believes that such memberships can be useful for business entertainment purposes. In 2007, the Company elected to no longer provide executives with leased Company vehicles and generally eliminated leased Company vehicles for all employees unless a substantial portion of their business time involves travel, as is the case with those individuals in outside sales.

For security reasons, the CEO occasionally uses Company airplanes for personal travel. The CEO and other NEOs who use Company airplanes for personal use are charged an amount equal to the SIFL rate set forth in the regulations promulgated by the United States Department of the Treasury (“Treasury Regulations”), which is generally less than the Company’s incremental costs.

Other Company Benefits

The Company provides employees, including the NEOs, a variety of employee welfare benefits including medical benefits, disability benefits, life insurance, accidental death and dismemberment insurance, and the DPSP noted above. These benefits are generally provided to employees on a Company-wide basis.

Change in Control

The Company has no formal employment contracts or other standalone change in control provisions relative to the NEOs or other top executives. It does have certain change in control provisions in its various compensation plans, as described below.

The Company’s stock option plans generally provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company, all options then outstanding will become fully vested and exercisable as of the date of the change in control. However, for the options granted in Fiscal 2012 and later, a double-trigger provision was added and the change in control must be followed by an actual or constructive termination of employment for the accelerated vesting provision to apply. In addition, the Compensation Committee may allow the optionee to elect, during the 60-day period from and after the change in control, to surrender the options or a portion thereof in exchange for a cash payment equal to the excess of the change in control price per share over the exercise price per share.

For purposes of the Company’s stock option plans (the 1997 LTIP, the Amended and Restated 2003 Stock Option Plan (the “2003 Stock Option Plan”) and the 2010 Stock Option Plan), a change in control will be deemed to have occurred when any person, alone or together with its affiliates or associates, has acquired or obtained the right to acquire the beneficial ownership of 25% or more of the Company’s outstanding common shares, unless such person is: (a) the Company; (b) any employee benefit plan of the Company or a trustee of or fiduciary with respect to any such plan when acting in that capacity; or (c) any person who, on the date the applicable plan became effective, was an affiliate of the Company owning in excess of 10% of the Company’s outstanding common shares and the respective successors, executors, legal representatives, heirs and legal assigns of such person (an “Acquiring Person Event”). In addition, in the case of options granted under the 2003 Stock Option Plan and the 2010 Stock Option Plan, a change in control will also be deemed to have occurred if there is a change in the composition of the Board with the effect that a majority of the directors are not “continuing directors” (as defined in each plan).

If a change in control (followed by an actual or constructive termination of employment where required by the terms of the options at issue) had occurred as of May 31, 2014, the value of the unvested options which would have vested upon the change in control (based upon (a) the difference, if any, between (i) the closing market price of the Company’s common shares on May 30, 2014, the last business day of Fiscal 2014 ($40.30), and (ii) the per share exercise price of each such option, multiplied by (b) the number of common shares subject to the unvested portion of each such option), for each of the NEOs would have totaled:

NEO	Value of Unvested Options If Vesting Accelerated
John P. McConnell	$3,999,279
B. Andrew Rose	$1,578,703
Mark A. Russell	$1,533,503
Andrew J. Billman	$693,364
Geoffrey G. Gilmore	$436,083

Long-term cash performance awards and long-term performance share awards generally provide that, unless the Board or the Compensation Committee provides otherwise, upon a change in control of the Company, all such awards would be considered earned and payable in full at the maximum amounts and would be immediately settled or distributed. However, for the three-fiscal-year long-term performance share awards and long-term cash performance awards granted in Fiscal 2012 and later, a double-trigger provision requires that the change in control be followed by an actual or constructive termination of employment for this payout provision to apply. For purposes of the 1997 LTIP (under which the long-term cash performance awards and long-term performance share awards have been granted), a change in control will be deemed to have occurred when there is an Acquiring Person Event as defined above.

If a change in control (followed by an actual or constructive termination of employment when required by the terms of the award at issue) had occurred as of May 31, 2014, the aggregate value of the long-term cash performance awards and the number of common shares underlying long-term performance share awards, which would have been distributed to each of the NEOs would have totaled:

NEO	Long-Term Cash Performance Awards	Long-Term Performance Share Awards
John P. McConnell	$5,900,000	144,000
B. Andrew Rose	$3,100,000	52,000
Mark A. Russell	$3,405,556	58,110
Andrew J. Billman	$1,680,556	25,556
Geoffrey G. Gilmore	$1,616,666	22,778

The time-vested restricted common share awards granted effective June 28, 2013, June 29, 2012, and June 30, 2011, and in the case of Messrs. Billman and Gilmore, awards granted on September 2, 2011 following their promotions to President of the Pressure Cylinders and Steel Processing business units, respectively, provide that upon a change in control of the Company followed by an actual or constructive termination of employment, the restricted common shares vest and the restrictions lapse. If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2014, the number of time-vested restricted common shares (and accrued dividends on those common shares) that would have vested and been distributable to each of the NEOs as of such date are:

NEO	# of Restricted Common Shares	Accrued Dividends
John P. McConnell	62,000	$58,300
B. Andrew Rose	28,000	$16,070
Mark A. Russell	28,000	$16,070
Andrew J. Billman	15,500	$14,575
Geoffrey G. Gilmore	13,500	$10,195

The 185,000 special performance-based/time-vested restricted common share awards granted to Messrs. Rose and Russell as of June 30, 2011 also provide that upon a change in control followed by an actual or constructive termination of employment, the restricted common shares will vest and the restrictions lapse. On May 7, 2013, the common shares price reached the performance-based vesting levels and at that point, time-based vesting occurred with respect to one-third of the restricted common shares and an additional one-third vested on July 30, 2013. If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2014, the final one-third of these restricted common shares, and accrued dividends on those common shares, that would have vested and been distributable as of such date as follows:

NEO	# of Restricted Common Shares	Accrued Dividends
B. Andrew Rose	61,667	$89,417
Mark A. Russell	61,667	$89,417

The 180,000 special performance-based/time-vested restricted common share awards granted to Messrs. Rose and Russell as of June 28, 2013 also provide that upon a change in control followed by an actual or constructive termination of employment, the restricted common shares will vest and the restrictions lapse. If a change in control followed by an actual or constructive termination of employment had occurred as of May 31, 2014, the number of restricted common shares, and accrued dividends on those common shares, that would have vested and been distributable as of such date are:

NEO	# of Restricted Common Shares	Accrued Dividends
B. Andrew Rose	180,000	$81,000
Mark A. Russell	180,000	$81,000

Short-term cash incentive awards provide that if during a performance period, (a) a change in control of the Company (as defined in the relevant plan) occurs and (b) the participant’s employment with the Company and its subsidiaries terminates on or after the change in control, the participant’s award would be considered earned and payable as of the date of the participant’s actual or constructive termination of employment in the amount designated as target for such award and would be settled or distributed following the date of the participant’s actual or constructive termination of employment. The target amounts for the short-term cash incentive awards granted to the NEOs for the 12-month performance period ended May 31, 2014, are shown in the “Grants of Plan-Based Awards for Fiscal 2014” table beginning on page 47 of this Proxy Statement.

Under the Employee Deferral Plans, participants’ bookkeeping accounts will generally be paid out as of the date of the change in control. See the “Non-Qualified Deferred Compensation for Fiscal 2014” table on page 55 of this Proxy Statement for further information.

The Compensation Committee believes that these change in control provisions are appropriate and well within market norms, particularly because the Company has no formal employment contracts or other formal change in control provisions relative to the NEOs or other executives.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally limits the deduction that the Company may take for certain remuneration paid in excess of $1,000,000 to any “covered employee” of the Company in any one taxable year. Currently, Section 162(m) of the Internal Revenue Code only applies to the Company’s CEO as well as the three other most highly compensated officers of the Company (not including the Company’s Chief Financial Officer). Compensation which qualifies as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the related Treasury Regulations will not be taken into account in determining whether this $1,000,000 deduction limitation has been exceeded. Awards granted under the Company’s stock option plans generally qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and restricted common shares with vesting tied to performance measures would also generally qualify. The Compensation Committee intends to tailor the long-term incentive compensation awards granted under the 1997 LTIP (except for restricted common share awards which do not have a performance-based vesting requirement) and the awards granted to executive officers under the Company’s annual cash incentive program to so qualify. The Compensation Committee believes that the awards granted for Fiscal 2014 and Fiscal 2015 under the Company’s annual cash incentive program as well as the long-term cash performance awards and long-term performance share awards granted for the three-fiscal-year periods ending May 31, 2016 and 2017, under the 1997 LTIP will qualify for the “qualified performance-based compensation” exemption under Section 162(m). Please see the description of these awards under the captions “Annual Cash Incentive Bonus Awards Granted for Fiscal 2015” beginning on page 56 of this Proxy Statement and “Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2015”, beginning on page 57 of this Proxy Statement.

The Compensation Committee intends to continue to examine the best method to pay incentive compensation to executive officers, which will include consideration of the application of Section 162(m) of the Internal Revenue Code.

In all cases, whether or not some portion of a covered employee’s compensation is tax deductible, the Compensation Committee will continue to carefully consider the net cost and value to the Company of its compensation policies.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis (the “CD&A”) contained in this Proxy Statement and discussed the CD&A with management. Based upon such review and discussion, the Compensation Committee recommended to the full Board, and the Board approved, that the CD&A be included in this Proxy Statement and incorporated by reference into the 2014 Form 10-K.

The foregoing report is provided by the Compensation Committee of the Board:

Compensation Committee

John B. Blystone, Chair
Kerrii B. Anderson
Michael J. Endres
Peter J. Karmanos, Jr.

Fiscal 2014 Summary Compensation Table

The following table lists, for each of Fiscal 2014, Fiscal 2013 and Fiscal 2012, the compensation of the Company’s CEO, the Company’s Chief Financial Officer (“CFO”), and the Company’s three other most highly compensated executive officers serving at the end of Fiscal 2014 (collectively, the “NEOs”).

Fiscal 2014 Summary Compensation Table

					Non-Equity Incentive Plan Compensation
Name and Principal Position	Fiscal Year	Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Short-Term / Long-Term		Change in Pension Value and Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($) (5)	Total ($)
					Short- Term Incentive Bonus Award ($) (1)	3-year Cash Perform- ance Award ($) (4)
John P. McConnell, Chairman of the Board and Chief Executive Officer	2014	625,000	1,266,270	220,150	838,070	1,664,875	0	86,619	4,700,984
	2013	625,000	1,071,800	618,400	740,890	1,461,575	0	68,903	4,586,568
	2012	623,077	1,020,750	728,800	947,290	579,025	0	75,534	3,974,476

B. Andrew Rose, Executive Vice President and Chief Financial Officer (6)	2014	460,500	4,937,160	116,550	476,531	613,375	0	44,611	6,648,727
	2013	437,500	469,660	386,500	409,213	538,475	0	47,752	2,289,100
	2012	398,293	3,931,200	273,300	484,660	137,138	0	51,559	5,276,150

Mark A. Russell, President and Chief Operating Officer	2014	511,250	4,937,160	116,550	602,241	853,046	0	53,169	7,073,416
	2013	480,000	496,660	386,500	516,900	647,907	0	62,066	2,590,033
	2012	418,462	3,931,200	273,300	724,185	287,613	0	68,795	5,703,555

Andrew J. Billman, President, Worthington Cylinder Corporation (7)	2014	339,750	274,755	77,700	346,850	497,040	0	33,759	1,569,854
	2013	306,750	212,750	212,575	321,638	342,206	0	28,162	1,424,081

Geoffrey G. Gilmore, President, The Worthington Steel Company (8)	2014	341,250	306,465	77,700	463,500	327,292	0	28,921	1,545,128

(1)	The amounts shown in these columns include that portion of salaries and short-term incentive bonus awards the NEOs elected to defer pursuant to the DPSP or the 2005 NQ Plan. Amounts deferred pursuant to the 2005 NQ Plan in Fiscal 2014 are separately shown in the “Non-Qualified Deferred Compensation for Fiscal 2014” table beginning on page 55 of this Proxy Statement.
(2)	The amounts shown in this column include the aggregate grant date fair values of: (a) the performance share awards granted to the NEOs under the 1997 LTIP in Fiscal 2014, Fiscal 2013 and Fiscal 2012, for the three-fiscal-year period beginning with the first day of each year; (b) the annual time-vested restricted common share awards granted to the NEOs in Fiscal 2014, Fiscal 2013 and Fiscal 2012; and (c) for Messrs. Rose and Russell, the special performance-based/time-vested restricted common share awards granted to them in Fiscal 2014 and Fiscal 2012. The following table shows separately the aggregate grant date fair values of the long-term performance share awards, the annual time-vested restricted common share awards and the special performance-based/time-vested restricted common share awards:

	Fiscal 2014		Fiscal 2013		Fiscal 2012
John P. McConnell: Long-term performance share award Annual time-vested restricted common share award	$ $	568,650 697,620	$ $	662,400 409,400	$ $	558,750 462,000

B. Andrew Rose: Long-term performance share award Annual time-vested restricted common share award Special performance-based/time-vested restricted common share award	$ $ $	234,150 348,810 4,354,200	$ $	264,960 204,700 N/A	$ $ $	156,450 161,700 3,613,050

Mark A. Russell: Long-term performance share award Annual time-vested restricted common share award Special performance-based/time-vested restricted common share award	$ $ $	234,150 348,810 4,354,200	$ $	264,960 204,700 N/A	$ $ $	156,450 161,700 3,613,050

Andrew J. Billman: Long-term performance share award Annual time-vested restricted common share award	$ $	100,350 174,405	$ $	110,400 102,350		N/A N/A

Geoffrey G. Gilmore: Long-term performance share award Annual time-vested restricted common share award	$ $	100,350 206,115		N/A N/A		N/A N/A

(1)	The amounts for the long-term performance share awards are computed in accordance with ASC 718 as of the date the long-term performance share awards were granted. These grant date fair values were calculated based upon the “target” award and the closing price of the common shares on the date of the grant which was: $33.45 for the Fiscal 2014 awards; $22.08 for the Fiscal 2013 awards; and $22.35 for the Fiscal 2012 awards. The aggregate grant date fair value included for the long-term performance share awards would have been double the amounts shown above for each fiscal year if the “maximum” award had been used instead of the “target” award. The aggregate grant date fair value included for the long-term performance share awards would be reduced by half of the amounts shown above for each fiscal year if the “threshold” award had been used.
(2)	The performance measures associated with the long-term performance share awards are described under the caption “Compensation Discussion and Analysis – Compensation Components – Long-Term Performance Awards – General” beginning on page 34 of this Proxy Statement. The “Grants of Plan-Based Awards for Fiscal 2014” table on page 47 of this Proxy Statement provides information on the long-term performance share awards granted in Fiscal 2014.

The amounts for the annual time-vested restricted common share awards are computed in accordance with ASC 718 as of the date the restricted common share awards were granted. For the annual time-vested restricted common share awards granted to the NEOs in Fiscal 2014, Fiscal 2013, and Fiscal 2012, these amounts were calculated by multiplying the number of restricted common shares granted by the closing price of the common shares on the date of the grant which for Fiscal 2014 was $31.71, for Fiscal 2013 was $20.47 and for Fiscal 2012 was $23.10. The annual time-vested restricted common share awards are described under caption “Compensation Discussion and Analysis – Compensation Components – Annual Restricted Common Share Awards to Executives” beginning on page 36 of this Proxy Statement. The “Grants of Plan-Based Awards for Fiscal 2014” table on page 47 of this Proxy Statement provides information on the annual time-vested restricted common share awards granted in Fiscal 2014.

For the special performance-based/time-vested restricted common share awards granted to Messrs. Rose and Russell in Fiscal 2012, the grant date fair value was $19.53 per share, determined using the Monte Carlo simulation model. For the performance-based/time-vested restricted common share awards granted to Messrs. Rose and Russell in Fiscal 2014, the grant date fair value was $24.19 per share, determined using the Monte Carlo simulation model. The performance-based/time-vested restricted common share awards for Fiscal 2014 are described under the caption “Compensation Discussion and Analysis – Compensation Components – Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 37 of this Proxy Statement. The “Grants of Plan-Based Awards for Fiscal 2014” table beginning on page 47 of this Proxy Statement provides information on the performance-based/time-vested restricted common share awards for Fiscal 2014.

As required by applicable SEC Rules, the amounts shown in this column exclude the impact of estimated forfeitures. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2014 Form 10-K for the assumptions used and additional information regarding the performance share awards and the restricted common share awards.

(3)	The amounts shown in this column represent the aggregate grant date fair value of the option awards granted to the NEOs in Fiscal 2014 ($12.95 per share), Fiscal 2013 ($7.73 per share), and Fiscal 2012 ($9.11 per share), computed in accordance with ASC 718. The amounts shown in this column exclude the impact of estimated forfeitures, as required by applicable SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2014 Form 10-K for the assumptions used and additional information regarding the options. The “Grants of Plan-Based Awards for Fiscal 2014” table beginning on page 47 of this Proxy Statement provides further information on option awards granted in Fiscal 2014.
(4)	This column reflects the long-term cash performance awards earned by the NEOs for the three-fiscal-year performance periods ended May 31, 2014 (for Fiscal 2014), ended May 31, 2013 (for Fiscal 2013) and ended May 31, 2012 (for Fiscal 2012).
(5)	The following table describes each component of the “All Other Compensation” column for each of Fiscal 2014, Fiscal 2013 and Fiscal 2012:

All Other Compensation Table

Name	Fiscal Year	Company Contributions to DPSP (the Company’s 401(k) Plan) ($) (a)	Company Contributions to 2005 NQ Plan ($) (b)	Group Term Life Insurance Premium Paid ($) (c)	Perquisites ($) (d)
John P. McConnell	2014 2013 2012	13,000 13,222 12,733	36,977 43,922 61,874	1,141 927 927	35,501 10,832 N/A

B. Andrew Rose	2014 2013 2012	13,044 14,323 12,638	30,426 32,502 37,994	1,141 927 927	N/A N/A N/A

Mark A. Russell	2014 2013 2012	13,702 14,845 13,305	38,326 46,294 54,563	1,141 927 927	N/A N/A N/A

Andrew J. Billman	2014 2013	13,205 12,907	19,413 14,328	1,141 927	N/A N/A

Geoffrey G. Gilmore	2014	13,490	14,290	1,141	N/A

(a)	The amounts in this column include Company contributions and matching Company contributions made under the DPSP with respect to the applicable fiscal year to the accounts of the NEOs. The DPSP is described under the caption “Compensation Discussion and Analysis – Compensation Components – Deferred Profit Sharing Plan” beginning on page 39 of this Proxy Statement.

(b)	The amounts in this column include Company contributions and matching Company contributions made under the 2005 NQ Plan with respect to the applicable fiscal year to the bookkeeping accounts of the NEOs. See the “Non-Qualified Deferred Compensation for Fiscal 2014” table beginning on page 55 of this Proxy Statement for more information concerning the contributions made by the Company under the 2005 NQ Plan for Fiscal 2014.
(c)	The amounts in this column represent the dollar value of the group term life insurance premiums paid by the Company on behalf of the NEOs during each of Fiscal 2014, Fiscal 2013 and Fiscal 2012.
(d)	The column shows “N/A” when the aggregate value of the perquisites and other personal benefits received by the NEO for the applicable fiscal year was less than $10,000. Perquisites generally include dues and similar fees paid by the Company for club memberships used by the NEOs for both business and personal use. Perquisites also include the aggregate incremental cost of the personal use of Company aircraft for Mr. McConnell in the amount of $35,501 for Fiscal 2014 and $10,832 for Fiscal 2013. The reported aggregate incremental cost of personal use of Company aircraft is based on the direct costs associated with operating a flight, including fuel, landing fees, pilot and flight attendant fees, on-board catering and trip-related hangar costs and excluding the value of the disallowed corporate income tax deductions associated with the personal use of the aircraft. Due to the fact that Company-owned aircraft is used primarily for business travel, the reported aggregate incremental cost excludes fixed costs which do not change based on usage, including depreciation and monthly management fees.
(6)	Mr. Rose was promoted to Executive Vice President on July 21, 2014 and continues to serve as CFO.
(7)	For Mr. Billman, the table includes information only for Fiscal 2014 and Fiscal 2013, as those were the only years during the applicable three-fiscal-year period that he qualified as a named executive officer under the applicable SEC Rules.
(8)	For Mr. Gilmore, the table includes information only for Fiscal 2014, as that was the only year during the applicable three-fiscal-year period that he qualified as a named executive officer under the applicable SEC Rules.

Grants of Plan-Based Awards

The following table provides information about the equity and non-equity awards granted to the NEOs in Fiscal 2014:

Grants of Plan-Based Awards for Fiscal 2014

Name	Grant Date	Compen- sation Committee Approval Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (5)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Common Shares Underlying Options (6)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
John P. McConnell	06/01/13	06/25/13	(1)	500,000	1,000,000	2,000,000
	06/01/13	06/25/13					8,500	17,000	34,000				568,650	(7)
	06/28/13	06/25/13									17,000	31.71	220,150	(8)
	06/01/13	06/25/13	(2)	430,000	860,000	1,720,000
	06/28/13	06/25/13	(3)							22,000			697,620	(9)

B. Andrew Rose	06/01/13	06/25/13	(1)	300,000	600,000	1,200,000
	06/01/13	06/25/13					3,500	7,000	14,000				234,150	(7)
	06/28/13	06/25/13									9,000	31.71	116,550	(8)
	06/01/13	06/25/13	(2)	244,500	489,000	978,000
	06/28/13	06/25/13	(3)							11,000			348,810	(9)
	06/28/13	06/25/13	(4)							180,000			4,354,200	(10)

Mark A. Russell	06/01/13	06/25/13	(1)	300,000	600,000	1,200,000
	06/01/13	06/25/13					3,500	7,000	14,000				234,150	(7)
	06/28/13	06/25/13									9,000	31.71	116,550	(8)
	06/01/13	06/25/13	(2)	309,000	618,000	1,236,000
	06/28/13	06/25/13	(3)							11,000			348,810	(9)
	06/28/13	06/25/13	(4)							180,000			4,354,200	(10)

Andrew J. Billman	06/01/13	06/25/13	(1)	150,000	300,000	600,000
	06/01/13	06/25/13					1,500	3,000	6,000				100,350	(7)
	06/28/13	06/25/13									6,000	31.71	77,700	(8)
	06/01/13	06/25/13	(2)	175,000	350,000	700,000
	06/28/13	06/25/13	(3)							5,500			174,405	(9)

Geoffrey G. Gilmore	06/01/13	06/25/13	(1)	150,000	300,000	600,000
	06/01/13	06/25/13					1,500	3,000	6,000				100,350	(7)
	06/28/13	06/25/13									6,000	31.71	77,700	(8)
	06/01/13	06/25/13	(2)	187,500	375,000	750,000
	06/28/13	06/25/13	(3)							6,500			206,115	(9)

(1)	These rows show the potential payouts under long-term cash performance awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2013 to May 31, 2016. Payouts of long-term cash performance awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year performance period and EPS growth over that performance period, with each performance measure carrying a 50% weighting. For Mr. Billman and Mr. Gilmore, business unit executives, cumulative corporate EVA and EPS growth measures together carry a 50% weighting, and the applicable business unit EOI target is weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and corporate EPS and the EOI results of the Steel Processing business unit are adjusted to eliminate the impact of FIFO gains or losses. No cash is paid if none of the three-fiscal-year threshold financial measures is met. If the performance levels fall between threshold and target or between target and maximum, the award is prorated. For further information on the terms of the long-term cash performance awards, see the discussion under the captions “Compensation Discussion and Analysis – Compensation Components – Long-Term Performance Awards – General”, “– Long-Term Cash Performance Awards”, and “– Long-Term Performance Awards – Impact of Termination/Change in Control” beginning on page 34, page 35, and page 36, respectively, of this Proxy Statement. For information on the effect of a change in control, also see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 41 of this Proxy Statement.
(2)	These rows show the potential payouts which could have been earned under short-term cash incentive bonus awards based on achievement of specified levels of performance for the twelve months ended May 31, 2014. Payouts of these awards for corporate executives were generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS for the 12-month performance period, with each performance measure carrying a 50% weighting. For Mr. Billman and Mr. Gilmore, business unit executives, the corporate EPS measure carried a 20% weighting, the applicable business unit EOI carried a 30% weighting and business unit EVA carried a 50% weighting. In all calculations, restructuring charges and non-recurring items were to be generally excluded, and corporate EPS and the Steel Processing business unit’s EOI results were to be adjusted to eliminate the impact of FIFO gains or losses. If the performance level fell between threshold and target or between target and maximum, the award was to be prorated. If threshold levels were not achieved for any performance measure, no payout was to be made. For Fiscal 2014, the NEOs earned the amounts shown in the “2014” rows of the “Short-Term Incentive Bonus Award” column of the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement. Please also see the discussion under the caption “Compensation Discussion and Analysis – Cash Compensation Paid in Fiscal 2014” beginning on page 30 of this Proxy Statement for more information about these awards.
(3)	These rows show the number of annual time-vested restricted common shares awarded effective June 28, 2013 under the 1997 LTIP. These annual time-vested restricted common shares will be held in escrow by the Company and may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. The restrictions on the annual time-vested restricted common shares will lapse and the time-vested restricted common shares will become fully vested on the third anniversary of the date of grant, subject to the terms of each annual time-vested restricted common share award. Each NEO may exercise any voting rights associated with the time-vested restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the underlying common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the annual time-vested restricted common shares with respect to which they were paid. These annual time-vested restricted common shares are generally forfeited in the event of termination of an NEO’s employment before the annual time-vested restricted common shares vest, except that (i) the annual time-vested restricted common shares will fully vest if the NEO dies or becomes disabled, and (ii) the Compensation Committee, in its discretion, may elect to vest all or a portion of the annual time-vested restricted common shares upon retirement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 41 of this Proxy Statement.

The grant date fair value for the annual time-vested restricted common share awards was computed in accordance with ASC 718 as of the date granted. These amounts were calculated by multiplying the number of annual time-vested restricted common shares by the closing share price on the date of grant ($31.71). See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2014 Form 10-K for assumptions used and additional information regarding these time-vested restricted common share awards.

(4)	These rows show the 180,000 special performance-based/time-vested restricted common shares awarded effective June 28, 2013 to each of Messrs. Rose and Russell under the 1997 LTIP. The term of these special performance-based/time-vested restricted common shares is five years. The restrictions on the special performance based/time-vested restricted common shares will lapse and the special performance-based/time-vested restricted common shares will vest when both (A) the closing price of the Company’s common shares equals or exceeds $50.00 per share for 30 consecutive days during the five-year term; and (B) the NEO has remained continuously employed for three years. The NEO must hold any vested restricted common shares until the later of (i) five years after the June 28, 2013 grant date or (ii) two years after vesting. Each NEO may exercise any voting rights associated with the special performance-based/time-vested restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the underlying common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid. These special performance-based/time-vested restricted common shares are generally forfeited if the NEO terminates employment but the Compensation Committee, in its discretion, may elect to vest all or a portion of the special performance-based/time-vested restricted common shares upon death or disability and will cause all of the special performance-based/time-vested restricted common shares to vest as of the date of termination due to death or disability if the performance condition has been met but not the time-based vesting condition. If there is a change in control followed by an actual or constructive termination of employment within two years thereafter, any unvested performance-based/time-vested restricted common shares will fully vest. If the NEO’s employment is terminated by the Company without “cause” after the performance condition has been met, but before the time-based vesting condition has been met, the special performance-based/time-vested restricted common shares will fully vest as of the date of termination.

The grant date fair value used for these special performance-based/time-vested restricted common share awards was $24.19 per share, computed in accordance with ASC 718 as of the date granted using the Monte Carlo simulation model. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2014 Form 10-K for assumptions used and additional information regarding these restricted common share awards.

(5)	These columns show the potential payouts under long-term performance share awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2013 to May 31, 2016. Payouts of long-term performance share awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year period and EPS growth over that performance period, with each performance measure carrying a 50% weighting. For Mr. Billman and Mr. Gilmore, business unit executives, cumulative corporate EVA and EPS growth measures together carry a 50% weighting, and the applicable business unit EOI target is weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and corporate EPS and the Steel Processing business unit EOI results are adjusted to eliminate the impact of FIFO gains or losses. No common shares are awarded if none of the three-fiscal-year financial threshold measures are met. If the performance level falls between threshold and target or between target and maximum, the award is prorated. For further information on the terms of the long-term performance share awards, including those applicable to a change in control, see the discussion under the captions “Compensation Discussion and Analysis – Change in Control” beginning on page 41 of this Proxy Statement and “Compensation Discussion and Analysis – Compensation Components – Long-Term Performance Awards – General,” “– Long-Term Performance Share Awards” and “Long-Term Performance Awards – Impact of Termination/Change in Control” beginning on page 34, page 36, and page 36, respectively, of this Proxy Statement.

(6)	These options were granted as of June 28, 2013 under the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant. The options become exercisable in increments of 33% per year on each of the first through third anniversaries of their grant date. For further information on the terms of the options, see the discussion under the caption “Compensation Discussion and Analysis – Compensation Components – Options” beginning on page 33 of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 41 of this Proxy Statement.
(7)	These amounts show the grant date fair value for the long-term performance share awards computed in accordance with ASC 718. These grant date fair values were calculated based upon the “target” award and the $33.45 closing price of the common shares on the date of grant.
(8)	These amounts show the grant date fair value computed in accordance with ASC 718 of the option awards granted to the NEOs in Fiscal 2014. Generally, the grant date fair value of the options is the aggregate amount the Company would include as a compensation expense in its consolidated financial statements over each award’s three-year vesting schedule. The fair value of each option on the grant date was $12.95. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2014 Form 10-K for the method (Black-Scholes) used in calculating the fair value of the option awards and additional information regarding the awards.
(9)	These amounts show the grant date fair value for the annual time-vested restricted common shares computed in accordance with ASC 718. These grant date fair values were calculated by multiplying the number of annual time-vested restricted common shares granted by the $31.71 closing price of the common shares on the grant date. “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2014 Form 10-K for additional information regarding the awards.
(10)	These amounts show the grant date fair value for the special performance-based/time-vested restricted common shares computed in accordance with ASC 718 using the Monte Carlo simulation model. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and “Note J – Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the 2014 Form 10-K for additional information regarding the method for calculating the grant date fair value of the special performance-based/time-vested restricted common shares awards and additional information regarding the awards.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding option awards, restricted common share awards and long-term performance share awards held by the NEOs as of May 31, 2014. For additional information about these equity awards, see the discussion under the captions “Compensation Discussion and Analysis – Compensation Components – Long-Term Incentive Compensation”, “– Options”, “– Long-Term Performance Awards – General”, “– Long-Term Performance Share Awards,” “ – Annual Restricted Common Share Awards to Executives” and “ – Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 32, page 33, page 34, page 35, page 36, and page 37, respectively, of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2014

	Option Awards (1)							Stock Awards
Name	No. of Common Shares Underlying Unexercised Options (#) Exercisable	No. of Common Shares Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock that Have Not Vested (#) (2) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#) (5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Performance Period Ending Date
John P. McConnell	200,000	0		$17.01	06/01/15
	130,000	0		$18.17	06/01/16
	100,000	0		$22.73	07/02/17
	100,000	0		$20.21	07/01/18
	120,000	30,000	(6)	$13.25	07/16/19
	81,000	54,000	(7)	$12.05	07/02/20
	53,334	26,666	(8)	$23.10	06/30/21
	26,667	53,333	(9)	$20.47	06/29/22
	0	17,000	(10)	$31.71	06/28/23
			(13)			20,000	806,000
			(15)			20,000	806,000
			(16)			22,000	886,600
								60,000	2,418,000	05/31/15
								34,000	1,370,200	05/31/16

B. Andrew Rose	15,000	0		$11.81	12/01/18
	32,000	8,000	(6)	$13.25	07/16/19
	24,000	16,000	(7)	$12.05	07/02/20
	20,000	10,000	(8)	$23.10	06/30/21
	16,667	33,333	(9)	$20.47	06/29/22
	0	9,000	(10)	$31.71	06/28/23
			(13)			7,000	282,100
			(15)			10,000	403,000
			(16)			11,000	443,300
			(17)			61,667	2,485,180
			(18)			180,000	7,254,000
								24,000	967,200	05/31/15
								14,000	564,200	05/31/16

Mark A. Russell	100,000	0		$18.41	02/12/17
	30,000	0		$22.73	07/02/17
	30,000	0		$20.21	07/01/18
	32,000	8,000	(6)	$13.25	07/16/19
	21,600	14,400	(7)	$12.05	07/02/20
	20,000	10,000	(8)	$23.10	06/30/21
	16,667	33,333	(9)	$20.47	06/29/22
	0	9,000	(10)	$31.71	06/28/23
			(13)			7,000	282,100
			(15)			10,000	403,000
			(16)			11,000	443,300
			(17)			61,667	2,485,180
			(18)			180,000	7,254,000
								24,000	967,200	05/31/15
								14,000	564,200	05/31/16

Andrew J. Billman	3,000	0		$20.80	12/03/17
	2,000	500	(11)	$13.39	10/16/19
	6,000	4,000	(7)	$12.05	07/02/20
	4,334	2,166	(8)	$23.10	06/30/21
	9,000	4,500	(12)	$14.84	09/02/21
	9,167	18,333	(9)	$20.47	06/29/22
	0	6,000	(10)	$31.71	06/28/23
			(13)			1,000	40,300
			(14)			4,000	161,200
			(15)			5,000	201,500
			(16)			5,500	221,650
								10,000	403,000	05/31/15
								6,000	241,800	05/31/16

Geoffrey G. Gilmore	3,000	2,000	(7)	$12.05	07/02/20
	5,000	2,500	(12)	$14.84	09/02/21
	6,667	13,333	(9)	$20.47	06/29/22
	0	6,000	(10)	$31.71	06/28/23
			(14)			1,000	40,300
			(15)			6,000	241,800
			(16)			6,500	261,950
								10,000	403,000	05/31/15
								6,000	241,800	05/31/16

(1)

All options outstanding as of May 31, 2014 were granted under the 1997 LTIP, the Amended and Restated 2003 Stock Option Plan, or the 2010 Stock Option Plan with exercise prices equal to the fair market value of the underlying common shares on the date of grant. All options granted prior to June 30, 2011 become exercisable in increments of 20% per year on each anniversary of their grant date for the first five anniversaries. All options granted on or after June 30, 2011 become exercisable in increments of 33% per year on each anniversary of their grant date for the first three anniversaries. In the event of a change in control of the Company (as defined in each of the plans), unless the Board or the Compensation Committee explicitly provides otherwise, all options outstanding immediately before the date of such a change in control will become fully vested and exercisable; provided that for options granted after June 1, 2011, the change in control must be followed by an actual or constructive termination of employment. In the event an NEO’s employment terminates as a result of retirement, death or total disability, any options outstanding and exercisable on that date will remain exercisable by the NEO or, in the event of death, by his beneficiary, until the earlier of the fixed expiration date, as stated in the option award agreement, or either 12 or 36 months, depending on the option, after the last day of employment due to retirement, death or disability. Should actual or constructive termination occur for any reason other than retirement, death or disability, the unexercised options will be forfeited.
(2)	See footnotes (3) and (9) to the “Grants of Plan-Based Awards for Fiscal 2014” table beginning on page 47 of this Proxy Statement for detailed information on the annual time-vested restricted common share awards granted during Fiscal 2014.
(3)	See footnotes (4) and (10) to the “Grants of Plan-Based Awards for Fiscal 2014” table beginning on page 47 of this Proxy Statement for detailed information on the special performance-based/time-vested restricted common share awards granted during Fiscal 2014.
(4)	Each market value shown in this column is calculated by multiplying the number of restricted common shares by the $40.30 closing price of the Company’s common shares on May 30, 2014, the last business day of Fiscal 2014, without any discount for restrictions.
(5)	The amounts shown in this column assume that the long-term performance share awards granted for each of the three-fiscal-year periods ending May 31, 2015 and May 31, 2016 will be earned at the maximum amount based upon achieving those specified performance levels and multiplying such amount by the $40.30 closing price of the Company’s common shares on May 30, 2014, the last business day of Fiscal 2014. See the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns of the “Grants of Plan-Based Awards for Long-Term Fiscal 2014” table beginning on page 47 of this Proxy Statement for the threshold, target and maximum performance share amounts that may be received for the performance period ending May 31, 2016.
(6)	Unexercisable options vested on July 16, 2014.
(7)	Unexercisable options vested 50% on July 2, 2014 and will vest 50% on July 2, 2015.
(8)	Unexercisable options vested 50% on June 30, 2014, and will vest 50% on June 30, 2015.
(9)	Unexercisable options vested 50% on June 29, 2014 and will vest 50% on June 29, 2015.
(10)	Unexercisable options vested 33% on June 28, 2014 and will vest 33% on June 28, 2015 and will vest 33% of June 28, 2016.
(11)	Unexercisable options will vest 100% on October 16, 2014.
(12)	Unexercisable options will vest 100% on September 2, 2014.
(13)	These time-vested restricted common share awards were granted effective June 30, 2011 under the 1997 LTIP. Subject to continued employment of the NEO, the restrictions on the time-vested restricted common shares will lapse and the time-vested restricted common shares will become fully vested on the third anniversary of the date of grant, subject to the terms of each time-vested restricted common share award. See footnote (19) for the general terms of these restricted common shares.
(14)	These time-vested restricted common share awards were granted effective September 2, 2011 under the 1997 LTIP. Subject to continued employment of the NEO, the restrictions on the time-vested restricted common shares will lapse and the time-vested restricted common shares will become fully vested on the third anniversary of the date of grant, subject to the terms of each time-vested restricted common share award. See footnote (19) for the general terms of these time-vested restricted common shares.
(15)	These time-vested restricted common share awards were granted effective June 29, 2012 under the 1997 LTIP. Subject to continued employment of the NEO, the restrictions on the time-vested restricted common shares will lapse and the time-vested restricted common shares will become fully vested on the third anniversary of the date of grant, subject to the terms of each time-vested restricted common share award. See footnote (19) for the general terms of these time-vested restricted common shares.
(16)

These time-vested restricted common share awards were granted effective June 28, 2013 under the 1997 LTIP. Subject to continued employment of the NEO, the restrictions on the time-vested restricted common shares will lapse and the restricted common shares will become fully vested on the third anniversary of the date of grant, subject to the terms of each restricted common share award. See footnote (19) for the general terms of these restricted common shares.
(17)	These are special performance-based/time-vested restricted common shares awarded effective June 30, 2011 as part of an aggregate 185,000 special performance-based/time-vested restricted common share award that had both a performance-based vesting requirement and a three-year (33% per year) time-based vesting requirement. The holding period for the special performance-based/time-vested restricted common shares following vesting extends to the later of (i) five years after the June 30, 2011 date of grant or (ii) two years after vesting. The special performance-based/time-vested restricted common shares would have been forfeited five years from the effective date of the award (i.e., on June 30, 2016) if the performance-based vesting condition had not been met by that date.

The performance-based vesting requirement was met on May 7, 2013 when the closing price of the Company’s common shares had been at or above $30.00 per share for 30 consecutive days. Accordingly, the special performance-based/time-vested restricted common shares vested 33% on each of May 7, 2013, June 30, 2013 and June 30, 2014. Any vested restricted common shares must be held by the NEO until June 30, 2016. Any unvested restricted common shares are generally forfeited if the NEO terminates employment but all of the restricted common shares will vest as of the date of termination due to death or disability, or if the termination is not for “cause”. See footnote (19) for other terms of these special performance-based/time-vested restricted common shares. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 41 of this Proxy Statement.

(18)	Effective June 28, 2013, Mr. Rose and Mr. Russell each received a special performance-based/time-vested restricted common share award covering 180,000 common shares which will fully vest if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $50.00 per share for 30 consecutive days during the five-year period ending on June 28, 2018; and (b) the NEO has continuously remained an employee of the Company or a subsidiary of the Company through June 28, 2016. The holding period for the special performance-based/time-vested restricted common shares following vesting extends to the later of (i) five years after the June 28, 2013 grant date or (ii) two years after vesting. The special performance-based/time-vested restricted common shares will be forfeited five years from the date of the award (i.e., on June 28, 2018) if the performance-based vesting condition has not been met by that date. If the NEO’s employment is terminated by the Company without “cause”, or due to death or disability, after the performance condition has been met but before the time-based vesting condition has been met, the special performance-based/time-vested restricted common shares will be fully vested as of the date of termination. In the case of death or disability, the Compensation Committee may elect, in its sole discretion, to accelerate the vesting of all or a portion of the special performance-based/time-vested restricted common shares. In the event of a change in control followed by an actual or constructive termination of employment (as defined by the Compensation Committee), the special performance-based/time-vested restricted common shares will vest, subject to any Internal Revenue Code Section 280G limitation imposed by the Compensation Committee. For further details on the special performance-based/time-vested restricted common share awards granted on June 28, 2013, see the “Grants of Plan Based Awards for Fiscal 2014” table beginning on page 47 of this proxy statement. Each NEO may exercise any voting rights associated with the special performance-based/time-vested restricted common shares during the restriction period. In addition, dividends will be accrued and paid in respect of the special performance-based/time-vested restricted common shares upon the vesting date, if the underlying restricted common shares vest.
(19)	The restricted common shares will be held in escrow by the Company and may not be sold, gifted, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Each NEO may exercise any voting rights associated with the restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the restricted common shares with respect to which they were paid.

Option Exercises and Stock Vested

The following table sets forth information about non-qualified stock options exercised by NEOs in Fiscal 2014; about long-term performance share awards earned by the NEOs for the three-fiscal-year period ended with May 31, 2014; and special performance-based/time-vested restricted common shares granted to NEOs which vested in Fiscal 2014:

Option Exercises and Stock Vested for Fiscal 2014

	Option Awards		Stock Awards
Name	Number of Common Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Common Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
John P. McConnell	175,000	3,564,750	43,813	(1)	1,855,481	(1)

B. Andrew Rose			12,268 61,667	(1) (2)	519,550 2,023,911	(1) (2)

Mark A. Russell			17,060 61,667	(1) (2)	722,491 2,023,911	(1) (2)

Andrew J. Billman			8,958	(1)	379,371	(1)

Geoffrey G. Gilmore			5,309	(1)	224,836	(1)

(1)	The number of common shares acquired on vesting relates to long-term performance share awards granted on June 1, 2011 and represents the common shares earned with respect to the three-fiscal-year period ended May 31, 2014. The common shares were awarded following the Compensation Committee’s determination (on June 26, 2014) of the level of performance achieved as discussed above in “Compensation Discussion and Analysis – Compensation Components – Long-Term Performance Awards – General” and “–Long-Term Performance Share Awards” beginning on page 34 and page 36, respectively, of this Proxy Statement. The value realized on vesting represents the number of common shares earned multiplied by the closing market price of the common shares on June 26, 2014 ($42.37 per share). The number of common shares actually received by the NEOs was reduced in each case by the withholding of common shares to pay the income taxes associated with the value realized upon vesting, with the net number of common shares received by each of the NEOs as follows: Mr. McConnell – 21,709; Mr. Rose – 6,201; Mr. Russell – 11,091; Mr. Billman – 5,835; and Mr. Gilmore – 3,458.
(2)	For Messrs. Rose and Russell, these 61,667 common shares represent one-third of the special performance-based/time-vested restricted common shares granted on June 30, 2011, which vested July 1, 2013. The performance-based vesting requirement was met on May 7, 2013. The time-based vesting is 33% per year. The value realized on vesting represents the number of common shares earned and vested multiplied by the closing market price of the common shares on the July 1, 2013 vesting date ($32.82). The number of common shares actually received by Messrs. Rose and Russell was reduced in each case by the withholding of common shares to pay the income taxes associated with the value realized upon vesting, with the net number of common shares acquired by each of them as follows: Mr. Rose – 31,172 and Mr. Russell – 31,171. The holding period for the restricted common shares following vesting extends to June 30, 2016.

Non-Qualified Deferred Compensation

As discussed above in “Compensation Discussion and Analysis – Compensation Components – Non-Qualified Deferred Compensation” beginning on page 40 of this Proxy Statement, the Company maintains two Employee Deferral Plans which provide for the deferral of compensation on a basis that is not tax-qualified – the 2000 NQ Plan and the 2005 NQ Plan. Contributions and deferrals for the period from March 1, 2000 through December 31, 2004 are maintained under the 2000 NQ Plan. Contributions and deferrals for periods on or after January 1, 2005 are maintained under the 2005 NQ Plan, which was adopted to replace the 2000 NQ Plan in order to comply with the provisions of Section 409A of the Internal Revenue Code. The terms of the 2005 NQ Plan, which are discussed below, are similar to those of the 2000 NQ Plan but are more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid. The Employee Deferral Plans are intended to supplement the 401(k) plans sponsored by the Company.

Only select highly-compensated employees of the Company, including the NEOs, are eligible to participate in the Employee Deferral Plans. As of August 1, 2014, approximately 130 employees of the Company were eligible to participate in the 2005 NQ Plan and 29 employees of the Company had accounts in the 2000 NQ Plan.

Under the 2005 NQ Plan, participants may defer the payment of up to 50% of their base salary and up to 100% of their bonus and/or annual incentive bonus awards. Deferred amounts are credited to the participants’ bookkeeping accounts under the 2005 NQ Plan at the time the base salary and/or annual cash incentive bonus awards would have otherwise been paid. In addition, the Company may make discretionary employer contributions to participants’ bookkeeping accounts in the 2005 NQ Plan. For the 2014, 2013 and 2012 calendar years, in order to provide the same percentage of retirement-related deferred compensation contributions to participants compared to other employees that would have been made but for the IRS limits on annual compensation that may be considered under tax-qualified plans, the Company made contributions to participants’ bookkeeping accounts under the 2005 NQ Plan equal to (i) 3% of a participant’s annual compensation (base salary plus annual incentive bonus award) in excess of the IRS maximum and (ii) a matching contribution of 50% of the first 4% of annual compensation contributed by the participant to the DPSP to the extent not matched by the Company under the DPSP.

Participants in the 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested with a rate of return reflecting (a) a theoretical common shares option reflecting increases or decreases in the fair market value per share of the Company’s common shares with dividends reinvested, (b) a fixed interest rate which is set annually by the Compensation Committee (2.29% for Fiscal 2014), or (c) the returns on those investment options available under the DPSP. Effective October 1, 2014, any portion of a participant’s bookkeeping account credited to the theoretical common shares option must remain credited to the theoretical common shares option until distributed. Otherwise, participants in the 2005 NQ Plan may change the investment options for their bookkeeping accounts as of the time permitted under the DPSP for the same investment option.

Bookkeeping accounts of employees are fully vested under the 2005 NQ Plan. Payouts under the 2005 NQ Plan are made in cash or, effective October 1, 2014, in the case of amounts credited to the theoretical common shares option, whole common shares and cash in lieu of fractional shares, as of a specified date selected by the participant or, subject to the timing requirements of Section 409A of the Internal Revenue Code, when the participant is no longer employed by the Company, either in a lump sum or in installment payments, all as chosen by the participant at the time the deferral election is made. The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping account under the 2005 NQ Plan in accordance with defined guidelines. In the event of a defined change in control, the participants’ bookkeeping accounts under the 2005 NQ Plan will generally be paid out as of the date of the change in control.

The following table provides information concerning the participation by the NEOs in the Employee Deferral Plans for Fiscal 2014:

Non-Qualified Deferred Compensation for Fiscal 2014

Name	Name of Plan	Executive Contributions in Fiscal 2014 ($) (1)	Company Contributions in Fiscal 2014 ($) (2)	Aggregate Earnings in Fiscal 2014 ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at May 31, 2014 ($) (4)
John P. McConnell	2000 NQ Plan 2005 NQ Plan	0 0	0 36,977	7,275 7,065	0 0	321,704 343,231

B. Andrew Rose	2000 NQ Plan 2005 NQ Plan	0 143,225	0 30,426	0 83,188	0 0	0 651,469

Mark A. Russell	2000 NQ Plan 2005 NQ Plan	0 287,758	0 38,326	0 1,084,880	0 0	0 6,879,366

Andrew J. Billman	2000 NQ Plan 2005 NQ Plan	0 34,338	0 19,413	0 21,597	0 0	0 147,563

Geoffrey G. Gilmore	2000 NQ Plan 2005 NQ Plan	0 0	0 14,290	0 22,278	0 0	0 152,586

(1)	The amounts in this column reflect contributions to the 2005 NQ Plan during Fiscal 2014 as a result of deferrals of base salary and/annual incentive bonus awards which would otherwise have been paid to the NEO. These amounts are also included in the “Salary” or “Short-Term Incentive Bonus Award” columns, respectively, for Fiscal 2014 in the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement.
(2)	These contributions are also included in the “All Other Compensation” column in the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement.
(3)	Since the earnings on compensation that has been deferred under the Employee Deferral Plans by the NEOs do not represent “above-market” earnings for purposes of the applicable SEC Rules, none of the amounts included in this column have been reported in the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement.
(4)	The amounts included in the “Aggregate Balance at May 31, 2014” column represent contributions by the Company or the NEOs and credited to the respective NEOs’ bookkeeping accounts under the 2000 NQ Plan or the 2005 NQ Plan, and earnings on the amounts credited to those accounts. The total amount of the Company and NEO contributions to the Employee Deferral Plans, which are included in this column are as follows: (a) Mr. McConnell — $505,377; (b) Mr. Rose — $524,044; (c) Mr. Russell — $2,936,227; (d) Mr. Billman — $116,193; and (e) Mr. Gilmore — $87,257.

Annual Cash Incentive Bonus Awards Granted For Fiscal 2015

The following supplemental table sets forth the annual cash incentive bonus awards granted to the NEOs under the Annual Incentive Plan for Executives for Fiscal 2015 as of the date of this Proxy Statement:

Annual Cash Incentive Bonus Awards Granted for Fiscal 2015

Name	Annual Cash Incentive Bonus Awards for Twelve-Month Performance Period Ending May 31, 2015 (1)
	Threshold ($)	Target ($)	Maximum ($)
John P. McConnell	442,900	885,800	1,771,600
B. Andrew Rose	251,835	503,670	1,007,340
Mark A. Russell	318,270	636,540	1,273,080
Andrew J. Billman	180,250	360,500	721,000
Geoffrey G. Gilmore	198,750	397,500	795,000

(1)	Payouts which can be earned under these annual cash incentive bonus awards are generally tied to achieving specified levels (threshold, target and maximum) of corporate EVA and EPS for the twelve-month performance period with each performance measure carrying a 50% weighting. For Mr. Billman and Mr. Gilmore, business unit executives, the corporate EPS measure carries a 20% weighting, the applicable business unit EOI carries a 30% weighting, and the business unit EVA carries a 50% weighting. For all calculations, restructuring charges and non-recurring items are generally excluded and EPS and the Steel Processing business unit EOI results are adjusted to eliminate the impact of FIFO gains and losses. If the performance level falls between threshold and target or between target and maximum, the award is prorated. If threshold levels are not reached for any performance measure, no annual cash incentive bonus will be paid. Annual cash incentive bonus award payouts will be made within a reasonable time following the end of the performance period. In the event of a change in control of the Company (followed by actual or constructive termination of an NEO’s employment during the performance period), the annual cash incentive bonus award would be considered to be earned at target, payable in full, and immediately settled or distributed to the NEO.

Long-Term Performance Awards, Option Awards and Restricted Common Share Awards Granted in Fiscal 2015

The following supplemental table sets forth the long-term performance awards (consisting of long-term cash performance awards and long-term performance share awards) for the three-fiscal-year period ending May 31, 2017, the option awards and the restricted common share awards granted to the NEOs in Fiscal 2015 through the date of this Proxy Statement:

Long-Term Performance Awards, Option Awards and

Restricted Common Share Awards Granted in Fiscal 2015

Name	Long-Term Cash Performance Awards for Three-Fiscal-Year Period Ending May 31, 2017 (1)			Long-Term Performance Share Awards for Three-Fiscal-Year Period Ending May 31, 2017 (1)			Option Awards: Number of Common Shares Underlying Options (2)	Exercise or Base Price of Option Awards ($/ Share) (2)	Restricted Common Share Awards
	Threshold ($)	Target ($)	Maximum ($)	Threshold (# of Common Shares)	Target (# of Common Shares)	Maximum (# of Common Shares)
	500,000	1,000,000	2,000,000
John P. McConnell				8,500	17,000	34,000
							17,000	43.04
									22,000	(3)
	300,000	600,000	1,200,000
B. Andrew Rose				3,500	7,000	14,000
							9,000	43.04
									11,000	(3)
	300,000	600,000	1,200,000
Mark A. Russell				3,500	7,000	14,000
							9,000	43.04
									11,000	(3)
	150,000	300,000	600,000
				1,500	3,000	6,000
Andrew J. Billman							6,000	43.04
									5,500	(3)
									25,000	(4)
	150,000	300,000	600,000
				1,500	3,000	6,000
Geoffrey G. Gilmore							6,000	43.04
									6,500	(3)
									25,000	(4)

(1)	These columns show the potential payouts under the long-term cash performance awards and the long-term performance share awards granted to the NEOs under the 1997 LTIP for the three-fiscal-year performance period from June 1, 2014 to May 31, 2017. Payouts of long-term cash performance awards and long-term performance share awards for corporate executives are tied to achieving specified levels (threshold, target and maximum) of cumulative corporate EVA for the three-fiscal-year performance period and EPS growth over that performance period, with each performance measure carrying a 50% weighting. For Mr. Gilmore, a Steel Processing business unit executive, and for Mr. Billman, a Pressure Cylinders business unit executive, the cumulative corporate EVA and EPS growth measures together carry a 50% weighting, and the applicable business unit EOI targets are weighted 50%. In all calculations, restructuring charges and non-recurring items are generally excluded, and EPS and Steel Processing business unit EOI results are adjusted to eliminate the impact of FIFO gains or losses. No awards are paid or distributed if none of the three-fiscal-year threshold financial measures are met. If the performance levels fall between threshold and target or between target and maximum, the award is prorated. For further information on the terms of the long-term cash performance awards and the long-term performance share awards, see the discussion under the captions “Compensation Discussion and Analysis – Compensation Components – Long-Term Performance Awards – General”, “–Long-Term Performance Share Awards”, “– Long-Term Cash Performance Awards” and “– Long-Term Performance Awards – Impact of Termination/Change in Control” beginning on page 34, page 36, page 35 and page 36, respectively, of this Proxy Statement. For information on the effect of a change in control, also see the discussion under the caption “Compensation Discussion and Analysis – Change in Control” beginning on page 41 of this Proxy Statement.
(2)

Effective June 30, 2014, under the 2010 Stock Option Plan, the NEOs were granted non-qualified stock options with respect to the number of common shares shown, with an exercise price equal to $43.04, the fair market value of the underlying common shares on the date of grant. The options become exercisable over three years in increments of 33% per year on each anniversary of their grant date. For further information on the terms of the options, see the discussion under the caption “Compensation Discussion and Analysis – Compensation Components – Options” beginning on page 33 of this Proxy Statement. For information on the effect of a change in control, see the discussion under the caption “Compensation Discussion and Analysis — Change in Control” beginning on page 41 of this Proxy Statement.
(3)	These annual time-vested restricted common share awards were granted effective June 30, 2014 under the 1997 LTIP. The annual restricted common shares will be held in escrow by the Company and may not be sold, gifted, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. Subject to continued employment of the NEOs, the restrictions on the annual time-vested restricted common shares will lapse and the annual time-vested restricted common shares will become fully vested on the third anniversary of the date of grant, subject to the terms of each annual time-vested restricted common share award. Each NEO may exercise any voting rights associated with the annual time-vested restricted common shares during the restriction period. In addition, any dividends or distributions paid with respect to the common shares underlying the annual time-vested restricted common shares will be held by the Company in escrow during the restriction period and, at the end of the restriction period, will be distributed or forfeited in the same manner as the annual time-vested restricted common shares with respect to which they were paid.
(4)	Effective June 24, 2014, Mr. Billman and Mr. Gilmore each received a special performance-based/time-vested restricted common share award covering 25,000 common shares which will fully vest if and when both of the following conditions are met: (a) the closing price of the Company’s common shares equals or exceeds $60.00 per share for 30 consecutive days during the five-year period ending on June 24, 2019; and (b) the NEO has continuously remained an employee of the Company or a subsidiary of the Company through June 24, 2019. Each NEO may exercise any voting rights associated with the special performance-based/ time-vested restricted common shares during the restriction period. In addition, dividends will be accrued and paid in respect of the special performance-based/time-vested restricted common shares upon the vesting date, if the underlying special performance-based/time-vested restricted common shares vest. During the period they are held in escrow, the special performance-based/time-vested restricted common shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions thereon have lapsed. The special performance-based/time-vested restricted common shares will be forfeited if the performance-based vesting condition is not met by June 24, 2019 or if the NEO’s employment is terminated before June 24, 2019. If the NEO’s employment is terminated by the Company without “cause” after the performance condition has been met but before the time-based vesting condition has been met, the special performance-based/time-vested restricted common shares will be fully vested as of the date of termination. For further information on the terms of the special performance-based/time-vested restricted common share awards granted to Messrs. Billman and Gilmore, see the discussion under the caption “Compensation Discussion and Analysis – Compensation Components – Special Performance-Based/Time-Vested Restricted Common Share Awards” beginning on page 37 of this Proxy Statement.

COMPENSATION OF DIRECTORS

The Compensation Committee annually reviews, with the assistance of Towers Watson, certain market information provided by Towers Watson concerning compensation (both cash and non-cash) paid to directors. Based upon such information, the Company’s past practices concerning directors’ compensation and such other information as the Compensation Committee deems appropriate, the Compensation Committee makes recommendations to the Board with respect to directors’ compensation. Following consideration of such recommendations, the compensation payable to the directors is set by the entire Board.

Based upon information provided by Towers Watson, effective September 2011, upon the recommendation of the Compensation Committee, the Board increased the cash portion of director compensation and decreased the number of common shares covered by options and restricted common share awards. In June 2013, upon recommendation of the Compensation Committee and its compensation consultant, the Board elected not to make any changes to the cash portion of director compensation and determined to grant the equity portion of director compensation in the form of restricted common shares, to be awarded as of the date of the annual meeting of shareholders on September 26, 2013. In June 2014, upon recommendation of the Compensation Committee and its compensation consultant, the Board elected not to make any changes to the cash portion of director compensation and determined it would grant the equity portion of director compensation in the form of restricted common shares, as it did in Fiscal 2013, to be awarded as of the date of the annual meeting of shareholders on September 25, 2014. Consistent with Fiscal 2013, the number of restricted common shares to be awarded will be determined in September 2014 at the Board meeting, with a targeted value of approximately $90,000 based on the price of the common shares at or about the time of the Board meeting.

Cash Compensation

The following table sets forth the cash compensation paid to the Company’s non-employee directors for Fiscal 2014 and to be paid for Fiscal 2015. Directors who are employees of the Company receive no additional compensation for serving as members of the Board or as members of Board committees. All directors are reimbursed for out-of-pocket expenses incurred in connection with serving as directors, including travel expenses.

Annual Retainer	$55,000
Lead Independent Director Supplemental Annual Retainer	$25,000
Attendance at a Board Meeting (including telephonic meetings)	$1,500
Audit Committee Chair Supplemental Annual Retainer	$15,000
Compensation Committee Chair Supplemental Annual Retainer	$10,000
Committee Chair (other than Audit or Compensation) Supplemental Annual Retainer	$7,500
Attendance at a Board Committee Meeting (including telephonic meetings)	$1,500

Director Deferral Plans

The Company maintains two Director Deferral Plans which provide for deferral of directors’ fees on a basis that is not tax-qualified. The Worthington Industries, Inc. Deferred Compensation Plan for Directors, as Amended and Restated effective June 1, 2000 (as amended, the “Directors 2000 NQ Plan”) governs deferrals prior to January 1, 2005. Deferrals with respect to the period on or after January 1, 2005 are governed by the Worthington Industries, Inc. Amended and Restated 2005 Deferred Compensation Plan for Directors (Restatement effective as of December 2008) (as amended, the “Directors 2005 NQ Plan”) which was adopted in order to comply with the provisions of Section 409A of the Internal Revenue Code applicable to non-qualified deferred compensation plans. The terms of the Directors 2005 NQ Plan, which are discussed below are similar to those of the Directors 2000 NQ Plan, but are generally more restrictive with respect to the timing of deferral elections and the ability of participants to change the time and manner in which accounts will be paid.

Under the Directors 2005 NQ Plan, non-employee directors are able to defer payment of all or a portion of their directors’ fees until a specified date or until they are no longer associated with the Company. Any fees deferred are credited to each participating director’s bookkeeping account under the Directors 2005 NQ Plan at the time the fees would have otherwise been paid. Participants in the Directors 2005 NQ Plan may elect to have their bookkeeping accounts treated as invested with a rate of return reflecting (a) a theoretical common shares option reflecting increases or decreases in the fair market value per share of the Company’s common shares with dividends reinvested, (b) a fixed interest rate (2.29% for Fiscal 2014) which is set annually by the Compensation Committee, or (c) the rates of return on those investment options available under the DPSP. Effective October 1, 2014, any portion of a participant’s bookkeeping account credited to the theoretical common shares option will remain credited to the theoretical common shares option until distributed. Otherwise, participants in the Directors 2005 NQ Plan may change the investment options for their bookkeeping accounts at the time permitted by the DPSP for the same investment option. The Directors 2005 NQ Plan, as well as the Directors 2000 NQ Plan, are administered by the Compensation Committee. All bookkeeping accounts are fully vested. Payouts under the Directors 2005 NQ Plan are made in cash or, effective October 1, 2014, in the case of amounts credited to the theoretical common shares option, whole common shares and cash in lieu of fractional shares. The Compensation Committee may permit hardship withdrawals from a participant’s bookkeeping accounts under the Directors 2005 NQ Plan under defined guidelines. In the event of a defined change in control, participants’ bookkeeping accounts under the Directors 2005 NQ Plan will be accelerated and paid out as of the date of change in control.

Equity Grants

Under the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (the “2006 Directors Equity Plan”), the Board may grant non-qualified stock options, restricted common shares, restricted stock units, stock appreciation rights and whole common shares to non-employee directors of the Company. Awards under the 2006 Directors Equity Plan are made by the Board in its discretion.

On September 26, 2013, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2013 Annual Meeting) immediately following the 2013 Annual Meeting received an award of 2,570 restricted common shares (3,855 restricted common shares for Mr. Blystone to reflect his position as Lead Independent Director). Each restricted common share granted to the non-employee directors immediately following the 2013 Annual Meeting will vest September 25, 2014.

On September 25, 2014, each individual then serving as a non-employee director (including each non-employee director nominee elected at the 2014 Annual Meeting) immediately following the 2014 Annual Meeting will receive a restricted common share award having a value of approximately $90,000 ($135,000 for Mr. Blystone to reflect his position as Lead Independent Director), based on the then market price of the Company’s common shares shortly before that date. Each restricted common share granted to the non-employee directors immediately following the Annual Meeting will vest on the first to occur of the first anniversary of the 2014 Annual Meeting or the date of the 2015 Annual Meeting of Shareholders.

Upon a business combination or change in control, all restricted common shares will become fully vested. In the case of death, total disability or retirement, all restricted common shares will also immediately become fully vested. If a non-employee director’s service on the Board terminates for any other reason, unvested restricted common shares will be forfeited. During the time between the grant date and the vesting date, a non-employee director may exercise full voting rights in respect of the restricted common shares and will be credited with any dividends paid on the restricted common shares (which dividends will be distributed with the restricted common shares if they vest, or forfeited if the restricted common shares are forfeited).

Director Compensation for Fiscal 2014

The following table sets forth information concerning the compensation earned by the Company’s non-employee directors during Fiscal 2014:

Director Compensation for Fiscal 2014 (1)

Name	Fees Earned or Paid in Cash ($) (2)	Stock Awards ($) (3)	Total ($)
Kerrii B. Anderson	75,796	89,873	165,669
John B. Blystone (4)	106,944	134,809	241,753
Mark C. Davis	72,796	89,873	162,669
Michael J. Endres	69,796	89,873	159,669
Ozey K. Horton, Jr.	65,296	89,873	155,169
Peter Karmanos, Jr.	78,796	89,873	168,669
Carl A. Nelson, Jr.	87,796	89,873	177,669
Sidney A. Ribeau	65,296	89,873	155,169
Mary Schiavo	71,296	89,873	161,169

(1)	John P. McConnell, the Company’s Chairman of the Board and CEO, is not included in this table because he was an employee of the Company during Fiscal 2014 and received no additional compensation for his services as a director. The compensation received by Mr. McConnell as an employee of the Company is shown in the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement.
(2)	Represents cash earned in Fiscal 2014 for annual retainer fees and meeting fees in accordance with the cash compensation program discussed under the caption “Compensation of Directors — Cash Compensation” beginning on page 59 of this Proxy Statement. Also includes cash received as a result of dividends paid on the restricted common share awards that vested in Fiscal 2014.
(3)

The amounts shown in this column represent the grant date fair value of the restricted common share awards granted to the non-employee directors in Fiscal 2014, as computed in accordance with ASC 718. These amounts exclude the impact of estimated forfeitures, as required by SEC Rules. See “Note A – Summary of Significant Accounting Policies – Stock-Based Compensation” and Note J– Stock-Based Compensation” of the Notes to Consolidated Financial Statements in “Item 8. – Financial Statements and Supplementary Data” of the Company’s 2014 Form 10-K for assumptions used and additional information regarding the restricted common share awards. The awards granted to the then non-employee directors on September 26, 2013 covering 2,570 restricted common shares (3,855 restricted common shares for Mr.

Blystone) had a grant date fair value of $34.97 per share (the closing price of the common shares on that date). The restricted common shares described above were the only restricted common share awards granted to directors during, and outstanding at the end of, Fiscal 2014.
(4)	Mr. Blystone is the Company’s Lead Independent Director.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains five equity compensation plans (the “Equity Plans”) under which common shares are authorized for issuance to eligible directors, officers and employees: (a) the 1997 LTIP; (c) the Amended and Restated 2000 Stock Option Plan for Non-Employee Directors (amendment and restatement effective as of November 1, 2008) (the “2000 Directors Option Plan”); (d) the 2003 Stock Option Plan; (e) the 2006 Directors Equity Plan; and (f) the 2010 Stock Option Plan. Each Equity Plan has been approved by the shareholders of the Company.

The following table shows for the Equity Plans, as a group, the number of common shares issuable upon the exercise of outstanding options and upon payout of outstanding performance share awards, the weighted-average exercise price of outstanding options, and the number of common shares remaining available for future issuance, excluding common shares issuable upon exercise of outstanding options or upon payout of outstanding performance share awards, in each case as of May 31, 2014.

Equity Compensation Plan Information

Plan Category	Number Of Common Shares To Be Issued Upon Exercise Of Outstanding Options, Warrants And Rights		Weighted-Average Exercise Price Of Outstanding Options, Warrants And Rights		Number Of Common Shares Remaining Available For Future Issuance Under Equity Compensation Plans [Excluding Common Shares Reflected In Column (a)]
	(a)		(b)		(c)
Equity compensation plans approved by shareholders	6,227,070	(1)	$17.58	(2)	4,070,253	(3)
Equity compensation plans not approved by shareholders	—		—		—
TOTAL	6,227,070	(1)	$17.58	(2)	4,070,253	(3)

(1)	Includes 1,295,800 common shares issuable upon exercise of outstanding options granted under the 1997 LTIP, 45,000 common shares issuable upon exercise of outstanding options granted under the 2000 Directors Option Plan, 2,404,996 common shares issuable upon exercise of outstanding options granted under the 2003 Stock Option Plan, 381,413 common shares issuable upon exercise of outstanding options granted under the 2006 Directors Equity Plan and 1,366,627 common shares issuable upon exercise of outstanding options granted under the 2010 Stock Option Plan. Also includes 733,234 common shares which represent the maximum number of common shares which may be paid out in respect of outstanding long-term performance share awards granted under the 1997 LTIP.

Does not include 1,324,992 common shares which represent the maximum number of common shares which may be paid out in respect of long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2014, because to date all such awards have been paid in cash. If all long-term cash performance awards granted under the 1997 LTIP which were outstanding as of May 31, 2014, were paid out at their maximum amount and the Compensation Committee were to elect to make all payments in the form of common shares, then, based on the $40.30 closing price on May 30, 2014, the last business day of the Company’s fiscal year, the number of common shares which would be issued upon payout of the long-term cash performance awards would be 1,324,992 common shares. The number of common shares, if any, actually issued with respect to long-term cash performance awards granted under the 1997 LTIP would be based on (i) the percentage of the long-term cash performance awards determined by the Compensation Committee to be paid in common shares rather than cash, (ii) the actual performance level (i.e., threshold, target or maximum) used to determine the payout in respect of each long-term cash performance award and (iii) the price of the Company’s common shares at the time of payout.

(2)	Represents the weighted-average exercise price of options outstanding under the Equity Plans as of May 31, 2014. Also see note (1) above with respect to long-term performance share awards and long-term cash performance awards granted under the 1997 LTIP. The weighted-average exercise price does not take these awards into account.
(3)	Includes 1,643,483 common shares available under the 1997 LTIP, 264,787 common shares available under the 2003 Stock Option Plan, 213,187 common shares available under the 2006 Directors Equity Plan, and 1,948,796 common shares available under the 2010 Stock Option Plan. The number shown in this column excludes 733,234 common shares representing the maximum number of common shares which may be paid out in respect of outstanding long-term performance share awards granted under the 1997 LTIP as described in the first paragraph of note (1) above. If less than the maximum number of common shares were paid out in respect of any outstanding long-term performance share awards, the number of common shares available under the 1997 LTIP would increase by an amount equal to that difference. In addition to options, long-term performance share awards and long-term cash performance awards, the 1997 LTIP authorizes the Compensation Committee to grant awards in the form of stock appreciation rights, restricted common shares, performance units, dividend equivalents, and other stock unit awards that are valued in whole or in part by reference to, or are otherwise based on, the Company’s common shares or other property. In addition to options, the 2006 Directors Equity Plan authorizes the Board to grant awards in the form of restricted common shares, restricted stock units, stock appreciation rights and whole common shares. No common shares remain available for grants of future awards under the 2000 Directors Option Plan.

PROPOSAL 2: ADVISORY VOTE ON

EXECUTIVE COMPENSATION

We are asking shareholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in detail under “Compensation Discussion and Analysis” beginning on page 26 of this Proxy Statement and in the “Fiscal 2014 Summary Compensation Table” beginning on page 44 of this Proxy Statement and the accompanying tables and narrative, our executive compensation programs are reviewed annually by our Compensation Committee, with advice from an independent compensation consultant and consideration given to executive compensation paid by other companies. Our compensation programs are designed to foster alignment of the interests of executive management with the interests of shareholders and to provide incentives, based primarily on Company and business unit performance, for reaching established Company and business unit goals and objectives. Shareholders are urged to read the “Compensation Discussion and Analysis” which describes in detail how the Company’s executive compensation policies and procedures achieve our compensation objectives.

The direct relationship of the compensation earned by the Company’s NEOs to Company performance is exemplified by the amounts of compensation earned by the Company’s NEOs in recent years. Fiscal 2009 was a difficult year for the Company and most other businesses. In Fiscal 2010, the Company’s performance improved and exceeded expected levels, aided by actions taken by management of the Company in response to the depressed market conditions and short-term incentive bonuses were earned by the NEOs as well as other employees for that fiscal year after no bonus had been paid to corporate executives in Fiscal 2009 due to the recession. In Fiscal 2011, the Company showed strong improvement with a 168% increase in diluted EPS (303% excluding the effects of FIFO non-recurring items and restructuring charges) and short-term incentive bonuses were paid at close to maximum levels. In Fiscal 2012, short-term incentive bonuses were down 20% to 40% from Fiscal 2011 even though diluted EPS as reported was up 8% (up 36% excluding the effects of FIFO and restructuring charges) and short-term incentive bonuses for corporate NEOs were earned at 110% of target levels. In Fiscal 2013, short-term incentive bonuses for the corporate NEOs were down 15% to 30% from Fiscal 2012 even though diluted EPS as reported were up 15% (up 21% excluding the effects of FIFO and restructuring charges) and short-term incentive bonuses for corporate NEOs were earned at 86% of target levels. The decrease in bonuses occurred, despite continued year-over-year earnings improvement, as target levels selected by the Compensation Committee had also increased. Mr. Billman’s short-term incentive bonus for Fiscal 2013 was up from Fiscal 2012 as it reflected his first full year as President of the Pressure Cylinders business unit, and a strong performance from that business unit. For Fiscal 2014, short-term incentive bonuses for corporate NEOs were up between 13% percent and 17%, after being down in Fiscal 2013. Diluted EPS as reported, adjusted EPS, and EVA were all up approximately 10% over Fiscal 2013. Mr. Billman’s short-term incentive bonus, as President of Pressure Cylinders, was up 8% while Pressure Cylinder’s adjusted EOI was up 27%, and its EVA was up 15%. Mr. Gilmore’s short-term incentive bonus, as

President of Steel Processing, was up substantially, as Steel Processing’s adjusted EOI was up 15%, and its EVA nearly doubled.

The Company’s steady growth in recent years has been reflected in the Company’s stock price, growing from $16.24 per common share at the end of Fiscal 2012, to $33.86 per common share at the end of Fiscal 2013, and to $40.30 per common share at the end of Fiscal 2014. As results have improved, the Board has also increased the quarterly dividend, increasing it by $0.02 per share for Fiscal 2014 to $0.15 per share, and recently increasing it by $0.03 per share to $0.18 per share for the first quarter of Fiscal 2015.

No long-term performance-based incentive compensation was paid for the three-fiscal-year performance periods ending in Fiscal 2009, Fiscal 2010 or Fiscal 2011, as even the strong performance in Fiscal 2011 could not overcome the drag early in each of these three-fiscal-year performance periods caused by the recession. With the improved performance in Fiscal 2011 and Fiscal 2012, long-term cash and long-term performance share incentive compensation was earned for the three-fiscal-year performance period ended May 31, 2012, at somewhat above threshold levels (the corporate payout being 61% of the target payout level and the Steel Processing and Pressure Cylinders business units, where applicable, being 82% and 30%, respectively of target payout level) for the three-fiscal-year performance period ended May 31, 2012, despite the drag caused by the recession earlier in the three-fiscal-year performance period and the continued soft economic conditions. Results continued to improve and long-term cash and long-term performance share incentive compensation was earned between target and maximum levels for each of the three-fiscal-year performance periods ended May 31, 2013 and 2014. For the performance period ended May 31, 2014 the corporate payout was 175.3% of the target payout levels, and the Steel Processing and Pressure Cylinders business units, were 154.6% of and 187.6% target payout levels, respectively, reflecting the continued improved results of the Company throughout the three-fiscal-year period.

The large amount reported for long-term incentive compensation granted to each of Messrs. Rose and Russell in Fiscal 2014 was driven by the special performance-based/time-vested restricted common share awards granted in Fiscal 2014. The aggregate grant date fair value for the normal annual grants of long-term equity compensation in the form of options and time-vested restricted common share for the NEOs and the executives in general was down somewhat in Fiscal 2014, as the Company switched to the grant of more restricted common shares and fewer options, and awards with regard to fewer overall shares were granted. This was true even though the grant date fair value per share of stock options and restricted common shares has increased significantly as the price of the Company’s common shares has risen.

The Company has been fairly conservative in providing severance benefits and perquisites to its executives. The Company has not entered into separate severance agreements with its executive officers and has provided change in control benefits only in connection with its incentive awards. The Compensation Committee has elected to provide for a double trigger for acceleration of vesting for awards granted in Fiscal 2012 and later. In the event of a change in control, these incentive awards will also require an actual or constructive termination of employment within a specified period of time after the change in control in order for the acceleration of vesting to occur.

The Company also provides limited perquisites; for example, it eliminated Company-provided automobiles for top executives in 2007.

The vote on this resolution relates to the compensation of our NEOs as a whole. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee. To the extent there is any significant vote against the NEOs’ compensation, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

In accordance with Regulation 14A under the Exchange Act, the Company is asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Worthington Industries, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules in Item 402 of SEC Regulation S-K (including the Compensation Discussion and Analysis, the Fiscal 2014 Summary Compensation Table and the related executive compensation tables, notes and narratives).

Taking into account the advisory vote of shareholders at our 2011 Annual Meeting of Shareholders, regarding the frequency of future advisory votes to approve executive compensation, the Board’s current policy is to include an advisory resolution regarding approval of the compensation of our NEOs annually. Accordingly, unless the Board modifies its policy on the frequency of future votes, the next advisory vote to approve our executive compensation will occur at the 2015 Annual Meeting of Shareholders.

Vote Required to Approve the Advisory Vote on Executive Compensation

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to approve the advisory resolution on NEO compensation. Abstentions will be counted in determining the required vote and will have the effect of votes “AGAINST” the advisory resolution. Broker non-votes will not be counted in determining the required vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The selection of the Company’s independent registered public accounting firm is made annually by the Audit Committee after consulting with management and carefully considering that firm’s qualifications and independence. As a result, the Audit Committee of the Company’s Board has selected KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for Fiscal 2015, and recommends that the shareholders of the Company ratify that selection. KPMG audited the Company’s consolidated financial statements as of and for the fiscal years ended May 31, 2014 and May 31, 2013, and the effectiveness of the Company’s internal control over financial reporting as of May 31, 2014 and May 31, 2013. Representatives of KPMG are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Recommendation and Vote Required to Ratify Selection of KPMG

The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of outstanding common shares, present in person or by proxy, and entitled to vote on the proposal, is required to ratify the selection of KPMG as the Company’s independent registered public accounting firm for Fiscal 2015. The effect of an abstention is the same as a vote “AGAINST” the proposal. Even if the selection of KPMG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of KPMG and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the selection of KPMG is not ratified, the Audit Committee will reconsider (but may decide to maintain) the selection.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT THE SHAREHOLDERS OF THE COMPANY VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended May 31, 2014

The Audit Committee oversees the Company’s financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter. The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of the Company’s consolidated financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal auditors and independent registered public accounting firm and the annual independent audit of the Company’s consolidated financial statements. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s consolidated financial statements and the reporting process, for the appropriateness of the accounting principles and reporting policies that are used by the Company, for the establishment and maintenance of effective systems of disclosure controls and procedures and internal control over financial reporting, and for the preparation of the annual report on management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG, is responsible for auditing the Company’s annual consolidated financial statements included in the Company’s Annual Report on Form 10-K in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing its report thereon based on such audit, for issuing an audit report on the effectiveness of the Company’s internal control over financial reporting, and for reviewing the Company’s unaudited interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended May 31, 2014 and discussed with management the quality, not just the acceptability, of the accounting principles as applied in the Company’s financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements.

In fulfilling its oversight responsibilities, the Audit Committee met with management, the Company’s internal auditors and KPMG throughout the year. Since the beginning of the fiscal year, the Audit Committee met with the Company’s internal auditors and KPMG, with and without management present, to discuss the overall scope of their respective annual audit plans, the results of their respective audits, the effectiveness of the Company’s internal control over financial reporting, including management’s and KPMG’s reports thereon and the basis for the conclusions expressed in those reports, and the overall quality of the Company’s financial reporting. Throughout that period, the Audit Committee reviewed management’s plan for documenting and testing controls, the results of the documentation and testing, any deficiencies discovered and the resulting remediation of the deficiencies. In addition, the Audit Committee reviewed and discussed with KPMG all matters required by auditing standards generally accepted in the United States, including those described in PCAOB Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has discussed with KPMG the independence of that firm from management and the Company. The Audit Committee has received from KPMG the written disclosures and the letter from KPMG required by applicable PCAOB requirements regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with KPMG any relationships with or services to the Company or the Company’s subsidiaries or affiliates that may impact the objectivity and independence of KPMG, and the Audit Committee has satisfied itself as to the independence of KPMG.

Management and KPMG have represented to the Audit Committee that the Company’s audited consolidated financial statements, as of and for the fiscal year ended May 31, 2014, were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed those audited consolidated financial statements with management and KPMG.

Based on the Audit Committee’s reviews and discussions referred to above and the Audit Committee’s review of the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s Annual Report on Form 10-K for Fiscal 2014 filed with the SEC on July 30, 2014.

The Audit Committee has also selected KPMG as the Company’s independent registered public accounting firm for Fiscal 2015 and recommends that the shareholders ratify such selection.

The foregoing report is provided by the Audit Committee of the Company’s Board:

Audit Committee

Carl A. Nelson, Jr., Chair
Kerrii B. Anderson
Mark C. Davis
Mary Schiavo

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

Under applicable SEC Rules and PCAOB standards, the Audit Committee is to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the performance of these services does not impair the firm’s independence from the Company and its subsidiaries. The SEC Rules and PCAOB standards specify the types of non-audit services that independent registered public accounting firms may not provide to their audit clients and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with applicable SEC Rules and PCAOB standards, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the independent registered public accounting firm to the Company or any of its subsidiaries. The Audit Committee may delegate pre-approval authority to one or more designated members of the Audit Committee and, if it does, the decision of that member or members must be reported to the full Audit Committee at its next regularly scheduled meeting.

All requests or applications for services to be provided by the independent registered public accounting firm must be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s CFO and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC Rules and PCAOB standards governing auditor independence.

Independent Registered Public Accounting Firm Fees

Fees billed for services rendered by KPMG for each of Fiscal 2014 and Fiscal 2013 were as follows:

Type of Fees	Fiscal 2014	Fiscal 2013
Audit Fees	$1,316,017	$1,479,937
Tax Fees	109,526	31,903
Other Fees	—	215,850

Total	$1,425,543	$1,727,690

All of the services rendered by KPMG to the Company and the Company’s subsidiaries during Fiscal 2014 and Fiscal 2013 were pre-approved by the Audit Committee.

In accordance with applicable SEC Rules, “Audit Fees” are fees for professional services rendered for: the audit of the Company’s consolidated financial statements; the review of the interim consolidated financial statements included in the Company’s Forms 10-Q; the audit of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the applicable fiscal years.

“Tax Fees” are fees for professional services rendered for tax compliance, tax advice and tax planning.

“Other Fees” are fees for due diligence services related to acquisitions.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports, proxy statements and Notices of Internet Availability of Proxy Materials) to households. This method of delivery, often referred to as “householding”, would permit the Company to send a single annual report and/or a single proxy statement and/or a single Notice of Internet Availability of Proxy Materials to any household at which two or more registered shareholders reside if the Company reasonably believes such shareholders are members of the same family or otherwise share the same address or that one shareholder has multiple accounts. In each case, the shareholder(s) must consent to the householding process in accordance with applicable SEC Rules. The householding procedure reduces the volume of duplicate information shareholders receive and reduces the Company’s expenses. The Company may institute householding in the future and will notify registered shareholders affected by householding at that time. Registered shareholders sharing an address may request delivery of a single copy of annual reports to shareholders, proxy statements and Notices of Internet Availability of Proxy Materials, as applicable, by contacting the Investor Relations Department of the Company at Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Catherine M. Lyttle, Vice President - Communications and Investor Relations.

Many broker/dealers and other holders of record have instituted householding. If your family has one or more “street name” accounts under which you beneficially own common shares of the Company, you may have received householding information from your broker/dealer, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement, the Company’s 2014 Annual Report to Shareholders or the Notice of Internet Availability of Proxy Materials, as appropriate, or wish to revoke your decision to household and thereby receive multiple copies of the Company’s proxy materials. You should also contact the holder of record if you wish to institute householding.

SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

Shareholders of the Company seeking to bring business before an annual meeting of shareholders (an “annual meeting”) or to nominate candidates for election as directors at an annual meeting must provide timely notice thereof in writing to the Company’s Secretary. Under Section 1.08(A) of the Company’s Code of Regulations, to be timely, a shareholder’s notice with respect to business to be brought before an annual meeting must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 30 days prior to an annual meeting. However, if less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, the shareholder’s notice must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. In order for a shareholder’s notice to be in proper form, it must include: (a) a brief description of the business the shareholder desires to bring before an annual meeting; (b) the reasons for conducting the proposed business at an annual meeting; (c) the name and address of the proposing shareholder; (d) the number of common shares beneficially owned by the proposing shareholder; and (e) any material interest of the proposing shareholder in the business to be brought before an annual meeting. The requirements applicable to nominations are described above in “CORPORATE GOVERNANCE – Nominating Procedures” beginning on page 10 of this Proxy Statement.

A shareholder seeking to bring business before an annual meeting must also comply with all applicable SEC Rules. Under SEC Rule 14a-8, proposals of shareholders intended to be presented at the Company’s 2015 Annual Meeting must be received by the Company no later than April 16, 2015, to be eligible for inclusion in the Company’s proxy materials relating to the 2015 Annual Meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board. Generally, a proxy may confer discretionary authority to vote on any matters brought before an annual meeting if the Company did not have notice of the matter at least 45 days before the date on which the Company first sent its proxy materials for the prior year’s annual meeting and a specific statement to that effect is made in the proxy statement or proxy card. If during the prior year, the Company did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company mails its proxy materials for the current year. Any written notice required as described in this paragraph must have been given by July 2, 2014, for matters to be brought before the 2014 Annual Meeting. Any written notice required as described in this paragraph must be given by June 30, 2015 for matters to be brought before the 2015 Annual Meeting.

Any written notice to be given with respect to matters set forth in the three prior paragraphs of this “SHAREHOLDER PROPOSALS FOR 2015 ANNUAL MEETING” section should be sent to the Company’s Secretary, Dale T. Brinkman, Worthington Industries, Inc., 200 Old Wilson Bridge Road, Columbus, Ohio 43085 or by fax to (614) 840-3706.

The Company’s 2015 Annual Meeting of Shareholders is currently scheduled to be held on September 24, 2015.

FUTURE ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

Registered shareholders can further reduce the costs incurred by the Company by consenting to receive all future proxy statements, proxy cards, annual reports to shareholders and Notices of Internet Availability of Proxy Materials, as appropriate, electronically via e-mail or the Internet. To sign up for electronic delivery of future proxy materials, you must vote your common shares electronically via the Internet by logging on to www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You will be responsible for any fees or charges that you would typically pay for access to the Internet.

ANNUAL REPORT ON FORM 10-K

Audited consolidated financial statements for Worthington Industries, Inc. and its subsidiaries for Fiscal 2014 are included in the 2014 Annual Report to Shareholders. Additional copies of these financial statements and the Company’s Annual Report on Form 10-K for Fiscal 2014 (excluding exhibits) may be obtained, without charge, by sending a written request to the Company’s Investor Relations Department at 200 Old Wilson Bridge Road, Columbus, Ohio 43085, Attention: Catherine M. Lyttle, Vice President - Communications and Investor Relations. The Company’s Annual Report on Form 10-K for Fiscal 2014 is also available on the Company’s web site located at www.worthingtonindustries.com and can also be found on the SEC web site located at www.sec.gov.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board knows of no business that will be presented for action by the shareholders at the Annual Meeting other than those matters discussed in this Proxy Statement. However, if any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgment in light of the conditions then prevailing, to the extent permitted under applicable law.

By Order of the Board of Directors,

/s/ Dale T. Brinkman
Dated: August 14, 2014	Dale T. Brinkman,
Secretary

APPENDIX I

Companies Included in Comparator Group

3M	Cintas	GlaxoSmithKline	Makino	Schlumberger
A.O. Smith	Cisco Systems	Globecomm Systems	Manitowoc	Schreiber Foods
Abbott Laboratories	Clear Channel Communications	Goodrich	Marriott International	Schwan’s
Accenture	Cliffs Natural Resources	Graco	Martin Marietta Materials	Scientific Research Corporation
ACH Food	Cloud Peak Energy	Green Mountain	Mary Kay	Scotts Miracle-Gro
Acxiom	Coach	GROWMARK	Mattel	Seagate Technology
Adecco	Coca-Cola	GTECH	Matthews International	Sealed Air
Aerojet	Coca-Cola Enterprises	H.B. Fuller	McDonald’s	ServiceMaster Company
Agilent Technologies	Coinstar	Hanesbrands	McGraw-Hill	ShawCor
Agrium	Colgate-Palmolive	Hanger Orthopedic Group	MeadWestvaco	Sherwin-Williams
Air Liquide	Columbia Sportswear	Harland Clarke	Medicines Company	Shire Pharmaceuticals
Air Products and Chemicals	Comcast	Harman International Industries	Medtronic	Siemens AG
Alcatel-Lucent	Compass Group	Harsco	Merck & Co	Sigma-Aldrich
Alcoa	ConAgra Foods	Hasbro	Meredith	Snap-on
Allergan	Continental Automotive Systems	Herman Miller	Micron Technology	Sodexo
AMC Entertainment	ConvaTec	Hershey	Microsoft	Solvay America
American Crystal Sugar	Convergys	Hertz	Milacron	Sonoco Products
American Sugar Refining	Cooper Industries	Hewlett-Packard	MillerCoors	Sony Corporation
Americas Styrenics	Corning	Hexcel	Mohegan Sun Casino	Space Systems Loral
AmerisourceBergen	Covance	Hilton Worldwide	Molson Coors Brewing	Sprint Nextel
AMETEK	Covidien	Hitachi Data Systems	Monsanto	SPX
Amgen	Crown Castle	HNI	Mosaic	Staples
AMSTED Industries	CSC	HNTB	Motorola Mobility	Starbucks Coffee Company
Anixter International	CSX	Hoffmann-La Roche	Motorola Solutions	Starwood Hotels & Resorts
APL	Cummins	Honeywell	Murphy Oil	Statoil
Appleton Papers	Curtiss-Wright	Hormel Foods	Mylan	Stepan Company
ARAMARK	CVS Caremark	Hostess Brands	Nash-Finch	Stryker
Arby’s Restaurant Group	Daiichi Sankyo	Houghton Mifflin Harcourt Publishing	Navigant Consulting	Sundt Construction
Archer Daniels Midland	Daimler Trucks North America	Hovnanian Enterprises	Navistar International	Swagelok
Arctic Cat	Danaher	HTC Corporation	NBTY	Syngenta Crop Protection
Aricent Group	Darden Restaurants	Hunt Consolidated	Neoris USA	Sysco
Arkema	Dean Foods	Hutchinson Technology	Nestle USA	Target
Armstrong World Industries	Deckers Outdoor	IBM	NeuStar	Taubman Centers
Arrow Electronics	Dell	IDEXX Laboratories	Newmont Mining	TE Connectivity
Ashland	Delta Air Lines	Illinois Tool Works	NewPage	Tech Data
AstraZeneca	Deluxe	Ingersoll-Rand	Nissan North America	TeleTech Holdings
AT&T	Dentsply	Intel	Nokia	Teradata
Atos IT Solutions and Services	Dex One	Intercontinental Hotels	Norfolk Southern	Terex
Automatic Data Processing	DIRECTV Group	International Data Group	Northrop Grumman	Textron
Avaya	Dollar Thrifty Automotive Group	International Flavors & Fragrances	Novartis Consumer Health	Thermo Fisher Scientific
Avis Budget Group	Dollar Tree	International Game Technology	Novo Nordisk Pharmaceuticals	Thomson Reuters
BAE Systems	Domtar	International Paper	Novus International	Time Warner
Ball	Donaldson	ION Geophysical	Nu Skin Enterprises	Time Warner Cable
Barnes Group	Dow Corning	Irvine	Nypro	T-Mobile USA
BASF	DuPont	Itron	Occidental Petroleum	Toro
Baxter International	E.W. Scripps	ITT—Corporate	Office Depot	Tower International
Bayer AG	Eastman Chemical	J.M. Smucker	Omnicare	Toyota Motor Engineering & Manufacturing North America
Bayer Business & Technology Services	Eaton	J.R. Simplot	OMNOVA Solutions	Transocean
Bayer CropScience	eBay	Jabil Circuit	OSI Restaurant Partners	Trepp
Bayer HealthCare	Ecolab	Jack-in-the-Box	Owens Corning	Trident Seafoods
BD—Becton Dickinson	Eisai, Inc.	Jacobs Engineering	Pall Corporation	Trinity Industries
Beam	Eli Lilly	JetBlue Airways	Parker Hannifin	Tronox
Bechtel Systems & Infrastructure Inc	EMC	Johns-Manville	Parsons	TRW Automotive
Best Buy	Emerson Electric	Johnson & Johnson	PCL Constructors	Tupperware Brands
Big Lots	EnCana Oil & Gas USA	Johnson Controls	Performance Food Group	Tyson Foods
Bob Evans Farms	Endo Health Solutions	Kaman Industrial Technologies	Pfizer	Underwriters Laboratories
Boehringer Ingelheim	EnPro Industries	Kansas City Southern	Pitney Bowes	Unilever United States
Boeing	Equifax	Kao Brands	Plexus	Union Pacific Corporation
Booz Allen Hamilton	Equity Office Properties	KB Home	Polaris Industries	Unisys
BorgWarner	Ericsson	KBR	Polymer Group	United Rentals
Boston Scientific	ESRI	Kellogg	PolyOne	United States Cellular
Brady	Essilor of America	Kelly Services	Potash	United Technologies
Bristol-Myers Squibb	Estee Lauder	Kennametal	PPG Industries	UPS
Brunswick	Esterline Technologies	Keystone Foods	Praxair	URS
Bunge	Euro-Pro Operating	Kimberly-Clark	Pulte Homes	Valero Energy
Burlington Northern Santa Fe	Exelis	Kimco Realty	Purdue Pharma	Valmont Industries
Bush Brothers	Expedia	Kinross Gold	Quest Diagnostics	Verizon
CA, Inc.	Experian Americas	Koch Industries	Quintiles	Vertex Pharmaceuticals
Cardinal Health	Express Scripts	Kohler	R.R. Donnelley	Viacom
CareFusion	Exterran	Kyocera Corporation	Ralcorp Holdings	Viad
Cargill	Federal-Mogul	L-3 Communications	Rayonier	VistaPrint
Carlson	Fidessa Group	Land O’Lakes	Regency Centers	Vulcan Materials
Carmeuse North America Group	Fluor	Leggett and Platt	Research in Motion	VWR International
Carnival	Ford	Lend Lease	Revlon	Walt Disney
Carpenter Technology	Forest Laboratories	Lenovo	Ricardo	Warner Chilcott
Catalent Pharma Solutions	Freeport-McMoRan Copper & Gold	Leprino Foods	Rio Tinto	Waste Management
Catalyst Health Solutions	GAF Materials	Level 3 Communications	Roche Diagnostics	Watson Pharmaceuticals
Caterpillar	Gap	Lexmark International	Rockwell Automation	Wendy’s Group
Celanese Americas	Gates	Life Technologies	Rockwell Collins	Westlake Chemical
Celestica	GATX	LifeCell	Rohm Semiconductor USA	Weyerhaeuser
Century Aluminum	Gavilon	Limited	Rolls-Royce North America	Whirlpool
CEVA Logistics	GenCorp	Lincoln Electric	S.C. Johnson & Son	Wm. Wrigley Jr.
CGI Technologies & Solutions	General Atomics	L’Oreal	Sabre	Xerox
CH2M Hill	General Dynamics	Lorillard Tobacco	SAIC	Xylem
Chemtura	General Mills	LSG Sky Chefs	Sanofi-Aventis	YRC Worldwide
Chiquita Brands	General Motors	LyondellBasell	SAS Institute	Yum! Brands
CHS	Gilead Sciences	Magellan Midstream Partners	SCA Americas	Zebra Technologies

I-1

WORTHINGTON INDUSTRIES, INC. ATTN: SHAREOWNER SERVICES P.O. BOX 218 PORTLAND, OR 97228-2168

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, on September 24, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WOR

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on September 24, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M77824-P55277 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WORTHINGTON INDUSTRIES, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote FOR each of the listed nominees for election as a director and FOR Proposals 2 and 3.		☐	☐	☐

1. To elect four directors, each to serve for a term of three years to expire at the 2017 Annual Meeting of Shareholders:
Nominees:
01) Michael J. Endres 02) Ozey K. Horton, Jr. 03) Peter Karmanos, Jr. 04) Carl A. Nelson, Jr.							For	Against	Abstain

2. To approve the advisory resolution on executive compensation.							☐	☐	☐
3. To ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2015.							☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting.

Each of the foregoing proposals is more fully described in the accompanying Proxy Statement.

This proxy will be voted as directed above. If no direction is made, except in the case of broker non-votes, this proxy will be voted FOR all nominees listed above and FOR Proposals 2 and 3.
							Yes	No
Please indicate if you would like to keep your vote confidential under the current policy.							☐	☐

Please sign exactly as your name appears on this proxy card. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If shareholder is a corporation, an authorized officer should sign in full corporate name. If shareholder is a partnership or other entity, an authorized person should sign in the entity’s full name. If the Common Shares represented by this proxy are held in joint tenancy, both holders must sign this proxy card.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS

THURSDAY, SEPTEMBER 25, 2014, AT 2:00 P.M., EDT

Access to this year’s virtual Annual Meeting of Shareholders will be available at

www.virtualshareholdermeeting.com/WOR. A replay of the meeting will be available for 1 year.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Shareholders of Worthington Industries, Inc. to be Held on September 25, 2014:

The Notice of Annual Meeting of Shareholders, the Proxy Statement and the Company’s 2014 Annual Report

to Shareholders are available at www.proxyvote.com.

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M77825-P55277

WORTHINGTON INDUSTRIES, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORTHINGTON INDUSTRIES, INC. PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD WITHIN THE BOXES ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Each shareholder identified on this proxy card hereby constitutes and appoints John P. McConnell, B. Andrew Rose and Dale T. Brinkman, and each of them, with full power of substitution, the lawful agents and proxies of the shareholder to attend the Annual Meeting of Shareholders of Worthington Industries, Inc. (the “Company”) to be held via live webcast only at www.virtualshareholdermeeting.com/WOR, on Thursday, September 25, 2014, at 2:00 p.m., Eastern Daylight Time, and to vote all of the Common Shares of the Company that the shareholder is entitled to vote at such Annual Meeting, as directed on the reverse side with respect to the matters set forth on the reverse side, and to vote such Common Shares with discretionary authority on all other matters which are properly brought before the Annual Meeting.

All proxies previously given or executed by each shareholder are hereby revoked. Each shareholder acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the September 25, 2014 meeting and the Company’s 2014 Annual Report to Shareholders.